UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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PPG Industries, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PPG Industries, Inc.	One PPG Place	Pittsburgh, Pennsylvania 15272

March 6, 2014
Dear Shareholder:
You are cordially invited to attend the 2014 Annual Meeting of Shareholders of PPG Industries, Inc. to be held on Thursday, April 17, 2014, at the Fairmont Pittsburgh, Grand Ballroom, 510 Market Street, Pittsburgh, Pennsylvania 15222. The meeting will begin at 11:00 a.m., Eastern Time.
The following pages contain the formal Notice of Annual Meeting and Proxy Statement. Please review this material for information concerning the business to be conducted at the meeting, including the nominees for election as directors.
We are furnishing our Proxy Statement and other proxy materials to our shareholders over the Internet. The “General Matters” section of the Proxy Statement contains instructions on how you can receive a paper copy of the Proxy Statement and the 2013 Annual Report.
Your vote is important. Whether you plan to attend the meeting in person or not, we hope you will vote your shares as soon as possible. Please vote via the Internet or telephone, or by paper proxy card or vote instruction form. This will ensure representation of your shares if you are unable to attend the meeting. We look forward to greeting personally those shareholders who will be present in person.

Sincerely yours,

Charles E. Bunch
Chairman of the Board and Chief Executive Officer

PPG INDUSTRIES, INC.
One PPG Place, Pittsburgh, Pennsylvania 15272
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 17, 2014
Dear Shareholder:
We will hold the 2014 Annual Meeting of Shareholders of PPG Industries, Inc. on Thursday, April 17, 2014, at 11:00 a.m., Eastern Time, at the Fairmont Pittsburgh, Grand Ballroom, 510 Market Street, Pittsburgh, Pennsylvania 15222, for the following purposes:

1.	To elect as directors the three nominees named in the Proxy Statement;

2.	To vote on a nonbinding resolution to approve the compensation of the Company’s named executive officers;

3.	To vote on an amendment to the Company’s Articles of Incorporation to replace the supermajority voting requirements;

4.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014;

5.	To vote on a shareholder proposal to adopt a policy requiring an independent board chairman, if properly presented; and

6.	To transact any other business that may properly come before the meeting.
Owners of shares of PPG common stock as of the close of business on February 21, 2014 are entitled to vote at the Annual Meeting.
Admission to the Annual Meeting will be by Admission Card only. You must also present a photo ID for admission to the Meeting.
If you are a shareholder of record or a participant in a retirement or savings plan maintained by PPG and plan to attend the Annual Meeting, please indicate this desire when voting via the Internet or by telephone, so that we may send you an Admission Card. However, if you have a paper proxy card because you received the proxy materials in paper form, there is an Admission Card on the top half of the proxy card. Please tear off the Admission Card and bring it with you to the Meeting.
If your shares are held through a broker, please contact your broker and request that the broker obtain an Admission Card for you or provide you with evidence of your share ownership, which will gain you admission to the Annual Meeting.
Please know that your vote is very important to us and we encourage you to vote promptly. Whether or not you expect to attend the Annual Meeting in person, please vote via the Internet or telephone, or by paper proxy card or vote instruction form, which you should complete, sign and return by mail, so that your shares may be voted.

Anne M. Foulkes
Assistant General Counsel and Secretary

Pittsburgh, Pennsylvania
March 6, 2014

PROXY STATEMENT
2014 Annual Meeting of Shareholders April 17, 2014

GENERAL MATTERS
When and where is the Annual Meeting?
The Annual Meeting will be held on Thursday, April 17, 2014, at 11:00 a.m., Eastern Time, at the Fairmont Pittsburgh, Grand Ballroom, 510 Market Street, Pittsburgh, Pennsylvania 15222.
Why am I receiving these proxy materials?
In connection with the solicitation of proxies by our Board of Directors to be voted at the 2014 Annual Meeting of Shareholders, these materials have been made available to you on the Internet or, upon your request or under certain other circumstances, have been delivered to you by mail in printed form.
If your shares were registered directly in your name with our transfer agent, Computershare Investor Services, as of the close of business on February 21, 2014, you are considered a shareholder of record, and we have sent you these proxy materials.
If your shares were held in the name of a bank, brokerage account or other nominee as of the close of business on February 21, 2014, you are considered a beneficial owner of the shares held in street name. Your bank, broker or other nominee has sent you these proxy materials. You should direct your bank, broker or other nominee on how to vote your shares, and we encourage you to make such direction. If you do not make a direction with respect to Proposals 1, 2, 3, or 5 your bank, broker or other nominee will not be able to vote your shares on your behalf with respect to such proposals.
What is included in these materials?
These proxy materials include:

▪	Our Notice of Annual Meeting and Proxy Statement for the 2014 Annual Meeting; and

▪	Our 2013 Annual Report to shareholders, which includes our audited consolidated financial statements.
If you received printed versions of these materials by mail, these materials also include the proxy card or vote instruction form for the Annual Meeting.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of printed proxy materials?
In accordance with the rules of the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to our shareholders, we have elected to furnish these materials by providing access to these documents over the Internet. Accordingly, on or about March 6, 2014, we sent a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) to our shareholders of record and beneficial owners. All shareholders have the ability to access the proxy materials on a website referred to in the Notice of Internet Availability.
How can I get electronic access to the proxy materials?
The Notice of Internet Availability provides you with instructions regarding how to (1) view our proxy materials for the Annual Meeting on the Internet; (2) vote your shares after you have viewed our proxy materials; and (3) request a printed copy of the proxy materials.
Our proxy materials are also available online at www.ppg.com/investor.
What am I voting on?
You are voting on five proposals. Details of each proposal are included in this Proxy Statement.

▪	Proposal 1: To elect as directors the three nominees named in this Proxy Statement, each for a term of three years: Stephen F. Angel, Hugh Grant and Michele J. Hooper;

▪	Proposal 2: To vote on a nonbinding resolution to approve the compensation of the Company’s named executive officers;

▪	Proposal 3: To vote on an amendment to our Articles of Incorporation to replace the supermajority voting requirements;

▪	Proposal 4: To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014; and

▪	Proposal 5: To vote on a shareholder proposal to adopt a policy requiring an independent board chairman, if properly presented.
What are the Board’s recommendations on how I should vote my shares?
The Board of Directors recommends that you vote your shares as follows:

▪	Proposal 1: FOR the election of three directors, each for a term of three years;

▪	Proposal 2: FOR the approval of the compensation of the Company’s named executive officers;

▪	Proposal 3: FOR the amendment to our Articles of Incorporation to replace the supermajority voting requirements;

▪	Proposal 4: FOR the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014; and

▪	Proposal 5: AGAINST the shareholder proposal to adopt a policy requiring an independent board chairman.
What are my choices when voting?

▪
Proposal 1: You may cast your vote in favor of election of all nominees or withhold authority to vote for all or one or more nominees. Abstentions and broker non-votes will not be taken into account to determine the outcome of the election of directors.

▪
Proposals 2, 4 and 5: You may cast your vote in favor of or against each proposal, or you may elect to abstain from voting your shares. Abstentions and broker non-votes will have no effect on the outcome of these proposals.

▪
Proposal 3: You may cast your vote in favor of or against this proposal, or you may elect to abstain from voting your shares. Abstentions and broker non-votes will have the effect of a vote against this proposal.

How do I vote?
You may vote your shares by any one of the following methods:

▪	By Internet: Log onto the website indicated in the Notice of Internet Availability or on the proxy card or vote instruction form.

▪	By telephone: Call the toll-free number shown on the proxy card or vote instruction form and follow the voice prompts.

▪	By mail: Mark your votes, sign and return the proxy card or vote instruction form in the postage-paid envelope provided.

▪	By ballot: Attend the Annual Meeting in person and use a ballot to cast your vote.
If you vote by the Internet or by telephone, you do not need to send in a proxy card or vote instruction form. The deadline for Internet and telephone voting will be 11:59 p.m., Eastern Time, on April 16, 2014. If your shares are held in the name of a bank, broker or other nominee, and you wish to vote your shares in person at the Annual Meeting, you will need to contact your bank, broker or other nominee to obtain a legal proxy form that you must bring with you to the Meeting to exchange for a ballot.
What vote is needed for the proposals to be adopted?
As of the record date, February 21, 2014, there were [______] shares of PPG common stock issued and outstanding. Each shareholder is entitled to one vote for each share of common stock held.

▪
Quorum: In order to conduct the Annual Meeting, more than one-half of the outstanding shares must be present or be represented by proxy. This is referred to as a quorum. If you vote by Internet or by telephone, or submit a properly executed proxy card or vote instruction form, you will be considered part of the quorum. Abstentions and broker non-votes on any proposal to be acted on by shareholders will be treated as present at the Annual Meeting for purposes of a quorum.

▪
Proposal 1: Each director nominee who receives a majority of the votes cast (the number of shares voted “for” the director must exceed 50% of the votes cast with respect to that director) at the Annual Meeting will be elected as a director.

▪
Proposal 2: More than one-half of the shares present, either in person or by proxy, and entitled to vote and voting (excluding abstentions) at the Annual Meeting must vote for the proposal for it to be adopted. The advisory vote on this proposal is nonbinding. However, the Board of Directors will take into account the outcome of the vote on this proposal when making future decisions about the Company’s executive compensation arrangements, policies and procedures.

▪	Proposal 3: At least 80% of the shares of the Company’s outstanding common stock entitled to vote (including abstentions) at the Annual Meeting must vote for the proposal for it to be adopted.

▪
Proposals 4 and 5: More than one-half of the shares present, either in person or by proxy, and entitled to vote and voting (excluding abstentions) at the Annual Meeting must vote for the proposal for it to be adopted.

How will shares in employee benefit plans be voted?
This Proxy Statement is being used to solicit voting instructions from you with respect to shares of PPG common stock that you own, but which is held by the trustees of a retirement or savings plan for the benefit of you and other plan participants. Shares held in the benefit plans that are entitled to vote will be voted by the trustees pursuant to your instructions. Shares held in any employee benefit plan that you are entitled to vote, but do not vote, will not be voted by the trustees. You must instruct the trustees to vote your shares by utilizing one of the voting methods described above.
Who will count and certify the votes?
Representatives of Corporate Election Services and the staff of our corporate secretary and investor relations offices will count the votes and certify the election results. The results will be publicly filed with the Securities and Exchange Commission on a Form 8-K within four business days after the Annual Meeting.
What does it mean if I receive more than one set of proxy materials?
It means you have multiple accounts at the transfer agent or with banks, brokers or other nominees. If you received more than one Notice of Internet Availability, you may need to enter separate electronic control voting numbers when voting by the Internet to ensure that all of your shares have been voted. If you received more than one proxy card or vote instruction form, please complete and provide your voting instructions for all proxy cards and vote instruction forms that you receive.
What happens if I do not give specific voting instructions?
The Board of Directors is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares at the Annual Meeting in the manner you direct. If you (1) choose the “submit your vote” option without voting on each individual proposal when voting on the Internet or by telephone or (2) if you are a shareholder of record and sign and return a proxy card without giving specific voting instructions, then your shares will be voted in the manner recommended by our Board on all matters presented in this Proxy Statement.
If your shares are held by a broker, bank or other nominee, the broker, bank or nominee will ask you how you want to vote your shares. If you give the broker, bank or nominee instructions, your shares will be voted as you direct. If you do not give instructions, your broker, bank or nominee may vote your shares in its discretion for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014 (Proposal 4), but your broker, bank or nominee will not vote your shares at all with respect to any of the other proposals. We encourage you to provide instructions to your bank, broker or nominee by carefully following the instructions provided. This will ensure that your shares are voted at the Annual Meeting as you direct.
How can I change or revoke my vote after I have voted?
You have the right to change your vote or revoke your proxy before it is exercised at the Annual Meeting. You may vote again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), or by signing and returning a new proxy card or vote instruction form with a later date, or by attending the Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Meeting or specifically request in writing that your prior proxy be revoked. Please note that any re-votes by mail or proxy revocations must be received by our corporate secretary at PPG Industries, Inc., One PPG Place, Pittsburgh, Pennsylvania 15272 prior to the Annual Meeting in order to be effective.
How can I attend the Annual Meeting?
Admission to the Annual Meeting is limited to shareholders who are eligible to vote or their authorized representatives. If you are a shareholder of record or a participant in a retirement or savings plan maintained by PPG and wish to attend the Annual Meeting, please indicate this desire when voting via the Internet or by telephone, so that we may send you an Admission Card. However, if you have a paper proxy card because you received the proxy materials in paper form, there is an Admission Card on the top half of the proxy card. Please tear off the Admission Card and bring it with you to the Annual Meeting, along with a photo ID.
If your shares are held in the name of a bank, broker or other nominee, and you wish to attend the Annual Meeting, you must bring proof of ownership, such as an account statement, that clearly shows that you held PPG common stock on the record date of February 21, 2014, or a legal proxy obtained from your bank, broker or other nominee. You must also bring a photo ID. Alternatively, you may obtain an Admission Card by sending your request and a copy of your proof of ownership to Investor Relations at PPG Industries, Inc., One PPG Place, Pittsburgh, Pennsylvania 15272.
For security purposes, no cameras, recording equipment, electronic devices, large bags, backpacks, briefcases or packages, other than for use by PPG, will be permitted in the meeting room or adjacent areas, and other items will be subject to search.
How do I obtain a copy of materials related to corporate governance?
Our Corporate Governance Guidelines, charters of each standing committee of our Board of Directors, Global Code of Ethics, Code of Ethics for Senior Financial Officers and other materials related to our corporate governance are published on the Corporate Governance section of our website at www.ppg.com/investor.
Who is soliciting my vote and what are the solicitation expenses?
This solicitation is being made on behalf of our Board of Directors, but may also be made without additional compensation by our directors, officers or employees by telephone, facsimile, e-mail or personal interview. We will bear the expense of the preparation, printing and mailing of the Notice of Internet Availability and these proxy materials. We have hired D.F. King & Company to help us send out the proxy materials and to solicit proxies. The firm’s fee for these services is $12,000, plus out-of-pocket expenses. We will request brokers, banks and other nominees who hold shares of PPG common stock in their names to furnish proxy materials to beneficial owners of the shares. We will reimburse these brokers, banks and nominees for their reasonable out-of-pocket expenses incurred in forwarding solicitation materials to such beneficial owners.
How can I submit a proposal for consideration at the 2015 annual meeting of shareholders?
To be considered for the 2015 annual meeting, shareholder proposals must be submitted in writing to our corporate secretary at PPG Industries, Inc., One PPG Place, Pittsburgh, Pennsylvania 15272. No proposal can be included in our proxy statement for the 2015 annual meeting unless it is received by our corporate secretary no later than November 5, 2014. The proposal must also comply with the rules of the Securities and Exchange Commission relating to shareholder proposals.
Any shareholder whose proposal is not included in our proxy statement relating to the 2015 annual meeting and who intends to present business for consideration at the 2015 annual meeting must give notice to our corporate secretary in accordance with Section 1.4 of our Bylaws (which are available on the Corporate Governance section of our website at www.ppg.com/investor) and such business must otherwise be a proper matter for shareholder action. If, as expected, the 2015 annual meeting of shareholders is held on April 16, 2015, then the notice must be received by our corporate secretary on or before January 16, 2015.

How can I recommend someone as a candidate for director?
A shareholder who wishes to recommend a candidate for director of PPG may write to the chairman of the Nominating and Governance Committee of the Board of Directors, in care of our corporate secretary at PPG Industries, Inc., One PPG Place, Pittsburgh, Pennsylvania 15272.
To be effective for consideration at the 2015 annual meeting, the recommendation must be received by our corporate secretary no later than January 16, 2015 and must include information required under our Bylaws, including information about the nominating shareholder and information about the nominee that would be required to be included in a proxy statement under the rules of the Securities and Exchange Commission. For additional information regarding the recommendation procedures, see “Corporate Governance – Shareholder Recommendations or Nominations for Director” on pages 17 through 19.

PROPOSAL 1: ELECTION OF DIRECTORS
Three directors are nominated for election to a class that will serve until the 2017 annual meeting of shareholders and until their successors have been duly elected and qualified, or their earlier retirement or resignation. It is intended that the shares represented by each proxy will be voted, in the discretion of the proxies, FOR the nominees for directors set forth below, each of whom is an incumbent, or for any substitute nominee or nominees designated by our Board of Directors in the event any nominee or nominees become unavailable for election. In the event that an incumbent director receives a greater number of votes against his or her election than votes for such election, he or she is required to tender his or her resignation for consideration by the Nominating and Governance Committee of the Board of Directors in accordance with our Bylaws, as described on page 19 under “Director Resignation Policy.” The principal occupations of, and certain other information regarding, the nominees and our continuing directors, as of February 21, 2014, are set forth below. In addition, information about each director’s specific experience, attributes and skills that led the Board to the conclusion that each of the directors is highly qualified to serve as a member of the Board is set forth below.
Messrs. Mehrabian, Ripp and Whitwam will have each turned 72 before the 2014 Annual Meeting of Shareholders. Our Corporate Governance Guidelines require that any director who has attained the age of 72 retire at the next annual meeting following the director's 72nd birthday. Thus, Messrs. Mehrabian, Ripp and Whitwam will resign from our Board of Directors effective at the 2014 Annual Meeting of Shareholders. The Company thanks each of these directors for their many years of dedicated service to PPG.
The Board believes that each of the Company’s directors is highly qualified to serve as a member of the Board. Each of the directors has contributed to the mix of skills, core competencies and qualifications of the Board. Our directors are highly educated and have diverse backgrounds and talents and extensive track records of success in what we believe are highly relevant positions with some of the most admired organizations in the world. Many of our directors also have served as directors of PPG for many years and benefit from an intimate knowledge of our operations and corporate philosophy. The Board believes that each director’s service as the chairman, chief executive officer and/or president of a well-respected company has provided the directors with skills that are important to serving on our Board. The Board has also considered the fact that all of our directors have worked for, or served on the boards of directors of, a variety of companies in a wide range of industries. Specifically, the Board has noted that our directors have skills that, among others, have made them particularly suited to serve as a director of PPG, a global manufacturer of high technology paints, coatings, optical products, specialty materials, glass and fiber glass for industrial and consumer markets, with operations in nearly 70 countries. The Board believes that through their varying backgrounds, our directors bring a wealth of experiences, new ideas and solutions to our Board.

_______________________________

Nominees to Serve in a Class Whose Term Expires in 2017
_______________________________

STEPHEN F. ANGEL, Chairman of the Board, President and Chief Executive Officer, Praxair, Inc. Mr. Angel, 58, has been a Director of PPG since 2010. He has been Chairman of the Board, President and Chief Executive Officer of Praxair, Inc., a global producer and distributor of atmospheric and process gases and high-performance surface coatings, since 2007. Before being named to his current position, Mr. Angel served as President and Chief Operating Officer of Praxair, Inc. from March to December 2006 and as Executive Vice President of Praxair, Inc. from 2001 to 2006. Prior to joining Praxair, Inc., Mr. Angel spent 22 years in a variety of management positions with General Electric Company.

Qualifications: Mr. Angel has diverse managerial and operational experience within the manufacturing industry. As the Chairman, President and Chief Executive Officer of Praxair, Inc. and a former senior operating executive at General Electric, Mr. Angel understands the challenges faced by a global manufacturer of diversified products, and his experience provides the Board with insight into sales and marketing and operational matters.

HUGH GRANT, Chairman of the Board and Chief Executive Officer, Monsanto Company, a global provider of technology-based solutions and agricultural products that improve farm productivity and food quality. Mr. Grant, 55, has been a Director of PPG since 2005. He was named Executive Vice President and Chief Operating Officer of Monsanto Company at the time of an initial public offering in 2000 and remained in that position for the subsequent spin-off of the company in 2002. Mr. Grant was named to his current position in 2003.

Qualifications:  Mr. Grant has an extensive background in the global agricultural technology industry, having served in various positions at Monsanto Company, where he is currently the Chairman of the Board and Chief Executive Officer. Mr. Grant brings to the Board significant leadership, managerial and operational expertise gained from years of experience leading the operations of a large multinational company.

MICHELE J. HOOPER, President and Chief Executive Officer, The Directors’ Council. Ms. Hooper, 62, has been a Director of PPG since 1995. In 2003, she co-founded, and became the Managing Partner of, The Directors’ Council, a private company that works with corporate boards to increase their independence, effectiveness and diversity. She was named to her current position in 2009. Ms. Hooper was President and Chief Executive Officer of Voyager Expanded Learning, a developer and provider of learning programs and teacher training for public schools, from 1999 until 2000. Prior to that, she was President and Chief Executive Officer of Stadtlander Drug Company, Inc., a provider of disease-specific pharmaceutical care from 1998 until Stadtlander was acquired in 1999. She is also a director of UnitedHealth Group Incorporated. She served as a director of Warner Music Group from 2006 to 2011 and as a director of AstraZeneca plc from to 2003 to 2012.

Qualifications:  Ms. Hooper is an “audit committee financial expert” with significant experience leading the audit committees of several major companies. In addition to chairing PPG’s Audit Committee, she serves on or has served on the audit committees of UnitedHealth Group, AstraZeneca (Chair), Warner Music Group (Chair), Seagram Company Ltd. and Target Corporation (Chair). In addition, Ms. Hooper is currently a Public Board Member and former Vice Chair of the Center for Audit Quality, Chair of the CAQ Initiative for Deterring and Detecting Financial Reporting Fraud, and co-Chair of the National Association of Corporate Directors Blue Ribbon Commission on Audit Committee Responsibilities. She is also an expert in corporate governance and board diversity, currently serving as a Director of the National Association of Corporate Directors. As President and Chief Executive Officer of The Directors’ Council, she works with major companies to enhance the effectiveness of their corporate governance. Ms. Hooper’s experience as an expert in accounting, a senior executive at a range of companies and a corporate governance expert provides the Board with a unique set of skills that enhances the Board’s leadership and oversight capabilities.

_______________________________

Continuing Directors – Term Expires in 2015
_______________________________

CHARLES E. BUNCH, Chairman and Chief Executive Officer, PPG Industries, Inc. Mr. Bunch, 64, has been a Director of PPG since 2002. He was President and Chief Operating Officer of PPG from July 2002 until he was elected President and Chief Executive Officer in March 2005 and Chairman and Chief Executive Officer in July 2005. Before becoming President and Chief Operating Officer, he was Executive Vice President of PPG from 2000 to 2002 and Senior Vice President, Strategic Planning and Corporate Services, of PPG from 1997 to 2000. Mr. Bunch is also a director of The PNC Financial Services Group, Inc. He served as a director of the H. J. Heinz Company from 2003 until 2013.

Qualifications:  Mr. Bunch has been an employee of PPG for over 30 years and has served in executive level positions at PPG since 1997. He has extensive knowledge of PPG and our industries. During his tenure, Mr. Bunch has led the transformation of PPG into one of the world’s leading coatings and specialty products companies. In addition, through his experience at the Federal Reserve Bank of Cleveland, including serving as its Chairman, Mr. Bunch gained a deep understanding of the U.S. economy and corporate finance.

THOMAS J. USHER, Non-Executive Chairman of the Board of Marathon Petroleum Corporation and the former Non-Executive Chairman of Marathon Oil Corporation and Chairman of the Board of United States Steel Corporation. Mr. Usher, 71, has been a Director of PPG Industries since 1996. He was elected Non-Executive Chairman of Marathon Petroleum Corporation in 2011 upon its spin-off from Marathon Oil Corporation. He served as Non-Executive Chairman of Marathon Oil Corporation from 2001 until 2011. Marathon Petroleum Corporation is a global oil refining and transport company based in Findlay, Ohio. Mr. Usher had been Chairman of the Board, Chief Executive Officer and President of United States Steel Corporation, a major producer of metal products, since 2001. He retired from the positions of Chief Executive Officer and President on September 30, 2004. He subsequently retired as Chairman of the Board of Directors on February 1, 2006. He served as Chairman of the Board and Chief Executive Officer of USX Corporation from 1995 until 2001. He is also a director of The PNC Financial Services Group, Inc. Mr. Usher served as a director of the H. J. Heinz Company from 2000 until 2013.

Qualifications:  Mr. Usher has been a leader in the global oil and gas and steel manufacturing industries. He has considerable experience guiding companies through varying economic cycles. Through his multiple senior leadership roles at multinational companies, Mr. Usher has an understanding of the complex issues relevant to overseeing a global public company, including those relating to manufacturing, strategy and regulation.

_______________________________

Continuing Directors – Term Expires in 2016
_______________________________

JAMES G. BERGES, Partner, Clayton, Dubilier & Rice, LLC. Mr. Berges, 66, has been a Director of PPG since 2000. He became a partner in Clayton, Dubilier & Rice, LLC, a private equity investment firm, in 2006. Prior to that, he was President of Emerson Electric Co. from 1999 until his retirement in 2005. Emerson Electric Co. is a global manufacturer of products, systems and services for industrial automation, process control, HVAC, electronics and communications, and appliances and tools. He is also Chairman of HD Supply, Inc. and Hussmann International, Inc. and a director of NCI Building Systems, Inc. and Atkore International, Inc. Mr. Berges served as a director of Diversey, Inc. from 2009 to 2010 and as Chairman of Sally Beauty Holdings, Inc. from 2006 to 2012.

Qualifications: Mr. Berges is a Partner with private equity investment firm Clayton, Dubilier & Rice, where he works with portfolio companies in a wide range of industries to improve their operations. Previously, he served as President of Emerson Electric Company, a diversified global technology company. As a result of Mr. Berges’ experience advising and serving on the boards of directors of numerous companies, he can draw from a diverse set of leadership experiences and governance perspectives.

JOHN V. FARACI, Chairman and Chief Executive Officer, International Paper Company. Mr. Faraci, 64, has been a Director of PPG since October 2012. He has been Chairman and Chief Executive Officer of International Paper, a global manufacturer of paper and packaging products, since November 2003. Earlier in 2003, Mr. Faraci was elected President and a director of International Paper. He previously served as Executive Vice President and Chief Financial Officer of International Paper from 2000 to 2003 and as Senior Vice President – Finance and Chief Financial Officer from 1999 to 2000. Mr. Faraci is also a director of United Technologies Corporation.

Qualifications:  Mr. Faraci has significant leadership and financial expertise gained from years of service at a large multinational manufacturing company. He has served as both the Chief Executive Officer and Chief Financial Officer of International Paper Company, where he led a transformation to refocus International Paper on its paper and packaging business. Mr. Faraci’s recent experience repositioning International Paper will provide useful guidance as PPG transforms its business to focus on coatings products. Mr. Faraci also has international operational expertise gained from years of experience leading a large multinational company and his experience leading one of International Paper’s former international subsidiaries.

VICTORIA F. HAYNES, Retired President and Chief Executive Officer of RTI International. Dr. Haynes, 66, has been a Director of PPG since 2003. She served as the President and Chief Executive Officer of RTI International, which performs scientific research and development in advanced technologies, public policy, environmental protection, and health and medicine, from 1999 until 2012. She was Vice President of the Advanced Technology Group and Chief Technical Officer of BF Goodrich Company from 1992 to 1999. Dr. Haynes is also a director of Nucor Corporation, Royal DSM N.V., and Axiall Corporation. Dr. Haynes served as a director of Archer Daniels Midland Company from 2007 through 2011.

Qualifications:  Dr. Haynes is a leader in advanced technology and research. Her service as President and Chief Executive Officer of RTI International provides her with insight into the research and development issues currently faced by global companies. Dr. Haynes’ science background, coupled with her experience leading a high technology institution, is a valuable resource for the Board when reviewing our technological innovations.

MARTIN H. RICHENHAGEN, Chairman, President and Chief Executive Officer, AGCO Corporation. Mr. Richenhagen, 61, has been a Director of PPG since September 2007. He has been Chairman, President and Chief Executive Officer of AGCO Corporation, an agricultural equipment manufacturer, since 2004. From 2003 to 2004, Mr. Richenhagen was Executive Vice President of Forbo International SA, a Swiss flooring materials company. From 1998 to 2003, he was with CLAAS KgaA MbH, a German-based manufacturer of agricultural and forest machinery, serving as Group President from 2000 until his departure in 2003.

Qualifications:  Mr. Richenhagen has been leading global manufacturing companies for many years. Currently, he is the Chairman, President and Chief Executive Officer of AGCO Corporation, a leading global manufacturer of agricultural equipment, with dealers and distributors in more than 140 countries worldwide. Mr. Richenhagen brings considerable international business experience to the Board, having served as a senior executive at multinational companies located in Europe and the United States.

Vote Required
Each director nominee who receives a majority of the votes cast (the number of shares voted “for” the director must exceed 50% of the votes cast with respect to that director) at the Annual Meeting will be elected as a director.
THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION
OF EACH OF THE THREE DIRECTOR NOMINEES.

CORPORATE GOVERNANCE
Board Composition
PPG’s business, property and affairs are managed under the direction of the Board of Directors. The Board is currently comprised of thirteen members, divided into three classes. Terms of the classes are staggered, with one class standing for election each year. The Board is elected by shareholders to oversee management of the Company in the long-term interests of all shareholders. The Board also considers the interests of other constituencies, which include customers, employees, retirees, suppliers, the communities we serve and the environment. The Board strives to ensure that PPG conducts business in accordance with the highest standards of ethics and integrity.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines. These guidelines are revised from time to time to better address particular needs as they change over time. In January 2014, the Board revised the Corporate Governance Guidelines to delineate additional responsibilities for the Company's Lead Director. The Corporate Governance Guidelines may be accessed from the Corporate Governance section of our website at www.ppg.com/investor.
The Board has a program for orienting new directors and for providing continuing education for all directors, including the reimbursement of expenses for continuing education. The Board annually evaluates its own performance and that of the individual committees. The evaluation process is coordinated by the Nominating and Governance Committee and has three parts: committee self-assessments, full Board evaluations and evaluations of the individual directors in the class whose term is expiring at the next annual meeting. The committee self-assessments consider whether and how well each committee has performed the responsibilities listed in its charter. The full Board evaluations consider the committee self-assessments, as well as the quality of the Board’s meeting agendas, materials and discussions. All assessments and evaluations focus on both strengths and opportunities for improvement.
Director Independence
In accordance with the rules of the New York Stock Exchange, the Board affirmatively determines the independence of each director and nominee for election as a director in accordance with the categorical guidelines it has adopted, which include all objective standards of independence set forth in the exchange listing standards. The categorical independence standards adopted by the Board are contained in the Corporate Governance Guidelines, which may be accessed from the Corporate Governance section of our website at www.ppg.com/investor. Based on these standards, at its meeting held on February 20, 2014, the Board determined that each of the following non-employee directors is independent and has no material relationship with PPG, except as a director and shareholder:

Stephen F. Angel	Robert Mehrabian
James G. Berges	Martin H. Richenhagen
John V. Faraci	Robert Ripp
Hugh Grant	Thomas J. Usher
Victoria F. Haynes	David R. Whitwam
Michele J. Hooper
In addition, based on such standards, the Board affirmatively determined that Charles E. Bunch is not independent because he is the Chairman and Chief Executive Officer of PPG.
Board Leadership Structure and Risk Oversight
We have a traditional board leadership structure under which Mr. Bunch serves as our Chief Executive Officer and Chairman of the Board. We have eleven other directors, each of whom is independent. Our Board has four standing committees, each of which is comprised solely of independent directors with a committee chair. We believe that this leadership structure has served PPG well. The Board believes that the Company’s Chief Executive Officer is best situated to serve as Chairman of the Board because he is the director most familiar with our business and industry and the director most capable of identifying strategic priorities and executing our business strategy. The Board believes the combined role of Chairman and Chief Executive Officer serves as a highly effective bridge between the Board and management and provides the leadership to execute our business strategy and create shareholder value.

In addition, having one person serve as both Chairman and Chief Executive Officer demonstrates to our employees, suppliers, customers, shareholders and other stakeholders that PPG has strong leadership with a single person setting the tone and having the responsibility for managing our operations. Having a single leader eliminates the potential for confusion and provides clear leadership for PPG. We believe that our Board consists of directors with significant leadership skills, as discussed above. All of our independent directors have served as the chairman, chief executive officer and/or president of other companies. Accordingly, we believe that our independent directors have demonstrated leadership in large enterprises and are well versed in board processes and that having directors with significant leadership skills benefits our Company and our shareholders.
In accordance with our Bylaws and our Corporate Governance Guidelines, the Chairman is responsible for chairing Board meetings and setting the agenda for these meetings. Each director also may suggest items for inclusion on the agenda and may raise at any Board meeting subjects that are not on the agenda for that meeting. As required by our Corporate Governance Guidelines, our independent directors meet separately, without management present, at each meeting of the Board. In addition, the Officers-Directors Compensation Committee and the Audit Committee regularly meet without members of management present.
The Board has designated the chair of the Nominating and Governance Committee to serve as the Lead Director. In their discretion, the independent directors may select another independent director to serve as the Lead Director. Aside from chairing meetings of the independent directors, the Lead Director presides at all meetings where the Chairman is not present, serves as a liaison between the independent directors and the Chairman, has the power to call meetings of the independent directors, consults with the Chairman about the concerns of the Board, approves Board meeting agendas and other types of information sent to the Board, approves meeting schedules to assure that there is sufficient time for discussion of all agenda items, and is available for consultation and direct communication with major shareholders as appropriate.
As part of its annual self-evaluation process, the Board evaluates our leadership structure to ensure that it provides the optimal structure for PPG. We believe that having a single leader for our Company with oversight of Company operations, coupled with experienced independent directors who have appointed a Lead Director and four committee chairs, is the appropriate leadership structure for PPG.
In accordance with New York Stock Exchange requirements, our Audit Committee charter provides that the Audit Committee is responsible for overseeing our risk management process. The Audit Committee is updated on a regular basis on relevant and significant risk areas. This includes periodic updates from certain officers of the Company and a formal annual update by the Director of Corporate Audit Services. The annual update provides a comprehensive review of PPG’s enterprise risks and includes the feedback of most of the Company’s officers. The Audit Committee, in turn, reports to the full Board. While the Audit Committee has primary responsibility for overseeing risk management, our entire Board is actively involved in overseeing risk management for the Company by engaging in periodic discussions with Company officers and other employees as the Board may deem appropriate. In addition, each of our Board committees considers the risks within its areas of responsibility. For example, our Technology and Environment Committee considers risks related to our environment, health, safety, product stewardship and other sustainability policies, programs and practices. Our Audit Committee focuses on risks inherent in our accounting, financial reporting and internal controls. Our
Officers-Directors Compensation Committee considers the risks that may be implicated by our executive compensation program. We believe that the leadership structure of our Board supports the Board’s effective oversight of the Company’s risk management.
Review and Approval or Ratification of Transactions with Related Persons
The Board and its Nominating and Governance Committee have adopted written policies and procedures relating to approval or ratification of “Related Person Transactions”. Under these policies and procedures, the Nominating and Governance Committee (or its chair, under some circumstances) reviews the relevant facts of all proposed Related Person Transactions and either approves or disapproves of the entry into the Related Person Transaction, by taking into account, among other factors it deems appropriate:

▪	The benefits to PPG of the transaction;

▪
The impact on a director’s independence, in the event the “Related Person” is a director or an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer;

▪	The availability of other sources for comparable products or services;

▪	The terms of the transaction; and

▪	The terms available to unrelated third parties or to employees generally.

No director may participate in any consideration or approval of a Related Person Transaction with respect to which he or she or any of his or her immediate family members is the Related Person. Related Person Transactions are approved only if they are determined to be in, or not inconsistent with, the best interests of PPG and its shareholders.
If a Related Person Transaction that has not been previously approved or previously ratified is discovered, the Nominating and Governance Committee, or its chair, will promptly consider all of the relevant facts. In addition, the committee generally reviews all ongoing Related Person Transactions on an annual basis to determine whether to continue, modify or terminate the Related Person Transaction.
Under our policies and procedures, a “Related Person Transaction” is generally a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which PPG was, is or will be a participant and the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest. A “Related Person” is generally any person who is, or at any time since the beginning of PPG’s last fiscal year was, (i) a director or executive officer of PPG or a nominee to become a director of PPG; (ii) any person who is known to be the beneficial owner of more than 5% of any class of PPG’s voting securities; or (iii) any immediate family member of any of the foregoing persons.
Certain Relationships and Related Transactions
As discussed above, the Nominating and Governance Committee is charged with reviewing issues involving potential conflicts of interest and all Related Person Transactions. PPG and its subsidiaries purchase products and services from and/or sell products and services to companies of which certain of the directors and/or executive officers of PPG are directors and/or executive officers. During 2013, PPG entered into the following transactions with Related Persons that are required to be reported under the rules of the Securities and Exchange Commission.
Stephen F. Angel, a director of PPG, is the Chairman, President and Chief Executive Officer of Praxair, Inc. During 2013, PPG and its subsidiaries purchased approximately $8.6 million of industrial gases from Praxair and sold approximately $770,000 of coatings products to Praxair.
Martin H. Richenhagen, a director of PPG, is the Chairman, President and Chief Executive Officer of AGCO Corporation. During 2013, PPG and its subsidiaries sold approximately $3.4 million of coatings products to AGCO Corporation.
John V. Faraci, a director of PPG, is Chairman and Chief Executive Officer of International Paper Company. During 2013, PPG and its subsidiaries purchased approximately $6.4 million of packaging products from International Paper and sold approximately $1.9 million of coatings products and Teslin® to International Paper.
Robert Mehrabian, a director of PPG, is the Chairman, President and Chief Executive Officer of Teledyne Technologies, Inc. During 2013, PPG and its subsidiaries sold approximately $550,000 of sealants to Teledyne Technologies.
The Nominating and Governance Committee does not consider the amounts involved in such transactions material. Such purchases from and sales to each company involved less than 1% of the consolidated gross revenues for 2013 of each of the purchaser and the seller and all of such transactions were in the ordinary course of business.
Board Meetings and Committees
The Board currently has four standing committees: Audit Committee, Nominating and Governance Committee, Officers-Directors Compensation Committee and Technology and Environment Committee. The current composition of each Board committee is indicated below. The charter of each Board committee is available on the Corporate Governance section of our website at www.ppg.com/investor.

Audit Committee	Nominating and Governance Committee	Officers-Directors Compensation Committee	Technology and Environment Committee

James G. Berges John V. Faraci Victoria F. Haynes Michele J. Hooper* Martin H. Richenhagen Robert Ripp	James G. Berges John V. Faraci Hugh Grant Michele J. Hooper David R. Whitwam*	Stephen F. Angel Hugh Grant Robert Mehrabian Robert Ripp Thomas J. Usher* David R. Whitwam	Stephen F. Angel Victoria F. Haynes Robert Mehrabian* Martin H. Richenhagen Thomas J. Usher

*	Committee Chair.

During 2013, the Board held nine meetings, the Audit Committee held seven meetings, the Nominating and Governance Committee held five meetings, the Officers-Directors Compensation Committee held three meetings, and the Technology and Environment Committee held two meetings. The average attendance at meetings of the Board and committees during 2013 was 95%, and no director, other than Mr. Whitwam, attended less than 75% of the total number of meetings of the Board and committees on which such director served. PPG does not have a formal policy requiring attendance at the annual meeting of shareholders; however, all directors serving at the time of the 2013 annual meeting of shareholders, other than Mr. Whitwam, attended such meeting. Mr. Whitwam's absences in 2013 were due to family medical issues that required his complete attention.
Our independent directors meet separately, without any management present, at each meeting of the Board. The Board has designated the chair of the Nominating and Governance Committee, to serve as the Lead Director and to preside over the independent director sessions. In their discretion, the independent directors may select another independent director to serve as the Lead Director.
Audit Committee
The Audit Committee is comprised of six directors, each of whom is independent under the standards adopted by the Board, the listing standards of the New York Stock Exchange and the applicable rules of the Securities and Exchange Commission. The committee’s charter, which may be accessed on the Corporate Governance section of our website at www.ppg.com/investor, describes the composition, purposes and responsibilities of the committee. Among other things, the charter provides that the committee will be comprised of independent, non-employee directors. The functions of the committee are primarily to review with our independent auditors and our internal auditors their respective reports and recommendations concerning audit findings and the scope of and plans for their future audit programs and to review audits, annual and quarterly financial statements and accounting and financial controls. The committee also appoints our independent registered public accounting firm, oversees our internal auditing department, assists the Board in oversight of our compliance with legal and regulatory requirements related to financial reporting matters and oversees the risk management process. The Board has determined that each member of the committee is “financially literate” in accordance with the applicable rules of the New York Stock Exchange. In addition, the Board has determined that five members of the committee, including Ms. Hooper, the chair of the committee, are “audit committee financial experts” in accordance with the applicable rules of the Securities and Exchange Commission.
Audit Committee Report to Shareholders
The primary role of the Audit Committee is to oversee and review on behalf of the Board of Directors PPG’s processes to provide for the reliability and integrity of the Company’s financial reporting, including the Company’s disclosure practices, risk management processes and internal controls. The Audit Committee operates under a written charter adopted by the Board of Directors.
The Audit Committee is responsible for the appointment of both the independent registered public accounting firm and PPG’s lead internal auditor. The Audit Committee led the appointment and retention of PricewaterhouseCoopers as PPG’s independent registered public accounting firm for 2013. For the work performed on the 2013 audit, the Audit Committee discussed and evaluated PricewaterhouseCoopers' performance, which included an evaluation by the Company’s management of PricewaterhouseCoopers' performance. The Audit Committee is responsible for the compensation of the independent registered public accounting firm and has reviewed and approved in advance all fees and services performed by PricewaterhouseCoopers.
The Audit Committee discussed with, and received regular status reports from PPG’s internal auditor and PricewaterhouseCoopers on the overall scope and plans for their audits, their plans for evaluating the effectiveness of PPG’s internal control over financial reporting and the coordination of efforts between them. The Audit Committee reviewed and discussed the key risk factors used in developing PPG’s internal audit and PricewaterhouseCoopers audit plans. The Audit Committee also reviewed with the Company’s management PPG’s risk management practices and an assessment of significant risks.
The Audit Committee met separately with both the Director, Corporate Audit Services, PPG’s lead internal auditor, and PricewaterhouseCoopers, with and without management present, to discuss the results of their examinations, their audits of PPG’s financial statements and internal control over financial reporting and the overall quality of PPG’s financial reporting. The Audit Committee also met separately with the Company’s Chief Financial Officer and with the Company’s Senior Vice President and General Counsel. The Audit Committee annually reviews its performance and received feedback on its performance from the Company’s management and PricewaterhouseCoopers.

The Company’s management is responsible for the preparation and accuracy of PPG’s financial statements. The Company is also responsible for establishing and maintaining adequate internal control over financial reporting. In 2013, PPG’s independent registered public accounting firm, PricewaterhouseCoopers, was responsible for auditing the consolidated financial statements and expressing an opinion as to their conformity with generally accepted accounting principles, as well as expressing an opinion on the effectiveness of PPG’s internal control over financial reporting.
In carrying out its responsibilities, the Audit Committee discussed and reviewed with the Company’s management the process to assemble the financial statements, including the Company’s internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.
The Audit Committee reviewed and discussed the audited consolidated financial statements as of and for the year ended December 31, 2013 and management’s report on internal control over financial reporting with management and with PricewaterhouseCoopers. The Audit Committee also discussed with PricewaterhouseCoopers the matters required by statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
The Audit Committee has received the written independence disclosures and letter from PricewaterhouseCoopers required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with PricewaterhouseCoopers its independence. In addition, the Audit Committee considered whether PricewaterhouseCoopers' provision of non-audit services to PPG is compatible with maintaining its independence.
Based upon these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the Securities and Exchange Commission.
The Audit Committee:
James G. Berges
John V. Faraci
Victoria F. Haynes
Michele J. Hooper (Chair)
Martin H. Richenhagen
Robert Ripp
Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Audit Committee Report to Shareholders shall not be incorporated by reference into any such filings.
Nominating and Governance Committee
The Nominating and Governance Committee is comprised of five directors, each of whom is independent under the standards adopted by the Board and the listing standards of the New York Stock Exchange. The committee’s charter, which may be accessed on the Corporate Governance section of our website at www.ppg.com/investor, describes the composition, purposes and responsibilities of the committee. Among other things, the charter provides that the committee will be comprised of independent, non-employee directors. The charter also provides that the committee shall be responsible to identify and recommend to the Board of Directors persons to be nominated by the Board to stand for election as directors at each annual meeting of shareholders, the persons to be elected by the Board to fill any vacancy or vacancies in its number, and the persons to be elected by the Board to be Chairman of the Board, Vice Chairman of the Board, if any, President, if any, and the other executive officers of PPG. The committee also recommends to the Board actions to be taken regarding the structure, organization and functioning of the Board, and the persons to serve as members of the standing committees of, and other committees appointed by, the Board. The charter gives the committee the responsibility to develop and recommend corporate governance guidelines to the Board, and to recommend to the Board the process and criteria to be used in evaluating the performance of the Board and to oversee the evaluation of the Board.
Officers-Directors Compensation Committee
The Officers-Directors Compensation Committee is comprised of six directors, each of whom is independent under the standards adopted by the Board and the listing standards of the New York Stock Exchange. The committee’s charter, which may be accessed on the Corporate Governance section of our website at www.ppg.com/investor, describes the composition, purposes and responsibilities of the committee. Among other things, the charter provides that the committee will be comprised of independent, non-employee directors.
Committee meetings are regularly attended by our Chairman and Chief Executive Officer and our Vice President of Human Resources, as well as a representative of the outside compensation consulting firm retained by the committee, Frederic W. Cook & Co., Inc. At each meeting, the committee meets in executive session. The committee’s chair reports the committee’s recommendations on executive compensation to the Board. The human resources department supports the committee in its duties and, along with the Compensation and Employee Benefits Committee, a committee comprised of members of senior management, may be delegated authority to fulfill certain administrative duties regarding our compensation programs. The committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities.
The committee approves, adopts, administers, interprets, amends, suspends and terminates our compensation plans applicable to, and fixes the compensation and benefits of, all of our executive officers. Recommendations regarding compensation of other officers are made by our Chief Executive Officer. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the committee. The committee can exercise its discretion in modifying any recommended adjustments or awards to executives. The committee regularly reviews tally sheets that set forth the Company’s total compensation obligations to our senior executives under various scenarios, including retirement, voluntary and involuntary termination and termination in connection with a change in control of PPG.
The committee engaged Frederic W. Cook & Co., Inc. to advise the committee on all matters related to executive officer and director compensation. Specifically, Frederic W. Cook & Co. provides relevant market data, current updates regarding trends in executive and director compensation, and advice on program design, specific compensation decisions for the Chief Executive Officer and on the recommendations being made by management for executives other than the Chief Executive Officer. The committee meets independently with its consultant at each regularly scheduled meeting. All of the services that the compensation consultant performs for PPG are performed at the request of the committee, are related to executive and director compensation and are in support of decision making by the committee.
In 2013, the committee considered the independence of Frederic W. Cook & Co., Inc. in light of Securities and Exchange Commission rules and New York Stock Exchange listing standards. The committee requested and received a letter from Frederic W. Cook & Co. addressing Frederic W. Cook & Co.’s and the senior advisor involved in the engagement’s independence, including the following factors: (1) other services provided to us by Frederic W. Cook & Co.; (2) fees paid by us as a percentage of Frederic W. Cook & Co.’s total revenue; (3) policies or procedures maintained by Frederic W. Cook & Co. that are designed to prevent a conflict of interest; (4) any business or personal relationships between the senior advisor and a member of the committee; (5) any company stock owned by Frederic W. Cook & Co. or the senior advisor; and (6) any business or personal relationships between our executive officers and Frederic W. Cook & Co. or the senior advisor. The committee discussed these considerations and concluded that the work performed by Frederic W. Cook & Co. and Frederic W. Cook & Co.’s senior advisor involved in the engagement did not raise any conflict of interest.
Officers-Directors Compensation Committee Report to Shareholders
We have reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated in the Annual Report on Form 10-K for the year ended December 31, 2013.
The Officers-Directors Compensation Committee:
Stephen F. Angel
Hugh Grant
Robert Mehrabian
Robert Ripp
Thomas J. Usher (Chair)
David R. Whitwam
Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Officers-Directors Compensation Committee Report to Shareholders shall not be incorporated by reference into any such filings.

Compensation Program Design Mitigates Risk
In 2013, PPG management undertook a review of all of PPG’s compensation programs to identify any inherent material risks to PPG created by these programs. Certain of these compensation programs were also reviewed by the Company’s internal auditors. The framework used to identify any potential risks that could be incentivized by our compensation programs was developed with input from members of our human resources, finance, and legal functions and our independent executive compensation consultant, Frederic W. Cook & Co., Inc. Based on the results of this review, we concluded that the design of our compensation programs does not encourage our employees to take unnecessary or excessive risks that could harm the long-term value of PPG. Features of our compensation programs and practices that mitigate risk include, among other things: (i) incentive plans that are appropriately weighted between short-term and long-term performance and cash and equity; (ii) long-term incentives consist of a mix of stock options, performance-based restricted stock units and total shareholder return contingent shares, which provides for a balanced mix of performance measures; (iii) ranges of performance and multiple performance targets are utilized to determine incentive compensation payouts, rather than a single performance target that provides an “all or nothing” basis for compensation; (iv) maximum payouts are in place in our incentive compensation programs to limit excessive payments; (v) determination of incentive compensation payouts is subject to managerial approval and/or Officers-Directors Compensation Committee discretion; and (vi) our executive officers are subject to a recoupment policy in the event of a financial restatement affecting their incentive compensation payout.
Compensation Committee Interlocks and Insider Participation
No member of the Officers-Directors Compensation Committee was at any time during 2013 an officer or employee of PPG or any of our subsidiaries nor is any such person a former officer of PPG or any of our subsidiaries. In addition, no “compensation committee interlocks” existed during 2013. For information concerning Related Person Transactions involving members of the Officers-Directors Compensation Committee, see “Corporate Governance – Certain Relationships and Related Transactions” on page 13.
Technology and Environment Committee
The Technology and Environment Committee is comprised of five directors, each of whom is independent under the standards adopted by the Board. The committee’s charter, which may be accessed on the Corporate Governance section of our website at www.ppg.com/investor, describes the composition, purposes and responsibilities of the committee. The primary purpose of the committee is to discharge certain of the Board’s responsibilities relating to the oversight of programs, initiatives and activities of PPG in the areas of science, technology and sustainability. The functions of the committee are primarily to assess the science and technology capabilities of PPG in all phases of its activities in relation to its corporate strategies and plans; review with management the existing and emerging technologies, and environment, health, safety, product stewardship and other sustainability issues, that can have a material impact on PPG; and review the status of our environment, health, safety, product stewardship and other sustainability policies, programs and practices.
Shareholder Recommendations or Nominations for Director
The Nominating and Governance Committee is responsible for identifying and screening potential director candidates and for recommending to the Board qualified candidates for nomination. The committee considers recommendations of potential candidates from current directors, management and shareholders. The committee also has authority to retain and terminate search firms to assist in identifying director candidates. From time to time, search firms have been paid a fee to identify candidates.
Qualifications. In evaluating director candidates, the committee uses a skills matrix to aid in identifying the qualifications and skills of the candidates, including the qualifications set forth below. Candidates recommended by shareholders are evaluated against the same criteria used to evaluate all candidates:

▪	age shall be considered only in terms of experience of the candidate, seeking candidates who have broad experience in business, finance, the sciences, administration, government affairs or law;

▪	candidates for director should have knowledge of the global operations of industrial businesses such as those of PPG;

▪	candidates for director should be cognizant of PPG’s societal responsibilities in conducting its operations;

▪
each candidate should have sufficient time available to be a meaningful participant in Board affairs. Candidates should not be considered if there is either a legal impediment to service or a foreseeable conflict of interest which might materially hamper full and objective participation in all matters considered by the Board of Directors;

▪
in accordance with our Retirement Policy for Directors, absent unforeseen health problems, each candidate should be able to serve as director for a sufficient period of time to make a meaningful contribution to the Board’s guidance of PPG’s affairs; and

▪	the Board will be comprised of a majority of independent directors.
In applying these criteria, the committee seeks to establish a Board that, when taken as a whole, should:

▪	be representative of the broad scope of shareholder interests, without orientation to any particular constituencies;

▪	challenge management, in a constructive way, to reach PPG’s goals and objectives;

▪	be sensitive to the cultural and geographical diversity of shareholders, associates, operations and interests;

▪
be comprised principally of active or retired senior executives of publicly held corporations or financial institutions, with consideration given to those individuals who are scientifically-oriented, educators and government officials having corporate experience, whenever the needs of PPG indicate such membership would be appropriate;

▪	include directors of varying ages, but whose overriding credentials reflect maturity, experience, insight and prominence in the community; and

▪	be small enough to promote open and meaningful boardroom discussion, but large enough to staff the necessary Board committees.
The Nominating and Governance Committee does not a have formal policy with regard to the consideration of diversity in identifying director candidates. However, as discussed above, we endeavor to have a Board representing diverse experience at policy-making levels in business, government, education and technology, and in areas that are relevant to the Company’s global activities. The Nominating and Governance Committee seeks to find director candidates who have demonstrated executive leadership ability and who are representative of the broad scope of shareholder interests by identifying candidates from diverse industries having diverse cultural backgrounds, ethnic backgrounds, viewpoints and ages. The Nominating and Governance Committee believes that the current members of the Board provide this diversity.
Process. Shareholders wishing to recommend or nominate a nominee for director should send their recommendation or nomination to the chairman of the Nominating and Governance Committee of the Board of Directors, in care of our corporate secretary at PPG Industries, Inc., One PPG Place, Pittsburgh, Pennsylvania 15272. A shareholder recommendation of a director nominee should be submitted with the same information as required by our Bylaws to be included in a written notice of a shareholder nomination of a person to stand for election at a meeting of shareholders, as set forth below.
Our Bylaws provide that nominations for persons to stand for election as directors may be made by holders of record of PPG common stock, provided that a nomination may be made by a shareholder at a meeting of shareholders only if written notice of such nomination is received by our corporate secretary not later than:

▪	with respect to an election to be held at an annual meeting of shareholders held on the third Thursday in April, 90 days prior to such annual meeting; and

▪
with respect to an election to be held at an annual meeting of shareholders held on a date other than the third Thursday in April or an election to be held at a special meeting of shareholders, the close of business on the 10th day following the date on which notice of such meeting is first given to shareholders.

Each notice of recommendation or nomination from a shareholder must include:

▪	the name and address of the shareholder who is making the recommendation, or who intends to make the nomination, as the case may be, and of the person or persons to be recommended or nominated;

▪
a description of all arrangements or understandings between the shareholder and each person being recommended or nominated, as the case may be, and any other person or persons (naming such person or persons) pursuant to which the recommendation or nomination is to be made by the shareholder;

▪
such other information regarding the person being recommended or nominated as would be required to be included in a proxy statement filed under the proxy rules of the Securities and Exchange Commission, had the nominee been nominated by the Board; and

▪	the written consent of each nominee, signed by such nominee, to serve as a director if so elected.
In addition to the notice requirements listed above, our Bylaws also require to be included in a written notice of a shareholder nomination of a person to stand for election at a meeting of shareholders a representation that the shareholder is a holder of record of PPG common stock entitled to vote at such meeting and intends to be present at the meeting in person or by proxy to nominate the person or persons specified in the notice.
Director Resignation Policy
Our Bylaws provide that if an incumbent director is not elected by majority vote in an “uncontested election” (where the number of nominees does not exceed the number of directors to be elected), the director must offer to tender his or her resignation to our Board of Directors. The Nominating and Governance Committee would then make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating and Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in the Board’s decision with respect to their resignation. The election of directors that will be held at the Annual Meeting is an uncontested election.
Codes of Ethics
Our Global Code of Ethics, which is applicable to all directors and employees worldwide, embodies our global principles and practices relating to the ethical conduct of our business and our long-standing commitment to honesty, fair dealing and compliance with all laws affecting our business. We also have a Code of Ethics for Senior Financial Officers that is applicable to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions. The Global Code of Ethics and Code of Ethics for Senior Financial Officers are available on the Corporate Governance section of our website at www.ppg.com/investor. In addition, we intend to post on our website all disclosures that are required by law, the Form 8-K rules or the New York Stock Exchange listing standards concerning any amendments to, or waivers from, any provision of our codes.
The Board has established a means for employees, customers, suppliers, shareholders or other interested parties to submit confidential and anonymous reports of suspected or actual violations of our Global Code of Ethics. Any employee, shareholder or other interested party can call a toll-free number to submit a report. In North America, this number is (800) 742-9687. This number is operational 24 hours a day, seven days a week. Ethics hotline numbers for other regions may be found on the Ethics page of our website at www.ppg.com/ethics.
Communications with the Board
Shareholders and other interested parties may send communications to the Board, the independent directors (individually or as a group) or the Lead Director in writing by sending them in care of our corporate secretary at PPG Industries, Inc., One PPG Place, Pittsburgh, Pennsylvania 15272.

COMPENSATION OF DIRECTORS
Overview
The compensation program for the directors who are not also officers of PPG, to whom we refer as non-employee directors, is reviewed annually by the Officers-Directors Compensation Committee to ensure that the program remains competitive. As a part of the committee’s review, the types and levels of compensation offered to our non-employee directors are compared with those provided by a select group of comparable companies. The companies comprising this comparator group are used for review of the executive officer compensation program as well and are:

3M Company	Eastman Chemical Company	Honeywell International Inc.	Parker-Hannifin Corporation
Air Products and Chemicals, Inc.	Eaton Corporation	Illinois Tool Works Inc.	Praxair, Inc.
Alcoa Inc.	Ecolab Inc.	International Paper Company	The Sherwin-Williams Company
The Dow Chemical Company	Emerson Electric Co.	Johnson Controls, Inc.	Stanley Black & Decker, Inc.
E.I. du Pont de Nemours and Company	Goodyear Tire & Rubber Company	Monsanto Company	Textron Inc.
Taking into consideration the size of PPG relative to this comparator group and advice from Frederic W. Cook & Co., Inc., the committee reports its recommendations to the Board for approval. The committee does not determine director compensation, but only makes recommendations to the Board. Changes to the non-employee directors’ compensation program generally become effective as of the year following adoption.

Directors Compensation Table
(2013)

	Fees Earned or Paid in Cash ($)[1]
Name	Annual Retainer	Committee Chairperson Fees	Stock Awards ($)[2]	Option Awards ($)[3]	All Other Compensation ($)[4]	Total ($)
S. F. Angel	$115,000	$—	$115,071	$—	$5,000	$235,071
J. G. Berges	$115,000	$—	$115,071	$—	$—	$230,071
J. V. Faraci	$115,000	$—	$115,071	$—	$10,000	$240,071
H. Grant	$115,000	$—	$115,071	$—	$—	$230,071
V. F. Haynes	$115,000	$—	$115,071	$—	$—	$230,071
M. J. Hooper	$115,000	$20,000	$115,071	$—	$10,000	$260,071
R. Mehrabian	$115,000	$15,000	$115,071	$—	$—	$245,071
M. H. Richenhagen	$115,000	$—	$115,071	$—	$—	$230,071
R. Ripp	$115,000	$—	$115,071	$—	$10,000	$240,071
T. J. Usher	$115,000	$20,000	$115,071	$—	$20,000	$270,071
D. R. Whitwam	$115,000	$20,000	$115,071	$—	$10,000	$260,071

[1]
Fees include an annual cash retainer of $115,000, plus an additional committee chair retainer. For 2013, the annual retainer for service as a committee chair is as follows: $20,000 for the chair of each of the Audit Committee, the Nominating and Governance Committee, and the Officers-Directors Compensation Committee; and $15,000 for the chair of the Technology and Environment Committee.

[2]
In February 2013, each director received 875 time-based restricted stock units, or RSUs. The RSUs will vest on February 20, 2016. Dollar values represent the grant date fair value calculated in accordance with FASB ASC Topic 718. The grant date fair value of each RSU grant was $131.51. The assumptions made in calculating the grant date fair values are set forth in Note 19 to our Financial Statements for the year ended December 31, 2013, which is located on pages 70 through 72 of our Annual Report on Form 10-K. As of December 31, 2013, each director, other than Mr. Faraci, had 3,282 RSUs outstanding. As of December 31, 2013, Mr. Faraci had 875 RSUs outstanding.

[3]
Stock options were last awarded to directors in 2005. All such options, which have a ten-year term, have vested. No grant date fair value is presented because no options were awarded in 2013. As of December 31, 2013, no director had stock option awards outstanding.

[4]
Amounts in this column reflect donations made by the PPG Industries Foundation under our charitable awards program. The PPG Industries Foundation matches up to $10,000 of donations made by a director in any one year. However, matching payments by the PPG Industries Foundation may be paid in a year subsequent to the donation depending on the timing of the director's donation during the year and the timing of the PPG Industries Foundation's verification process. This may result in matching payments that exceed $10,000 in one year. In 2013, the Foundation matched charitable donations made by Mr. Usher in 2012 and 2013. For additional information regarding charitable awards, see "Charitable Awards Program" on page 22.

Annual Retainer
For 2013, each of our non-employee directors received an annual retainer with a value equal to $230,000, of which $115,000 was paid in cash and $115,000 in equity in the form of restricted stock units, or RSUs. The cash portion of the retainer was payable in quarterly installments, with the first quarterly installment paid after the annual shareholders meeting. The number of RSUs a director received was determined by dividing $115,000 by the closing price of our stock on the grant date, which was the date of the February meeting of the Officers-Directors Compensation Committee. An RSU represents the right to receive a share of PPG common stock upon vesting and earns dividend equivalents during the vesting period when dividends are declared on PPG common stock, but does not carry voting rights or other rights afforded to a holder of PPG common stock. RSUs granted in 2013 vest three years after the grant. Beginning in 2014, the value of the annual retainer will increase to $250,000, of which $125,000 will be paid in cash and $125,000 in equity in the form of RSUs. Also beginning in 2014, RSUs will be granted on the date of the annual meeting of shareholders and will vest on the day prior to the next annual meeting of shareholders. These changes were made based on a competitive analysis of our comparison set of companies provided by Frederic W. Cook & Co., Inc.
Additional Retainers for Committee Chairs
In addition to the annual retainer for each non-employee director, each non-employee director who chairs a Board standing committee is entitled to an additional annual cash retainer, which is payable at the same time as the regular annual retainer. For 2013, the additional annual retainer for service as a committee chair was:

Committee	Retainer Amount
Audit	$20,000
Nominating and Governance	$20,000
Officers-Directors Compensation	$20,000
Technology and Environment	$15,000
Insurance Coverage
We pay the premiums to provide each of our non-employee directors with the following insurance coverage:

▪
Accidental death and dismemberment insurance coverage, which provides $250,000 for accidental loss of life, and up to 100% of the death benefit for loss of limb. The aggregate cost to PPG of providing this coverage to non-employee directors for 2013 was $2,387; and

▪
PPG aircraft travel insurance coverage, which provides up to a $1,000,000 per seat voluntary settlement allowance, for travel on a PPG-owned aircraft, and a reduced amount for travel on a PPG leased or chartered aircraft. The aggregate cost to PPG of providing this coverage to non-employee directors for 2013 was $17,105.

Deferred Compensation
A non-employee director may elect to have all or a portion of his or her retainer fees (including fees payable in RSUs) credited to the PPG Industries, Inc. Deferred Compensation Plan for Directors, thus deferring receipt of such fees until after the director leaves the Board. All amounts held in a director’s account under the Deferred Compensation Plan are credited as hypothetical shares of our stock, or what we refer to as common stock equivalents, the number of which is determined by dividing the dollar amount of the deferral by the closing stock price of PPG common stock on the New York Stock Exchange on the date of the deferral. Common stock equivalents earn dividend equivalents (that are converted into additional common stock equivalents) when dividends are declared on PPG common stock, but do not carry voting rights or other rights afforded to a holder of PPG common stock. Each non-employee director will generally be paid his or her deferred compensation account balance no earlier than six months and ten days after leaving the Board of Directors, except in circumstances of death or disability, in which case payment shall be made as soon as administratively possible. Each non-employee director’s account balance related to compensation deferred on or after January 1, 2005 will be paid in a lump sum; however, a non-employee director may elect to receive payment of his or her account balance related to compensation deferred prior to January 1, 2005 in one to fifteen annual installments. All distributions are made in the form of one share of PPG common stock for each common stock equivalent credited to the director’s deferred account (and cash as to any fractional common stock equivalents).
Charitable Awards Program
As part of our overall program to promote charitable giving, we established a directors’ charitable award program funded by insurance policies on the lives of directors who were initially elected before July 17, 2003. Upon the death of any of these directors, PPG will donate an amount up to and including a total of $1 million to one or more qualifying charitable organizations designated by any such director and approved by PPG. We will be reimbursed subsequently from the proceeds of the life insurance policies. Directors derive no financial benefit from this program since all charitable deductions accrue solely to PPG. This program is not applicable to any director initially elected on or after July 17, 2003. The aggregate cost of this program to PPG for 2013 was $220,847.
In addition to the above program, all of our current directors are eligible to participate in the PPG Industries Foundation Matching Gifts Program, which encourages charitable donations by our directors by matching his or her contributions to eligible institutions. Contributions of up to a total of $10,000 per year may be matched under the program. Eligible institutions include colleges or universities, private secondary schools, cultural institutions and organizations serving exceptional children.
Stock Ownership
We established stock ownership guidelines for all non-employee directors effective January 1, 2005. Under the guidelines, each non-employee director is required to own shares of our stock with a value equal to five times the portion of the annual retainer that is paid in cash. For non-employee directors, unvested RSUs and common stock equivalent shares credited to the director under the Deferred Compensation Plan are counted toward meeting this requirement. Unexercised and unvested stock options are not counted for these purposes. Mr. Angel and Mr. Faraci are within the five-year compliance period and should meet the ownership requirement by the end of such period. All other non-employee directors have met or exceeded the ownership requirement.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary
PPG’s vision is to be the world’s leading coatings and specialty materials company, enabled by a strategy of accelerated profitable growth and enhanced operational excellence. Our executive compensation program is a key factor in promoting this strategy and a crucial tool in aligning the interests of our senior leadership with those of our shareholders.
The Company’s strong performance and focus on shareholder value is evident in our continuing legacy of outstanding cash generation and rewarding shareholders. PPG has paid uninterrupted annual dividends since 1899 and has increased its annual dividend payout for 42 consecutive years. Continuing with that legacy, in 2013 PPG returned about 75% of cash from continuing operations to shareholders in the form of an increased annual per share dividend payout and share repurchases.
Executive compensation is based on our pay-for-performance philosophy, which emphasizes executive performance measures that correlate closely with the achievement of both shorter-term performance objectives and longer-term shareholder value creation. To this end, a substantial portion of our executives’ annual and long-term compensation is performance-based, with the payment being contingent on the achievement of performance goals. We believe the program strikes the appropriate balance between effectively incentivizing our executives based on performance and utilizing responsible, market competitive pay practices in order that our executives dedicate themselves fully to value creation for our shareholders. This balance is evidenced by the following:

▪
In 2013, the Company delivered record financial performance and finalized several strategic actions, including the completed separation of the commodity chemical business and the acquisition of a large North American architectural coatings business. Each region achieved higher earnings in 2013 despite uneven global economic conditions, including challenging conditions in the European economies. Total net sales from continuing operations for 2013 were $15.1 billion, versus $13.5 billion in 2012, and adjusted net income from continuing operations for 2013 was $1.2 billion, up 21% versus $995 million in 2012.

The following charts contain adjusted earnings-per-share from continuing operations, net sales from continuing operations and adjusted net income from continuing operations for each of the last five fiscal years:
Adjusted earnings-per-share from continuing operations and adjusted net income from continuing operations are not recognized financial measures determined in accordance with U.S. generally accepted accounting principles (U.S. GAAP) and should not be considered a substitute for earnings-per share or net income or other financial measures as computed in accordance with U.S. GAAP. A Regulation G reconciliation of adjusted earnings-per-share from continuing operations and adjusted net income from continuing operations to reported earnings-per-share from continuing operations and net income from continuing operations is included in Annex A to this Proxy Statement.

▪
Consistent with our excellent performance in 2013, annual incentive awards were paid to executive officers ranging from 164% to [ %] of target. In addition, our total shareholder return over the past three years when measured against the S&P 500 was in the 93rd percentile resulting in the payment of long-term TSR share awards at 220% of target.

▪
Between 73% and 87% of the named executive officers’ target total direct compensation opportunity for 2013 was in the form of performance-based variable compensation and long-term incentives motivating them to deliver strong business performance and create shareholder value.

▪
Base salary and annual incentive targets for our executive officers are established annually to maintain parity with the competitive market for executives in comparable positions. Target total annual compensation for each position is set at or near the market median.

▪
PPG’s compensation programs are reviewed annually to identify any inherent material risks to PPG created by these programs. Based on the results of the 2013 review, we concluded that the design of our compensation programs does not encourage our employees to take unnecessary or excessive risks that could harm the long-term value of PPG.

▪
At the 2013 annual meeting, we held a shareholder advisory vote on the compensation of our named executive officers, commonly referred to as a say-on-pay vote. Our shareholders overwhelmingly approved the compensation of our named executive officers, with 93% of shareholder votes cast in favor of our 2013 say-on-pay resolution. Following its review of this vote, the Officers-Directors Compensation Committee recommended to the full Board that we retain our general approach to executive compensation, with an emphasis on short- and long-term incentive compensation that rewards our executive officers when they deliver value for our shareholders. Consistent with this philosophy:

▪
Our performance metrics are focused on increasing shareholder value and are tied to measures impacting both shorter-term and longer-term performance. Shorter-term performance metrics include earnings-per-share, cash flow from operations, pre-tax, pre-interest earnings, working capital reduction, pre-tax, pre-interest margin growth, and sales volume growth. Longer-term performance metrics include total shareholder return, earnings-per-share growth, cash flow return on capital and stock price appreciation.

▪
Payment of long-term incentive awards is based solely on Company performance. We have three-year award and payout cycles for both restricted stock units, or RSUs, and total shareholder return shares, or TSR shares. We also have three-year vesting for stock options.

▪	We provide very limited perquisites to our executive officers.

▪
Our officers are subject to stock ownership requirements. Our Chief Executive Officer must own shares of PPG common stock with a value of six times his base salary, and the other executive officers must own shares of PPG common stock with a value of three times his or her salary. Officers are expected to meet these ownership requirements within five years of election. Those officers who have not yet met this requirement are paid 20% of their annual incentive in PPG stock, which is restricted from sale for a period of two to five years. In addition, for officers who have been subject to the policy for more than 5 years at their current requirement level and have not met the ownership requirement, 100% of the vested shares delivered from the RSU award and TSR share award must be held by the officer for a minimum of one year and until the requirement is met. All executive officers named in the Summary Compensation Table have met their ownership requirement, except for Mr. Sklarsky who is within his five-year compliance period and should meet the ownership requirement by the end of such period.

▪
Our officers may not engage in transactions that are contrary to the interests of shareholders, such as “short sales”, “short sales against the box”, “put” and “call” options and hedging transactions designed to minimize an executive’s risk inherent in owning PPG stock. In addition, officers may not hold PPG stock in a margin account and may not pledge PPG stock as collateral for a loan.

▪	Executive officers are subject to a “clawback” policy that is designed to recoup incentive compensation when a financial restatement occurs and certain other conditions exist.

▪	We do not provide tax gross-ups on perquisites to our named executive officers.
Compensation Philosophy and Objectives
PPG’s philosophy in establishing compensation policies for our executive officers is to align compensation with our strategic objectives, while concurrently providing competitive compensation that enables us to attract and retain top-quality executive talent. The primary objectives of our compensation policies for executive officers are to:

▪	Attract and retain executive officers by offering total compensation that is competitive with that offered by similarly situated companies and rewarding outstanding personal performance;

▪	Promote and reward the achievement of short-term objectives that our Board of Directors and management believe will lead to long-term growth in shareholder value; and

▪
Closely align the interests of executive officers with those of our shareholders by making long-term incentive compensation dependent upon the Company’s financial performance and total shareholder return.

Principal Components of Executive Compensation
The principal components of our executive compensation program are:

Compensation Component	Overview	Objectives
Base Salary	Fixed compensation that is established annually.	Maintain parity with the competitive market for executives in comparable positions.

Annual Incentive Awards	Variable compensation that is based on Company, business, and individual performance.	Incentivize executive officers to achieve our short-term performance objectives.

Long-Term, Equity-Based Incentives	Variable compensation that is based solely on Company performance.	Retain our executive officers, align their financial interests with the interests of shareholders, and incentivize achievement of our long-term strategic goals.
Mix of Compensation Components
Executive compensation is based on our pay-for-performance philosophy, which emphasizes executive performance measures that correlate closely with the achievement of both shorter-term performance objectives and longer-term shareholder value creation. To this end, a substantial portion of our executives’ annual and long-term compensation is performance-based, with the payment being contingent on the achievement of performance goals. The portion of compensation that is performance-based increases with the executive’s level of responsibility. We use performance-based compensation for more senior positions because these roles have greater leadership responsibility and influence on the performance of the Company as a whole.
Compensation Program Design Mitigates Risk
In 2013, the Company’s management undertook a review of all of PPG’s compensation programs to identify any inherent material risks to PPG created by these programs. Based on the results of this review, we concluded that the design of our compensation programs does not encourage our employees to take unnecessary or excessive risks that could harm the long-term value of PPG. For more information about this review and the features of our compensation program that mitigate risk, see “Corporate Governance – Compensation Program Design Mitigates Risk” on page 17.
Annual Compensation Programs
Our executive officers receive two forms of annual compensation — base salary and annual incentive awards – which together constitute an executive’s total annual compensation. Please note that “total annual compensation,” as discussed in this Compensation Discussion and Analysis, differs from the “Total” compensation column of the Summary Compensation Table on pages 38 through 39, which includes long-term incentive and other forms of compensation. The levels of base salary and annual incentive targets for our executive officers are established annually under a program intended to maintain parity with the competitive market for executives in comparable positions. Target total annual compensation for each position is set at or near the “market value” for that position.
To determine market value, the compensation committee considers compensation data based on a comparator group, as well as the most recently available data from nationally-recognized independent executive compensation surveys representing a cross section of manufacturing companies.
For purposes of establishing the 2013 executive compensation program, the compensation committee considered a competitive analysis of total direct compensation levels and compensation mixes for our executive officers, using information from:

▪	two general industry surveys as provided by management: the Hewitt Associates 2012 TCM Executive Total Compensation Survey and the Towers Watson 2012 U.S. General Industry Executive Database. The

competitive consensus for top five named executive officers consists of an equally-weighted average of median data from both general industry surveys; and

▪	comparison company median data from a comparator group consisting of the following 20 companies:

3M Company	Eastman Chemical Company	Honeywell International Inc.	Parker-Hannifin Corporation
Air Products and Chemicals, Inc.	Eaton Corporation	Illinois Tool Works Inc.	Praxair, Inc.
Alcoa Inc.	Ecolab Inc.	International Paper Company	The Sherwin-Williams Company
The Dow Chemical Company	Emerson Electric Co.	Johnson Controls, Inc.	Stanley Black & Decker, Inc.
E.I. du Pont de Nemours and Company	Goodyear Tire & Rubber Company	Monsanto Company	Textron Inc.
Our comparator group is intended to be representative of the market in which we compete most directly for executive talent. The selection of companies comprising our comparator group is based on similarity in revenue size, lines of business, participation in global markets and market capitalization.
The compensation committee regularly reviews this group of companies with our independent executive compensation consultant, Frederic W. Cook & Co., Inc., to ensure that it remains an appropriate benchmark for us.
We target the median levels of compensation to derive our market value by adjusting this compensation data to reflect differences in company revenues using regression analysis. The general industry data and the comparator group data are blended when composing the competitive analysis, when possible, such that the combined general industry data and the comparator group are each weighted 50%. The competitive analysis showed that the Company’s named executive officers’ 2013 target total direct compensation was positioned in a range around the median of the compensation of the executives comprising the competitive analysis, and none of our named executive officers’ target total direct compensation was above the range around the median for their peers in the competitive analysis.
In addition, the compensation committee annually reviews a tally sheet of each executive officer’s compensation. Each tally sheet includes detailed data for each of the following compensation elements:

▪	Annual compensation: Information regarding base salary and annual incentive targets for the current year;

▪
Long-term incentive awards: Information regarding all equity-based awards, whether vested or unvested, including total pre-tax value to the executive and holdings relative to our stock ownership requirements (discussed on pages 36 through 37);

▪	Benefits and perquisites: Line item summary showing the annualized cost to the Company of health and welfare benefits, life insurance and perquisites;

▪
Pension and deferred compensation: Annualized cost to the Company of pension plan benefits (qualified plan and non-qualified plan) and defined contribution plans (401(k) and deferred compensation); and

▪	Description and quantification of all compensation and benefits payable upon retirement, termination of employment or change in control.
The compensation committee reviews the information presented in the tally sheet to ensure that it is informed of the compensation and benefits each executive is receiving annually.
The charts below illustrate the allocation of the principal compensation components for our named executive officers for 2013.

Annual Compensation Policies
Our annual compensation policies reflect our pay-for-performance philosophy. We set target total annual compensation for our executive officers to be competitive with the market value for comparable positions, taking into account each executive’s experience in the position and performance. Annual incentive awards are targeted at a level that, when combined with base salaries, is intended to yield total annual compensation that approximates market value. As a result, total annual compensation for a position generally should exceed its market value when our financial performance exceeds our applicable annual targets and individual performance contributes to meeting our objectives. Total annual compensation generally should be below market value when our financial performance does not meet targets and/or individual performance does not have a favorable impact on our objectives.
Base Salary. Based on the compensation committee’s review of the applicable compensation data as discussed above, in February 2013 the committee set base salaries effective March 1, 2013 for all executive officers in relation to the market value for comparable positions. Mr. Bunch received a base salary increase of $55,000; Mr. McGarry and Mr. Sekmakas each received a base salary increase of $50,000; and Mr. Navikas received a base salary increase of $17,000. Mr. Sklarsky joined PPG in April 2013, and pursuant to his offer letter with the Company, Mr. Sklarsky received a base salary of $54,200 a month in 2013. For a description of the material terms of Mr. Sklarsky's offer letter, see "Compensatory Arrangements with Certain Executive Officers" on page 48.
Annual Incentive Awards. In February 2013, the compensation committee determined that the incentive award pool for 2013 annual incentive awards to executive officers would be equal to 1% of adjusted consolidated earnings from operations on a pre-tax basis, excluding noncontrolling interests, for the year ended December 31, 2013. Consolidated earnings is determined in accordance with generally accepted accounting principles, as reflected in our audited consolidated statement of income, and includes any non-operating adjustments approved by the committee. The committee has established guidelines for certain types of non-operating adjustments used by the committee in determining adjusted consolidated earnings for these purposes. These adjustments generally relate to legacy litigation or legacy environmental remediation, accounting rule changes and major portfolio changes, including planned restructuring initiatives. The committee also established that the maximum annual incentive award that could be paid out of the pool to our chief executive officer would be equal to 40% of the pool; the maximum annual incentive award that could be paid out of the pool to each of our next two most highly compensated executive officers would be equal to 15% of the pool; and the maximum award that could be paid out of the pool to each of the other executive officers named in the Summary Compensation Table would be equal to

10% of the pool. Final awards for the executive officers named in the Summary Compensation Table are subject to the negative discretion of the compensation committee.
Although the annual incentive award pool and the percentage of the pool allocated to each executive officer determines the maximum amount that can be paid individually and in the aggregate, the compensation committee’s practice has been to approve annual incentive awards based primarily on target levels set for each executive officer and pre-established, short-term performance objectives. Thus, on an annual basis, the committee establishes a target annual incentive award for each executive officer based on the executive’s position and the market value of comparable positions in our comparator group. For 2013, this target, when expressed as a percentage of base salary, was as follows for each of the executive officers named in the Summary Compensation Table: Mr. Bunch, 140%; Mr. Sklarsky, 90%; Mr. McGarry, 90%; Mr. Sekmakas, 90%; and Mr. Navikas, 90%.
The amount of an executive’s actual annual incentive award, in relation to the executive’s target opportunity, is determined on the basis of achievement of short-term performance objectives. The performance objectives for our chief executive officer and chief financial officer include specific financial targets for Company performance (weighted 70%) and personal performance (weighted 30%). The performance objectives for other executive officers include specific financial targets for Company performance (weighted 20%), business performance (weighted 50%) and personal performance (weighted 30%).
The potential payout of the Company performance component of the annual incentive is based on a pre-determined schedule recommended by management and approved by the compensation committee. The schedule corresponds to various levels of potential Company financial performance measured by adjusted earnings-per-share (weighted 80%) and adjusted cash flow from operations (weighted 20%), assuming the minimum adjusted earnings-per-share threshold is met. The maximum payout of this component under the schedule is 220% of target. Over the past ten years, actual payouts of the Company performance component of the annual incentive have ranged from 98% to 190% of target.
In assessing Company performance against objectives, the compensation committee considers actual results against the approved target objectives, considering whether significant unforeseen obstacles or favorable circumstances altered the expected difficulty of achieving the desired results and the extent to which economic assumptions underlying the performance targets materialized. The overall assessment for Company performance then determines the percentage of the target award that will be paid to each executive for the Company performance component of the annual incentive award. For 2013, as described below, the committee exercised discretion in applying certain non-operating adjustments to the actual earnings-per-share and cash flow results, consistent with guidelines established previously by the committee.
In February 2013, the committee approved a financial performance standard for the Company component of the award of $7.50 adjusted earnings-per-share from continuing operations and adjusted cash flow from continuing operations of $1,550 million. If achieved, this standard would generate 100% of the target bonus for the Company component of the award. This standard compared to actual results for 2012 of $6.44 adjusted earnings-per-share from continuing operations and adjusted cash flow from continuing operations of $1,956 million. The approved performance standard for 2013 included a threshold adjusted earnings-per-share from continuing operations of $6.00, below which no bonus would be paid, regardless of the cash flow from operations performance, and a minimum cash flow from continuing operations performance of $1,163 million for payment on that component. In addition, the approved performance standard for 2013 included a maximum bonus opportunity of 220% if adjusted earnings-per-share from continuing operations of $8.63 and adjusted cash flow from continuing operations of $1,782 million were achieved.
In December 2013, after considering an upwardly revised 2013 Company performance plan to reflect a major acquisition completed in April 2013 presented by management to the Board of Directors earlier in the year, the compensation committee revised the predetermined Company financial performance standard to adjusted earnings-per-share from continuing operations of $7.62 (from $7.50) and adjusted cash flow from continuing operations of $1,594 million (from $1,550 million). The revised performance standard included a threshold adjusted earnings-per-share from continuing operations of $6.10, below which no bonus would be paid, regardless of the cash flow from operations performance, and a minimum cash flow from continuing operations performance of $1,195 million for payment on that component.
In February 2014, the compensation committee reviewed adjusted earnings-per-share from continuing operations of $8.28 and adjusted cash flow from continuing operations of $2,070 million. The committee approved the Company performance component for incentive awards based on adjusted earnings-per-share from continuing operations of $8.28 and adjusted cash flow from continuing operations of $2,070 million. The earnings-per-share performance component included adjustments of $0.50 due to business restructuring charges, $0.44 for legacy environmental remediation charges, $0.19 for acquisition-related charges and $0.09 for legacy pension settlement costs offset by $0.07 for a beneficial U.S. tax law change. Adjustments to the cash flow from operations performance component included adding back $174 million for cash contributions to pension plans and $87 million for restructuring cash spending.

Adjusted earnings-per-share from continuing operations of $8.28 and adjusted cash flow from continuing operations of $2,070 million resulted in a payout of 179% of target for the Company performance component, based on the schedule discussed above. For the earnings-per-share component, this schedule yielded a payout of 169% for the above-target result of $8.28 per share. For the cash flow component, this schedule yielded a payout of 220% for the above target result of $2,070 million. Combining these two results using the 80% and 20% weightings, respectively, yielded an overall result of 179%, which was approved by the compensation committee.
Approved 2013 Performance Components

The personal performance component of the annual incentive is based on measures of individual performance relevant to the particular individual’s job responsibilities. The personal performance assessment of our Chief Executive Officer is determined by the compensation committee, with input from the other non-management members of the Board. The personal performance of each other executive officer is determined by our chief executive officer. The following factors were considered in assessing the personal performance of the executive officers named in the Summary Compensation Table for 2013 against individual objectives:
[Mr. Bunch's personal performance factors]
[Mr. Sklarsky's personal performance factors]
[Mr. McGarry's personal performance factors]
[Mr. Sekmakas's personal performance factors]
[Mr. Navikas's personal performance factors]
Business unit short-term performance objectives and their assessment are specific to each particular business, and are based on pre-tax, pre-interest earnings, working capital reduction, pre-tax, pre-interest margin growth, and sales volume growth. The overall assessment of business performance determines the percent of target paid to applicable executives for the business component of the annual incentive award.
For 2013, we assessed the performance of 12 defined businesses against the criteria discussed above. Actual payouts of the business performance component ranged from 80% to 220% of target. The business performance component payouts for two of our executive officers named in the Summary Compensation Table, Messrs. McGarry and Sekmakas are based on the performance of each of the specific businesses and regions for which each of them is responsible.
[Mr. McGarry’s SBU performance factors]

[Mr. Sekmakas’s SBU performance factors]
The level of achievement of corporate and personal performance objectives for 2013 for Messrs. Bunch, Sklarsky and Navikas corresponded to payouts of [ %], [ %] and [ %] of target, respectively. The level of achievement of business, corporate and personal performance objectives for 2013 for Messrs. McGarry and Sekmakas corresponded to payouts of [ %] and [ %] of target, respectively. The annual incentive awards actually paid to each of these executives for 2013 are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on pages 38 through 39. While serving as executive officers over the past two or three years, as the case may be, the annual incentive awards for these executive officers have ranged from [ %] to [ %] of target.
Annual incentive awards are payable in cash, except that any executive who does not meet the stock ownership requirements described under “PPG Stock Ownership Requirements” on page 36 receives 20% of his or her annual incentive award in the form of PPG common stock. Such stock is restricted from sale by such executive for a period of between two and five years, depending upon the level of stock ownership of the executive. In addition, for officers who have been subject to the policy for more than 5 years at their current requirement level and have not met the ownership requirement, 100% of the vested shares delivered from the RSU award and TSR share award must be held by the officer for a minimum of one year and until the requirement is met. U.S.-based participants are entitled to defer part or all of an annual incentive award under our deferred compensation plan. All of the executive officers named in the Summary Compensation Table have met their stock ownership requirement, except for Mr. Sklarsky, who joined the Company in April 2013. For additional information concerning our deferred compensation plan, see “Deferred Compensation Opportunities” on page 34.
Long-Term Incentive Compensation
Our compensation committee believes that long-term incentive compensation is an important component of our program because it has the effect of retaining executives, aligning executives’ financial interests with the interests of shareholders and incentivizing achievement of PPG’s long-term strategic goals. Payment of long-term incentive awards is based solely on Company performance. Grants are targeted at levels that approximate market value for comparable positions, utilizing the same compensation data used for setting total annual compensation. Each February, the committee reviews and approves equity-based compensation for that year to be granted to executive officers. Three types of long-term incentive awards are granted annually to executive officers:

▪	Stock options;

▪	Total Shareholder Return contingent shares, or TSR shares; and

▪	Restricted Stock Units, or RSUs.
The number of stock options, TSR shares and RSUs granted to executive officers is intended to represent an estimated potential value that, when combined with total annual compensation, as discussed above, will approximate the market value of total annual and long-term compensation paid to executives in our comparator group and in a cross-section of manufacturing companies represented in nationally-recognized executive compensation surveys.
These types of long-term incentive awards were selected to provide a program that focuses on different aspects of long-term performance—stock price appreciation, total return to shareholders and earnings-per-share growth and cash flow return on capital. The estimated potential value of the awards granted to each executive officer is delivered equally through each instrument, so that approximately one-third of the value of the total award is in stock options, one-third is in performance-based RSUs, and one-third is in TSR shares. The compensation committee selected equal distribution to emphasize its view that each of the three equity-based vehicles serves a particular purpose and is equally important in supporting our long-term compensation strategy.
Stock Options. Stock options provide our executive officers with the opportunity to purchase and maintain an equity interest in PPG and to share in the appreciation of the value of our stock. All stock options granted to executive officers in 2013 were granted from our shareholder-approved Omnibus Incentive Plan. Some features of our stock option program include:

▪	Options become exercisable on the third anniversary of the date of grant;

▪	The term of each grant does not exceed ten years;

▪	The exercise price is equal to the closing market price on the date of grant (we do not backdate or grant discounted stock options);

▪	We do not grant options with “reload” or “restored” provisions; and

▪	Repricing of stock options is prohibited.
We continue to use stock options as a long-term incentive because stock options focus the management team on delivering levels of company financial performance over a longer term that contribute to shareholder value. For additional information concerning the timing of grants of stock options, see “Our Policies with Respect to the Granting of Equity Awards” on page 36. In February 2013, the following stock options were awarded to each of the executive officers named in the Summary Compensation Table: Mr. Bunch, 92,568; Mr. McGarry, 15,225; Mr. Sekmakas, 15,225; and Mr. Navikas, 12,180. Mr. Sklarsky was awarded a one-time grant of 18,520 stock options in April 2013 when he joined the Company. Such awards are consistent with our program to distribute long-term incentive awards equally among three different equity-based vehicles, as discussed above.
TSR Shares. TSR shares represent a contingent share grant that is made at the beginning of a three-calendar-year performance period and vests on the last day of the performance period. The grant is settled in a combination of cash and shares of PPG common stock at the end of the performance period. The award amount generated by the grant is based on PPG’s total shareholder return relative to the S&P 500 comparison group. This comparison group represents the entire S&P 500 Index as it existed at the beginning of the performance period, excluding any companies that have been removed from the Index during the performance period. The calculation of total shareholder return assumes that all dividends were reinvested. Summarized below are the material provisions of the TSR share program:

Basis of Payout		Performance Period	Vesting and Payout of Benefit
• Total shareholder return of PPG compared to total shareholder return for S&P 500 companies (as described above) • Payout is 0% to 220% of original TSR shares awarded:		3 calendar years
•  Vest on last day of performance period

•  Settled in a combination of cash and shares at end of performance period

•  Dividend equivalents are awarded at the end of the performance period, based on the actual number of shares earned and paid

PPG TSR	Grant Payout
90th percentile	220%
80th percentile	180%
70th percentile	140%
60th percentile	100%
50th percentile	80%
40th percentile	50%
30th percentile	30%
Below	0%
If minimum performance is not achieved, no payment is made with respect to the TSR share grant. If performance is above target, payment may exceed the original number of contingent TSR shares awarded. Target performance is set at the 60th percentile rank, which allows for a 100% payout only if our performance is greater than the median performance for the comparison set of companies. The minimum and maximum number of shares that may be issued upon settlement of a TSR share grant ranges from 0% to 220% of the original number of contingent TSR shares awarded. Dividend equivalents are awarded at the end of the performance period, based on the actual number of shares earned and paid to an executive. TSR shares are intended to reward executives only when we provide a greater long-term return to shareholders relative to a percentage of the comparison set of companies, which is consistent with our pay-for-performance compensation philosophy.
In February 2013, the following TSR shares were awarded to each of the executive officers named in the Summary Compensation Table: Mr. Bunch, 19,263; Mr. McGarry, 3,168; Mr. Sekmakas, 3,168; and Mr. Navikas, 2,535. Mr. Sklarsky was awarded a one-time grant of 3,805 TSR shares in April 2013 when he joined the Company. Such awards are consistent with our program to distribute long-term incentive awards equally among three different equity-based vehicles, as discussed above under “Long-Term Incentive Compensation.”
The Company made payouts of TSR shares granted in 2011 based on PPG’s total shareholder return measured against that of the S&P 500 (as described above) over the three-year period ending December 31, 2013. PPG’s ranking on this performance measure was at the 93rd percentile, resulting in payouts at 220% of target. The payouts were distributed 50% in shares of PPG common stock and 50% in cash. The cash determination was based on the average PPG stock closing price during the month of December 2013. Payouts to the executive officers named in the Summary Compensation Table for the 2011 TSR grants were: Mr. Bunch, 26,235 shares and $4,861,346; Mr. McGarry, 2,724 shares and $504,387; Mr. Sekmakas, 2,669 shares and $494,195; and Mr.

Navikas, 4,306 shares and $797,531 (aggregate of two grants in 2011). Such share payouts, which vested in December 2013, are reflected in the Option Exercises and Stock Vested table on page 45.
RSUs. Performance-based RSUs represent a contingent share grant that is made at the beginning of a three-calendar-year performance period and vests on the last day of the performance period. If we achieve certain pre-determined performance thresholds, payment is settled in shares of PPG common stock in the February immediately after the end of the three-year performance period. The performance criteria for each year in the three-year performance period are 10% growth in earnings-per-share and 12% cash flow return on capital, taking into account the same adjustment categories utilized by the compensation committee in determining earnings-per-share for purposes of annual incentive awards (see “Annual Incentive Awards” above). If minimum performance is not achieved, no shares are issued with respect to the grant. If performance is above target, the number of shares issued may exceed the original number of contingent shares awarded. The minimum and maximum number of shares that may be issued upon settlement of an RSU ranges from 0% to 180% of the original number of contingent shares awarded, depending on the number of goals attained during the three-year period (see the table below for a breakdown of the payout percentages). No dividend equivalents are awarded on performance-based RSUs. By including performance-based RSUs in the long-term incentive mix, executives are rewarded when financial performance objectives are achieved over an extended period of time. Summarized below are the material provisions of the performance-based RSUs:

Basis of Payout		Performance Period	Vesting and Payout of Benefit
Performance Goals: • 10% growth in earnings-per-share • 12% cash flow return on capital Payout is 0% to 180% of original RSU shares awarded:		3 calendar years	• Vest on last day of performance period • Settled in shares in the February immediately after the end of performance period • No dividend equivalents are awarded
Goals Attained in Performance Period	Payout
6 goals	180%
4 or 5 goals in 3 years	150%
4 goals in 2 years	100%
3 goals	100%
2 goals	50%
1 goal	25%
0 goals	0%
In February 2013, the following RSUs were awarded to each of the executive officers named in the Summary Compensation Table: Mr. Bunch, 20,373; Mr. McGarry, 3,351; Mr. Sekmakas, 3,351; and Mr. Navikas, 2,681. Mr. Sklarsky was awarded a one-time grant of 4,025 RSUs in April 2013 when he joined the Company. Such awards are consistent with our program to distribute long-term incentive awards equally among three different equity-based vehicles, as discussed above under “Long-Term Incentive Compensation.”
The performance period for the RSUs granted in 2011 ended on December 31, 2013. For such 2011 grants, six of the annual goals were achieved in three years, yielding payouts at 180% of target. Specifically, the results were as follows:
RSU Performance Measures for 2011-2013 Performance Period

	2011		2012		2013		2011-2013
	EPS Growth	Cash Flow ROC	EPS Growth	Cash Flow ROC	EPS Growth	Cash Flow ROC	Total Goals Met
Goal Result	31.5%	14.8%	15.6%	20.7%	28.6%	16.9%
Goals Met	1	1	1	1	1	1	6
The Company made share payouts to the executive officers named in the Summary Compensation Table for the 2011 RSU grants as follows: Mr. Bunch, 42,930; Mr. McGarry, 4,455; Mr. Sekmakas, 4,365; and Mr. Navikas, 7,043 (aggregate of two grants in 2011). Such payouts, which vested in December 2013, are reflected in the Option Exercises and Stock Vested table on page 45.

In connection with his hiring in April 2013, Mr. Sklarsky was awarded a one-time grant of 17,000 time-based RSUs, which vest 5,000 in 2015, 5,000 in 2016 and 7,000 in 2017.
Perquisites and Other Benefits
In addition to the annual and long-term compensation described above, executive officers named in the Summary Compensation Table receive certain perquisites and other benefits. Such perquisites include financial counseling services and limited personal use of PPG’s corporate aircraft. At the direction of the compensation committee, in 2011, executive officer perquisites were reviewed and reduced. Effective January 1, 2012, personal club memberships were discontinued and financial counseling benefits were limited to current participants only. Other benefits for our executive officers may include executive life insurance and Company matching contributions under our Deferred Compensation Plan. These perquisites and other benefits are provided to increase the availability of the executives to focus on the business of the enterprise or because we believe they are important to our ability to attract and retain top-quality executive talent. The costs to PPG associated with providing these benefits for executive officers named in the Summary Compensation Table are reflected in the “All Other Compensation” column of the Summary Compensation Table on pages 38 through 39 and in the All Other Compensation Table on page 40.
We also provide other benefits, such as medical, dental and life insurance and disability coverage, to each executive named in the Summary Compensation Table under our benefit plans, which are also provided to most eligible U.S.-based salaried employees. In addition, all of our U.S.-based executive officers are eligible to participate in the PPG Industries Foundation Matching Gift Program, which encourages charitable donations by all of our U.S. employees by matching his or her contributions to eligible institutions. Contributions of up to a total of $10,000 per year may be matched under the program. Eligible institutions include colleges or universities, private secondary schools, cultural institutions and organizations serving exceptional children. The value of these benefits is not included in the Summary Compensation Table because such benefits are made available on a Company-wide basis to most U.S. salaried employees. We also provide vacation and other paid holidays to all employees, including the executive officers named in the Summary Compensation Table, which are comparable to those provided at other large companies.
Deferred Compensation Opportunities
Another aspect of our executive compensation program is our Deferred Compensation Plan. The plan is a voluntary, non-tax qualified, unfunded, deferred compensation plan available to all U.S.-based executive officers and other participants in our management incentive plans to enable them to save for retirement by deferring a portion of their current compensation. The plan also provides eligible employees with supplemental contributions equal to the contributions they would have received under our Employee Savings Plan and our Defined Contribution Retirement Plan, but for certain limitations under the Internal Revenue Code. Under the plan, compensation may be deferred until death, disability, retirement or termination or, in the case of the cash portion of certain incentive awards, other earlier specified dates the participants may select. Deferred amounts (other than the PPG common stock portion of deferred incentive awards, which must be invested in PPG stock) are credited to an investment account that earns a return based on the investment options chosen by the participant. The value of a participant’s investment account is based on the value of the investments selected. Benefits are paid out of our general assets. For additional information concerning our Deferred Compensation Plan, see “Defined Contribution Retirement Plans and Deferred Compensation Plan” and the accompanying Non-Qualified Deferred Compensation Table on page 48.

Retirement Plans
We maintain both a tax-qualified defined benefit pension plan, called Retirement Plan C, and a non-qualified defined benefit pension plan, called the Non-Qualified Retirement Plan, for U.S.-based salaried employees hired prior to 2006. U.S.-based salaried employees hired on or after January 1, 2006 are not eligible to participate in these plans. Each of the U.S.-based executive officers named in the Summary Compensation Table participate in these plans, with the exception of Mr. Sklarsky. In 2013, the Company reorganized its U.S. two tax-qualified defined benefit pension pension plans into six plans. The named executive officers who formerly participated in the Retirement Income Plan now participate in Retirement Plan C. The compensation covered by Retirement Plan C, which is compulsory and noncontributory, is the base salary of a participant as limited by applicable Internal Revenue Service regulations. Our Non-Qualified Retirement Plan is an unfunded supplemental plan that provides benefits paid out of our general assets in an amount substantially equal to the difference between the amount that would have been payable under Retirement Plan C, in the absence of legislation limiting pension benefits and earnings that may be considered in calculating pension benefits, and the amount actually payable under Retirement Plan C. The Non-Qualified Retirement Plan also includes a benefit based on bonus awards for certain U.S. management bonus program participants. We believe this supplemental retirement benefit is competitive with that provided by other companies with which we compete for executive talent. For additional information concerning our retirement plans, see “Pension Benefits” and “Defined Contribution Retirement Plans and Deferred Compensation Plan” on pages 45 through 48.
Mr. Sklarsky is eligible to participate in the Defined Contribution Retirement Plan, which was established by the Company for certain U.S.-based employees hired after 2005. The plan is funded by contributions made by the Company. Contributions are between 2% and 5% of a participant’s eligible plan compensation, based on age and years of service. If contributions made for the benefit of an executive are limited due to requirements of the Internal Revenue Code, we will credit such excess contributions to the executive officer’s account under the Deferred Compensation Plan. An executive has a fully vested benefit under the plan upon completing three years of service with the Company, is within ten years of his or her Social Security normal retirement age or upon termination of employment after reaching early retirement age. An executive may receive a distribution of the vested balance in his or her plan account upon retirement, death, disability or termination of employment.
Change In Control Agreements
We have agreements in place with each of the executive officers named in the Summary Compensation Table providing for their continued employment for a period of up to three years in the event of an actual or threatened change in control of PPG (as “change in control” is defined in the agreements). We believe that these agreements serve to maintain the focus of our senior executives and ensure that their attention, efforts and commitment are aligned with maximizing the success of PPG and shareholder value. These agreements avoid distractions involving executive management that arise when the Board is considering possible strategic transactions involving a change in control and assure continuity of executive management and objective input to the Board when it is considering any strategic transaction. In July 2012, the committee approved a change to the definition of Retirement and the associated benefits related to retirement to ensure that all applicable provisions are applied properly for executives who only participate in the PPG Defined Contribution Retirement Plan and non-U.S. executives who do not participate in either Retirement Plan C or the Defined Contribution Retirement Plan. For additional information concerning our change in control agreements, see “Potential Payments Upon Termination or Change in Control” on pages 48 through 54.
Regulatory Considerations
The tax and accounting consequences of utilizing various forms of compensation are considered when adopting new or modifying existing compensation programs. For example, we considered limitations on the deductibility of personal use of corporate aircraft under the American Jobs Creation Act when adopting our policies regarding use of our aircraft by executive officers. In addition, we have administered our incentive and equity compensation programs, severance plans and change in control agreements in compliance with federal tax rules affecting non-qualified deferred compensation.
Under Section 162(m) of the Internal Revenue Code, as amended, publicly-held corporations may not take a tax deduction for compensation in excess of $1 million paid to any of the U.S.-based executive officers named in the Summary Compensation Table (except the chief financial officer) during any fiscal year. There is an exception to the $1 million limitation for performance-based compensation meeting certain requirements. To maintain flexibility in compensating executives in a manner designed to promote varying corporate goals, the compensation committee has not adopted a policy requiring all compensation to be deductible under Section 162(m). However, the committee considers deductibility under Section 162(m) with respect to compensation arrangements for executives. We believe our annual and long-term incentive compensation programs for executives qualify as performance-based compensation and are not subject to any deductibility limitations under Section 162(m).
Financial Restatement
It is our policy that we will, to the extent permitted by governing law, seek recoupment of incentive compensation paid to any executive officer where:

▪	the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement;

▪	the executive officer is found to have engaged in fraud or misconduct that caused or partially caused the need for the restatement; and

▪	a lower payment would have been made to the executive officer based upon the restated financial results.
In each such instance, we will, to the extent practicable, seek to recover the amount by which the individual executive officer’s incentive compensation for the relevant period exceeded the payment that would have been made based on the restated financial results, plus a reasonable rate of interest.
Our Policies with Respect to the Granting of Equity Awards
Equity awards may be granted by either the compensation committee or its delegate. The committee only delegates authority to grant equity awards to employees who are not executive officers, and only in aggregate amounts not exceeding amounts approved by the committee. The Board generally does not grant equity awards, although the committee regularly reports its activity, including approval of grants, to the Board.
Timing of Grants. Equity awards are granted in February at a regularly scheduled meeting of the compensation committee, and generally further grants are not made for the remainder of the year. These meetings occur approximately one month after the release of our earnings for the immediately preceding year. On limited occasions, grants may occur on an interim basis, primarily for the purpose of approving a compensation package for a newly hired or promoted executive officer. The timing of these grants is driven solely by the activity related to the need for the hiring or promotion, not our stock price or the timing of any release of Company information.
Option Exercise Price. The exercise price of a newly granted stock option is the closing price on the New York Stock Exchange on the date of grant. With respect to the occasional interim grants to a newly hired or promoted executive, the exercise price is the closing price on the New York Stock Exchange on the date of grant, which is the later of the approval date or the hire or promotion date; provided, however, that if the date of hire or promotion would fall within a Company imposed blackout period, the grant date will be the first business day following such blackout period.
PPG Stock Ownership Requirements
The compensation committee also believes that it is in the best interests of shareholders for our officers to own a significant amount of PPG common stock, thereby aligning their interests with the interests of shareholders. Accordingly, in 2003, the compensation committee implemented stock ownership requirements applicable to all of our officers, based on a multiple of base salary. In 2011, the stock ownership requirement for the Chief Executive Officer was increased from five times base salary to six times base salary. The current stock ownership requirements are:

Chief Executive Officer	6 times base salary
Other executive officers	3 times base salary
Other officers	1 or 2 times base salary
Ownership for purposes of these requirements, includes shares of PPG common stock personally owned, as well as all stock holdings in PPG’s savings plan and deferred compensation accounts. Unexercised options and unvested shares awarded under our long-term incentive plans are not counted for these purposes. Officers are expected to meet these ownership requirements within five years of election, appointment or promotion. All executive officers named in the Summary Compensation Table have met their ownership requirement, except for

Mr. Sklarsky who is within his five-year compliance period and should meet the ownership requirement by the end of such period.
Securities Trading Policy
PPG officers and directors may not engage in any transaction in which they may profit from short-term speculative swings in the value of PPG’s securities. This prohibition includes “short sales” (selling borrowed securities that the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), “put” and “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price) and other hedging transactions designed to minimize an executive’s risk inherent in owning PPG stock, such as zero-cost collars and forward sale contracts. In addition, officers may not hold PPG stock in a margin account and may not pledge PPG stock as collateral for a loan. This policy is designed to ensure compliance with all insider trading rules.

COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
(2011-2013)

Name and Position	Year	Salary[3]	Bonus[4]	Stock Awards[5]	Option Awards[6]	Non-Equity Incentive Plan Compen-sation[7]	Change in Pension Value and Nonqualified Deferred Compen-sation Earnings[8]	All Other Compen-sation[9]	Total
C. E. Bunch	2013	$1,350,833	$—	$5,066,660	$2,533,586		$3,112,852	$661,299	$12,725,230
Chairman and Chief Executive Officer	2012	$1,280,000	$—	$5,066,681	$2,533,602	$4,000,000	$4,415,749	$595,511	$17,891,543
	2011	$1,145,833	$—	$4,071,672	$1,833,588	$3,200,000	$3,899,669	$176,954	$14,327,716

F. S. Sklarsky[1,2]	2013	$463,164	$—	$3,113,116	$500,040		$—	$47,301	$4,123,621
Executive Vice President, Finance and Chief Financial Officer

M. H. McGarry	2013	$541,666	$—	$833,321	$416,708		$267,467	$97,833	$2,156,995
Executive Vice President	2012	$442,500	$—	$716,317	$357,762	$720,000	$691,111	$72,387	$3,000,077
	2011	$375,000	$—	$422,533	$190,278	$650,000	$588,842	$30,891	$2,257,544

V. R. Sekmakas[1]	2013	$541,666	$—	$833,321	$416,708		$177,939	$70,735	$2,040,369
Executive Vice President	2012	$442,500	$—	$716,317	$357,762	$700,000	$292,755	$57,544	$2,566,878

D. B. Navikas[2]	2013	$567,167	$—	$666,760	$333,367		$728,221	$76,965	$2,372,480
Senior Vice President, Strategic Planning and Corporate Development	2012	$544,167	$—	$666,659	$333,370	$918,000	$679,755	$59,888	$3,201,839
	2011	$406,940	$—	$642,463	$303,064	$580,000	$396,350	$32,835	$2,361,652

[1]	Mr. Sklarsky was not a named executive officer in 2011 or 2012. Mr. Sekmakas was not a named executive officer in 2011.

[2]
Mr. Sklarsky joined PPG as Executive Vice President, Finance, effective April 15, 2013, and assumed the responsibilities of Chief Financial Officer on August 1, 2013. Mr. Navikas was appointed Senior Vice President, Finance and Chief Financial Officer, effective June 10, 2011. Effective August 1, 2013, Mr. Navikas was appointed Senior Vice President, Strategic Planning and Corporate Development.

[3]
The annual salaries as of January 1, 2013, and as of the annual salary increase date of March 1, 2013, were: Mr. Bunch, $1,305,000 and $1,360,000; Mr. McGarry, $500,000 and $550,000; Mr. Sekmakas, $500,000 and $550,000; and Mr. Navikas, $553,000 and $570,000. With his appointment as Executive Vice President, Finance and Chief Financial Officer, Mr. Sklarsky's annual salary as of April 15, 2013 was $650,400. The annual salaries as of January 1, 2012, and as of the annual salary increase date of March 1, 2012, were: Mr. Bunch, $1,155,000 and $1,305,000; Mr. McGarry, $380,000 and $425,000; Mr. Sekmakas, $380,000 and $425,000; and Mr. Navikas, $500,004 and $553,000. With his promotion to Executive Vice President and appointment to the Executive Committee, on September 1, 2012, Mr. McGarry’s annual salary was increased to $500,000. With his promotion to Executive Vice President and appointment to the Executive Committee, on September 1, 2012, Mr. Sekmakas’ annual salary was increased to $500,000. The annual salaries as of January 1, 2011, and as of the annual salary increase date of March 1, 2011, were: Mr. Bunch, $1,100,000 and $1,155,000; Mr. McGarry, $350,000 and $380,000; and Mr. Navikas, $310,000 and $315,813. With his promotion to Senior Vice President, Finance and Chief Financial Officer, on July 1, 2011, Mr. Navikas’ annual salary was increased to $500,004.

[4]
The named executive officers were not entitled to receive any payments that would be characterized as “Bonus” payments for the fiscal years ended December 31, 2013, 2012 and 2011. Amounts listed under the column “Non-Equity Incentive Plan Compensation” constitute annual incentive awards for 2013, 2012 and 2011 that were determined by the Officers-Directors Compensation Committee at its February 19, 2014, February 20, 2013 and February 15, 2012 meetings, respectively, and, to the extent not deferred by an executive, were paid out shortly thereafter.

[5]
The amounts in this column represent the grant date fair value calculated in accordance with FASB ASC Topic 718 for grants occurring in the fiscal years ended December 31, 2013, 2012, and 2011 of performance-based restricted stock units, or RSUs, and performance-based total shareholder return contingent shares, or TSRs, granted as part of the long-term incentive components of our compensation program described on pages 31 through 34. The assumptions used in calculating these amounts for 2013 are set forth in Note 19 to our Financial

Statements for the year ended December 31, 2013, which is located on pages 70 through 72 of our Annual Report on Form 10-K. RSUs and TSRs are subject to performance conditions, and the grant date fair value shown is based on performance at target levels, which is the probable outcome of such conditions. The value of these awards made in the fiscal year ended December 31, 2013, assuming that the highest level of performance conditions will be achieved, is as follows: Mr. Bunch, $10,133,298; Mr. Sklarsky, $4,113,453; Mr. McGarry, $1,666,626; Mr. Sekmakas, $1,666,626; and Mr. Navikas, $1,333,520. The value of these awards made in the fiscal year ended December 31, 2012, assuming that the highest level of performance conditions will be achieved, is as follows: Mr. Bunch, $10,133,362; Mr. McGarry, $1,432,222; Mr. Sekmakas, $1,432,222; and Mr. Navikas, $1,333,312. The value of these awards made in the fiscal year ended December 31, 2011, assuming that the highest level of performance conditions will be achieved, is as follows: Mr. Bunch, $7,549,765; Mr. McGarry, $783,466, and Mr. Navikas, $1,215,660.

[6]
The amounts in this column represent the grant date fair value computed in accordance with FASB ASC Topic 718 for stock option grants occurring in the fiscal years ended December 31, 2013, 2012 and 2011 as part of the long-term incentive component of our compensation program described on pages 31 through 32 . The assumptions used in calculating these amounts are set forth in Note 19 to our Financial Statements for the year ended December 31, 2013, which is located on pages 70 through 72 of our Annual Report on Form 10-K.

[7]	The amounts in this column reflect the dollar value of annual incentive awards for 2013, 2012 and 2011, as described on pages 28 through 31.

[8]
The amounts in this column reflect the actuarial increase in the present value of the named executive officer’s benefits under our qualified and non-qualified pension plans, determined using interest rate and mortality rate assumptions consistent with those used in our financial statements, except that retirement age is assumed to be normal retirement age as defined in the applicable plan.

[9]	Includes all other compensation as described in the table entitled “All Other Compensation Table” on page 40.

All Other Compensation Table
(2013)

	Perquisites				Other Compensation
	Personal Use of Company Aircraft[1]	Financial Counseling[2]	Other[3]	Total Perquisites	Defined Contribution Retirement Plan and Employee Savings Plan Contributions[4]	Deferred Compensation Contributions[5]	Deferred Dividends[6]	Total Other Compensation	Total All Other Compensation
C. E. Bunch	$61,465	$10,600	$12,316	$84,381	$14,344	$40,514	$522,060	$576,918	$661,299
F. S. Sklarsky	$—	$—	$—	$—	$23,843	$23,458	$—	$47,301	$47,301
M. H. McGarry	$—	$10,600	$—	$10,600	$14,344	$16,208	$56,681	$87,233	$97,833
V. R. Sekmakas	$51	$10,600	$—	$10,651	$14,344	$10,826	$34,914	$60,084	$70,735
D. B. Navikas	$—	$10,600	$878	$11,478	$14,344	$16,240	$34,903	$65,487	$76,965

[1]
The amounts in this column reflect the aggregate incremental cost to PPG of personal use of corporate aircraft. The aggregate incremental cost to PPG is determined on a per flight basis and includes the cost of fuel, a pro-rata share of repairs and maintenance, landing and storage fees, crew-related expenses and other miscellaneous variable costs. A portion of this value attributable to personal use of corporate aircraft (as calculated in accordance with Internal Revenue Service guidelines) is included as compensation on the W-2 of Mr. Bunch.

[2]	The amounts in this column reflect the cost of financial counseling services paid by PPG.

[3]	For Messrs. Bunch and Navikas, the amounts in this column reflect the aggregate incremental cost to PPG of executive life insurance.

[4]
The amounts in this column reflect company contributions under the Employee Savings Plan. For Mr. Sklarsky, the amount in this column also reflects Company contributions to the Defined Contribution Retirement Plan.

[5]
The amounts in this column reflect company contributions under the Deferred Compensation Plan in lieu of Company contributions that could not be made under the Employee Savings Plan and, in the case of Mr. Sklarsky, under the Defined Contribution Retirement Plan, because of the Internal Revenue Code limitations.

[6]	The amounts in this column represent dividend equivalents on the TSR award that was paid during 2013.

Grants of Plan Based Awards
(2013)

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Securities Underlying (#)		All Other Option Awards: Number of Securities Underlying (#)	Exercise or Base Price of Option Awards ($/Sh)[2]	Grant Date Fair Value of Stock and Option Awards[3]
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
C. E. Bunch	N/A	$761,600	$1,904,000	$6,000,000
	19-Feb-2013										92,568	$131.51	$2,533,586
	19-Feb-2013				5,093	20,373	36,671	U					$2,533,383
	19-Feb-2013				5,779	19,263	42,379	T					$2,533,277
F. S. Sklarsky	N/A	$234,000	$585,000	$1,748,000
	15-Apr-2013										18,520	$131.44	$500,040
	15-Apr-2013								17,000	[4]			$2,112,760
	15-Apr-2013				1,006	4,025	7,245	U					$500,227
	15-Apr-2013				1,142	3,805	8,371	T					$500,129
M. H. McGarry	N/A	$198,000	$495,000	$2,622,000
	19-Feb-2013										15,225	$131.51	$416,708
	19-Feb-2013				838	3,351	6,032	U					$416,697
	19-Feb-2013				950	3,168	6,970	T					$416,624
V. R. Sekmakas	N/A	$198,000	$495,000	$2,622,000
	19-Feb-2013										15,225	$131.51	$416,708
	19-Feb-2013				838	3,351	6,032	U					$416,697
	19-Feb-2013				950	3,168	6,970	T					$416,624
D. B. Navikas	N/A	$205,200	$513,000	$1,748,000
	19-Feb-2013										12,180	$131.51	$333,367
	19-Feb-2013				670	2,681	4,826	U					$333,382
	19-Feb-2013				761	2,535	5,577	T					$333,378

U –-	RSUs. Estimated future payouts relate to the performance period of 2013 through 2015. For additional information concerning the material terms of these RSU grants, see pages 33 through 34.

T –-	TSR shares. Estimated future payouts relate to the performance period of 2013 through 2015. For additional information concerning the material terms of these TSR grants, see pages 32 through 33.

[1]
The amounts in these columns reflect the minimum payment level, if an award is achieved, the target payment level and the maximum payment level under our annual incentive award program. For additional information concerning our annual incentive award program, see pages 28 through 31.

[2]
The exercise price of option awards is the closing sale price of PPG common stock reported for the date of grant on the New York Stock Exchange. Option awards vest on the third anniversary of the date of grant. For additional information concerning stock option awards, see pages 31 through 32.

[3]
Refer to Note 19 to our Financial Statements for the year ended December 31, 2013, which is located on pages 70 through 72 of our Annual Report on Form 10-K, for the relevant assumptions used to determine the valuation of stock-based compensation awards.

[4]	Non-recurring RSUs granted in 2013 that vest incrementally in relation to future service for periods up to four years. The material terms of these RSUs are described on pages 33 through 34.

Outstanding Equity Awards at Fiscal Year-End
(2013)

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Vest Date	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Not Vested (#)[1,2]			Performance Period	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights Not Vested ($)[3]
C. E. Bunch	140,000		$61.81	17-Feb-2013	16-Feb-2020	20,373		U	2013-2015	3,863,943
		95,400	$88.70	16-Feb-2014	15-Feb-2021	45,839		U	2012-2014	8,693,730
		141,542	$89.94	15-Feb-2015	14-Feb-2022	33,286		T	2013-2015	6,313,111
		92,568	$131.51	20-Feb-2016	19-Feb-2023	61,967		T	2012-2014	11,752,737
F. S. Sklarsky		18,520	$131.44	15-Apr-2016	14-Apr-2023	4,025		U	2013-2015	763,382
						6,575		T	2013-2015	1,247,022
						17,000	[4]			3,224,220
M. H. McGarry	5,000		$61.81	17-Feb-2013	16-Feb-2020	3,351		U	2013-2015	635,551
		9,900	$88.70	16-Feb-2014	15-Feb-2021	6,032		U	2012-2014	1,143,934
		12,664	$89.94	15-Feb-2015	14-Feb-2022	5,474		T	2013-2015	1,038,256
		5,958	$110.02	01-Sep-2015	31-Aug-2022	8,153		T	2012-2014	1,546,336
		15,225	$131.51	20-Feb-2016	19-Feb-2023
V. R. Sekmakas		9,700	$88.70	16-Feb-2014	15-Feb-2021	3,351		U	2013-2015	635,551
		12,664	$89.94	15-Feb-2015	14-Feb-2022	6,032		U	2012-2014	1,143,934
		5,958	$110.02	01-Sep-2015	31-Aug-2022	5,474		T	2013-2015	1,038,256
		15,225	$131.51	20-Feb-2016	19-Feb-2023	8,153		T	2012-2014	1,546,336
D. B. Navikas		5,000	$88.70	16-Feb-2014	15-Feb-2021	2,681		U	2013-2015	508,478
		12,290	$83.90	01-Aug-2014	31-Jul-2021	6,032		U	2012-2014	1,143,934
		18,624	$89.94	15-Feb-2015	14-Feb-2022	4,380		T	2013-2015	830,802
		12,180	$131.51	20-Feb-2016	19-Feb-2023	8,153		T	2012-2014	1,546,336

U -–	RSUs. For additional information concerning the material terms of these RSU grants, see pages 33 through 34.

T –- TSR shares. For additional information concerning the material terms of these TSR grants, see pages 32 through 33.

[1]	The RSUs for the 2012 - 2014 performance period reflect an estimated payout of 150%. The RSUs for the 2013 - 2015 performance period reflect an estimated payout of 100%.

[2]	The TSRs for the 2012 - 2014 performance period reflect an estimated payout of 220%. The TSRs for the 2013 - 2015 performance period reflect an estimated payout of 172.8%.

[3]	Payout value is based on the $189.66 closing sale price of PPG common stock reported on December 31, 2013 on the New York Stock Exchange Composite Tape.

[4]	Unvested time-based RSUs vest as to 5,000 units on December 31, 2015, 5,000 units on December 30, 2016, and 7,000 units on December 29, 2017.

Option Exercises and Stock Vested
(2013)

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on RSU Vesting (#)[2]	Number of Shares Acquired on TSR Vesting (#)[3]	Value Realized on Vesting ($)
C. E. Bunch	335,000	$36,260,245	42,930	26,235	$17,864,795
F. S. Sklarsky	—	$—	—	—	$—
M. H. McGarry	21,200	$2,061,033	4,455	2,724	$1,854,079
V. R. Sekmakas	15,300	$1,447,076	4,365	2,669	$1,816,627
D. B. Navikas	20,600	$1,788,574	7,043	4,306	$2,931,208

[1]
The amounts in this column are calculated by multiplying the number of shares acquired on exercise by the difference between the fair market value of the common stock on the date of exercise and the exercise price of the options.

[2]	The amounts in this column are the number of shares acquired upon the vesting of RSU awards granted in 2011. Payout of 2011 RSU awards is described on pages 33 through 34.

[3]
The amounts in this column represent the number of shares earned upon the vesting of TSR awards granted in 2011. As described on page 32, TSR awards are paid 50% in shares of PPG common stock and 50% in cash.

Pension Benefits
We maintain both a tax-qualified defined benefit pension plan, called Retirement Plan C, and a non-qualified defined benefit pension plan, called the Non-Qualified Retirement Plan. Employees hired on or after January 1, 2006 are not eligible to participate in these plans. Each of the executive officers named in the Summary Compensation Table participates in these plans, with the exception of Mr. Sklarsky. In 2013, the Company reorganized its U.S. two tax-qualified defined benefit pension pension plans into six plans. The named executive officers who formerly participated in the Retirement Income Plan now participate in Retirement Plan C. The table below shows the present value of accumulated benefits payable to each such named executive officer as of December 31, 2013, including the number of years of service credited to each such named executive officer, under each of Retirement Plan C and the Non-Qualified Retirement Plan, determined using interest rate and mortality rate assumptions consistent with those used in our financial statements. The material terms of Retirement Plan C and the Non-Qualified Retirement Plan are described below.
Pension Benefits Table
(2013)

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($)
C. E. Bunch	Retirement Plan C	34.5		$1,247,064
	Non-Qualified Retirement Plan	34.5		$21,768,853	[1]
M. H. McGarry	Retirement Plan C	33.0		$670,676
	Non-Qualified Retirement Plan	33.0		$2,037,218
V. R. Sekmakas	Retirement Plan C	16.3		$272,045
	Non-Qualified Retirement Plan	16.3		$698,055
D. B. Navikas	Retirement Plan C	18.2		$574,524
	Non-Qualified Retirement Plan	27.3	[2]	$2,324,173	[1,3]

[1]
This officer is eligible to commence a retirement benefit under the Non-Qualified Pension Plan based on the officer’s age and years of service as of December 31, 2013. As further described in the narrative discussion following this table, the estimated lump-sum present value under the Non-Qualified Pension Plan to which the officer would be entitled is as follows: Mr. Bunch, $30,507,793; and Mr. Navikas, $3,803,902.

[2]
Includes application of a short service provision accelerating the executive’s company service by 1.5 years credited for each actual year of service. More information on short service provisions under our Non-Qualified Retirement Plan may be found on pages 45 through 48.

[3]
This amount was calculated applying a short service provision giving Mr. Navikas 1.5 years of credited service for every year of actual service. Using Mr. Navikas’ actual service time of 18.2 years, the present value of his accumulated benefit under the Non-Qualified Retirement Plan would have been $1,709,461. Accordingly, the short service provision increased the present value of his accumulated benefit under our Non-Qualified Retirement Plan by $614,712.

The values reflected in the “Present Value of Accumulated Benefit” column of the Pension Benefits Table are equal to the actuarial present value of each officer’s accrued benefit under the applicable plan as of December 31, 2013, using the same actuarial factors and assumptions used for financial statement reporting purposes, except that retirement age is assumed to be normal retirement age as defined in the applicable plan. These assumptions are described under Note 13 to our Financial Statements for the year ended December 31, 2013, which is located on pages 55 through 60 of our Annual Report on Form 10-K. In accordance with Item 402(h) of Regulation S-K, the present value amounts are calculated using a 5.13% discount rate for Retirement Plan C and 4.86% discount rate for the Non-Qualified Retirement Plan. The lump-sum payment amounts for the Non-Qualified Pension Plan are calculated in accordance with the relevant provisions of the Non-Qualified Pension Plan using the Pension Benefit Guaranty Corporation discount rate of 1.75% as in effect on December 31, 2013, rather than the 4.86% discount rate used for financial statement reporting purposes.
The benefit payable under Retirement Plan C is a function of the participant’s five-year average annual covered base compensation for the highest five consecutive years out of the final ten years immediately prior to retirement and credited years of service. In January 2011, Retirement Plan C was amended such that eligible employees with combined age and service points fewer than 60 and actively employed by the Company as of December 31, 2011 ceased to accrue benefits under Retirement Plan C as of December 31, 2011. Eligible employees with combined age and service points of 60 or more and actively employed by the Company at December 31, 2011 will continue to accrue benefits under Retirement Plan C until the earlier of their retirement date or December 31, 2020. When benefits cease to accrue under Retirement Plan C, eligible employees will earn future retirement benefits through the Defined Contribution Retirement Plan. The Non-Qualified Retirement Plan’s benefit is supplemental to the qualified plan’s benefit in that the Non-Qualified Retirement Plan provides a benefit that is substantially equal to the difference between the amount that would have been payable under the qualified Retirement Plan C, in the absence of legislation limiting the compensation covered by the plan, and the amount actually payable under Retirement Plan C. The Non-Qualified Retirement Plan also includes a benefit based on bonus awards for certain U.S. management bonus program participants. The benefit payable under the Non-Qualified Plan is determined in the same manner as for Retirement Plan C with regard to credited service and base salary above legislative limits; incentive payments are factored in by using the average of the highest five payments during the last ten years prior to retirement. Historically, a short service provision was granted to selected experienced executives as part of their hiring arrangements. This provision enabled us to accelerate the executive’s Company service (1.5 years credited for each actual year of service, up to a maximum of 30 years) in the Non-Qualified Retirement Plan in order to facilitate late-career employment changes. This short service provision currently is in effect for Mr. Navikas. Executives hired on or after January 1, 2006 are not eligible for this benefit as a result of an amendment to the Non-Qualified Retirement Plan.
Retirement Plan C contains the following material terms:

▪	The normal form of benefit is a life annuity for unmarried participants and a joint and 50% survivor annuity for married participants;

▪
A participant may elect out of the normal form of benefit and receive an actuarially-equivalent alternative form of benefit, including a single life annuity (for a married participant) or a joint and survivor annuity with a survivor benefit ranging from 1%-100%, as selected by the participant;

▪	There is no lump-sum benefit option;

▪
A participant may elect early retirement up to ten years prior to the participant’s normal retirement age, subject to reduction of the retirement benefit to reflect the early commencement of the benefit; and

▪	A participant has a fully vested benefit under the plan upon completing five years of service or reaching early retirement age.
The Non-Qualified Plan contains the following material terms:

▪	A participant is entitled to a distribution upon reaching the later of his or her early retirement date (as defined in the qualified plan) or the participant’s termination of employment;

▪
The normal form of payment for benefits at retirement for the group of participants that includes each of the executive officers named in the Summary Compensation Table who participates in the plan is a lump-sum payment; and

▪
A participant has a fully vested benefit under the plan upon completing five years of service or reaching early retirement age, but his or her accrued benefit is subject to forfeiture if the participant engages in any competitive activity, or other activity that is deemed contrary or harmful to the interests of PPG.

Defined Contribution Retirement Plans and Deferred Compensation Plan
We maintain a tax-qualified defined contribution retirement plan, called the Defined Contribution Retirement Plan, which was established by PPG for certain U.S.-based employees hired on or after January 1, 2006. Mr. Sklarsky participates in the Defined Contribution Retirement Plan. The plan is funded by contributions made by the Company. Contributions are between 2% and 5% of a participant’s eligible plan compensation, based on age and years of service. If contributions made for the benefit of an executive are limited due to requirements of the Internal Revenue Code, we will credit such excess contributions to the executive officer’s account under the Deferred Compensation Plan. An executive has a fully vested benefit under the plan upon completing three years of service with the Company, is within ten years of his or her Social Security normal retirement age or upon termination of employment after reaching early retirement age. An executive may receive a distribution of the vested balance in his or her plan account upon retirement, death, disability or termination of employment.
In the U.S., we maintain the Deferred Compensation Plan to allow participants, including each of the U.S.-based executive officers named in the Summary Compensation Table, to defer a portion of their compensation in a phantom PPG stock account or other phantom investment accounts. The amount deferred earns a return based on the investment options selected by the executive officer. Executive officers may elect to defer up to 50% of their base salary, and up to 100% of any incentive award, TSR share award and RSU award that the executive officer may be entitled to receive. All dividend equivalents earned on TSR share award grants are deferred into the Deferred Compensation Plan. We also may make certain additional contributions to the executive officer’s account. For example, if the executive officer’s contributions under the Employee Savings Plan or the Defined Contribution Retirement Plan are limited due to requirements of the Internal Revenue Code, we will credit such excess contributions to the executive officer’s account under the Deferred Compensation Plan. The executive officer is always fully vested in compensation that he or she elects to have deferred into the plan and any contributions made on behalf of the executive officer related to the Employee Savings Plan. Through December 31, 2010, all Company contributions related to the Employee Savings Plan were deemed to be invested in PPG common stock. Beginning January 1, 2011, Company contributions are invested proportionally into the investment options chosen by the employee.
The table below shows the Deferred Compensation Plan’s current investment options and their respective annual rate of return for the year ended December 31, 2013, as reported by the administrator of the plan.

Investment Option	Rate of Return
PPG Stock Account	41.46%
Fidelity Growth Company Fund	37.61%
Fidelity Contrafund	34.15%
Fidelity Spartan US Equity Index Fund	32.25%
Fidelity Intermediate Bond Fund	(0.64)%
Fidelity Institutional MM Portfolio-Class 1	0.01%
The amount owed to executive officers under the Deferred Compensation Plan is an unfunded and unsecured general obligation of PPG. An executive officer receives a distribution of the balance in his or her plan account upon retirement, death, disability, termination of employment, a scheduled payment date, financial hardship (for amounts deferred prior to January 1, 2005) or unforeseeable emergency (for amounts deferred after December 31, 2004). Distributions can be in the form of a lump sum or installments. Payment can commence at the time of separation or, in certain situations, can be deferred until a later point in time. Compensation deferred prior to January 1, 2005 and related earnings are distributed according to the executive officer’s election. Compensation deferred after December 31, 2004 and related earnings are distributed according to the executive officer’s election only in the case of retirement (no earlier than six months following retirement). In the case of disability or termination, the distribution is made in a lump sum on the date that is the later of (i) the first day of the first quarter of a plan year that is six months and ten days following the separation or (ii) January 1 of the year following the separation. In the case of death, a distribution is made to the executive officer’s beneficiary as soon as administratively possible. Distributions from the PPG stock account are in the form of PPG common stock and distributions from all other investment options are in cash.
Non-Qualified Deferred Compensation Table
(2013)

Name	Plan[1]	Executive Contributions in 2013 ($)[2]	Registrant Contributions in 2013 ($)[3]	Aggregate Earnings in 2013 ($)[4]	Aggregate Balance at 12/31/13 ($)[5]
C. E. Bunch	DCP	$562,574	$40,514	$2,082,455	$7,868,393
F. S. Sklarsky	DCP	$19,512	$23,458	$4,719	$47,689
M. H. McGarry	DCP	$78,343	$16,208	$96,724	$417,064
V. R. Sekmakas	DCP	$45,740	$10,826	$163,290	$638,005
D. B. Navikas	DCP	$51,917	$16,240	$558,035	$1,998,744

[1]	All executives participate in the Deferred Compensation Plan, or DCP.

[2]	The amounts in this column are reported as compensation in the “Salary” and “All Other Compensation” columns of the Summary Compensation Table on pages 38 through 39.

[3]	The amounts in this column are reported in the “All Other Compensation” column of the Summary Compensation Table on pages 38 through 39.

[4]	None of the amounts in this column are included as compensation in the Summary Compensation Table on pages 38 through 39.

[5]
The following aggregate amounts were reported in the Summary Compensation Table on pages 38 through 39 as 2011 and 2012 compensation, as applicable: Mr. Bunch, $568,406; Mr. McGarry, $81,314; Mr. Sekmakas, $34,909; and Mr. Navikas, $72,902.

Compensatory Arrangements with Certain Executive Officers
David B. Navikas. Mr. Navikas was appointed Senior Vice President, Finance and Chief Financial Officer effective June 10, 2011. Upon his appointment, Mr. Navikas and the Company agreed to the following compensatory arrangement:

▪	A base salary of $41,667 per month, effective July 1, 2011;

▪	A one-time grant on August 1, 2011 of 12,290 stock options, 2,663 performance-based RSUs and 2,663 TSR shares pursuant to PPG’s Amended and Restated Omnibus Incentive Plan;

▪	A prorated target cash bonus of $450,000, effective July 1, 2011; and

▪	A grant in February 2012 of stock options, performance-based RSUs and TSR shares with an initial aggregate value of $1,000,000 on the grant date.
Frank S. Sklarsky. Mr. Sklarsky was appointed Executive Vice President, Finance effective April 15, 2013 and assumed the responsibilities of chief financial officer on August 1, 2013. Upon his appointment, Mr. Sklarsky and the Company agreed to the following compensatory arrangement:

▪	A base salary of $54,000 per month;

▪
A one-time grant of 5,000 RSUs that will vest on December 31, 2015, 5,000 RSUs that will vest on December 30, 2016 and 7,000 RSUs that will vest on December 29, 2017 pursuant to PPG’s Amended and Restated Omnibus Incentive Plan;

▪	A prorated target cash bonus of $585,000; and

▪	A grant on April 15, 2013 of stock options, performance-based RSUs and TSR shares with an initial aggregate value of $1,500,000 on the grant date.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The tables below reflect the amount of compensation to each of the executive officers named in the Summary Compensation Table in the event of termination of such executive’s employment under certain circumstances. The amounts shown assume that such termination was effective as of December 31, 2013, and thus includes amounts earned through such time and are estimates of the amounts that would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from PPG.
For purposes of calculating the estimated potential payments to our U.S.-based officers under the Non-Qualified Pension Plan, as reflected in the tables below, we have used the same actuarial factors and assumptions used for financial statement reporting purposes and set forth under Note 13 to our Financial Statements for the year ended December 31, 2013, which is located on pages 55 through 60 of our Annual Report on Form 10-K. However, the amounts reflected in the tables below for the Non-Qualified Pension Plan are calculated in accordance with the relevant provisions of the Non-Qualified Pension Plan using the 4.86% discount rate for our U.S. non-qualified defined benefit pension plan that is used for financial statement reporting purposes.
Potential Payments and Benefits Upon Termination
The first column of each table below sets forth the payments to which the officer would be entitled, other than accrued but unpaid base salary and any benefits payable or provided under broad-based employee benefit plans and programs, in the event of a termination of the officer’s employment for any reason by PPG or the officer, and assuming such termination occurred prior to, or did not otherwise arise in connection with, a change in control of PPG. The second column of each table reflects payments that would be due in the event of the officer’s termination of employment due to death prior to a change in control of PPG. In any of these events, we are not obligated to provide other health or welfare benefits or any special severance payments, accelerated vesting of equity compensation or tax gross-ups to the officers.

	Voluntary or Involuntary Termination		Death
C. E. Bunch
Non-Qualified Pension	$—	[1]		[2]
Financial Counseling	10,860		—
Executive Life – Proceeds	—		1,360,000	[3]
Total	$10,860		$1,360,000
M. H. McGarry
Non-Qualified Pension	$—	[4]	$—	[5]
Financial Counseling	—	[4]	—
Total	$—		$—
V. R. Sekmakas
Non-Qualified Pension	$—	[4]	$—	[5]
Financial Counseling	—	[4]	—
Total	$—		$—
D. B. Navikas
Non-Qualified Pension	$—	[1]		[2]
Financial Counseling	10,860		—
Executive Life—Proceeds	—		570,000	[3]
Total	$10,860		$570,000

[1]
 This officer is eligible to commence a retirement benefit under the Non-Qualified Pension Plan based on the officer’s age and years of service as of December 31, 2013 upon any termination of the officer’s employment. The estimated lump-sum present value under the Non-Qualified Pension Plan to which this officer would be entitled is presented in the Pension Benefits Table, which is located on pages 45 through 46.

[2]
This officer’s beneficiary is eligible to commence a beneficiary retirement benefit under the Non-Qualified Pension Plan based on the officer’s age and years of service as of December 31, 2013 upon the officer’s termination of employment due to death. The amount reflected in this column for this officer is not a present value amount, but the estimated aggregate payments over the lifetime of the eligible beneficiary of the officer, assuming payments commenced following the officer’s termination of employment as a result of death on December 31, 2013.

[3]
The amount reflected under Executive Life-Proceeds in the table for this officer is the benefit payable upon the officer’s death under an executive life insurance program, which was closed to new entrants in 2001, providing for a death benefit of one times base salary. The value of premiums paid for insurance with respect to this benefit is reflected in the All Other Compensation Table on page 40.

[4]
This officer is not eligible to commence a retirement benefit under the Non-Qualified Pension Plan, based on the officer’s age and years of service as of December 31, 2013, until the officer reaches earliest retirement age, as defined under the Non-Qualified Pension Plan. The amount reflected under “Non-Qualified Pension” in the table for this officer is not a present value amount, but the estimated aggregate payments over the officer’s lifetime, assuming the officer terminated employment with PPG on December 31, 2013 and payments commenced upon the date that the officer attains the earliest eligible retirement age provided under the Non-Qualified Pension Plan. Also, because this officer is not eligible to retire at December 31, 2013, no amount would be payable for financial counseling upon termination.

[5]
This officer’s beneficiary is not eligible to commence a beneficiary retirement benefit under the Non-Qualified Pension Plan, based on the officer’s age and years of service as of December 31, 2013, until the date the officer would have reached earliest retirement age, as defined under the Non-Qualified Pension Plan. The amount reflected under “Non-Qualified Pension” in the table for this officer is not a present value amount, but the estimated aggregate payments over the lifetime of the eligible beneficiary of the officer, assuming the officer’s employment terminated due to death on December 31, 2013 and payments commenced upon the date that the officer would have attained the earliest eligible retirement age provided under the Non-Qualified Pension Plan.

Potential Payments and Benefits Upon Termination Following, or in Connection with, a Change in Control of PPG
We have entered into change in control agreements with our executive officers named in the Summary Compensation Table and with certain other officers. The change in control agreements have three-year terms, which terms are automatically extended for one year upon each anniversary unless a notice not to extend is given by PPG. If a “change in control” occurs during the term of an agreement, then the agreement becomes operative for a fixed three-year period. The agreements provide generally that the officer’s terms and conditions of employment (including position, location, compensation and benefits) will not be adversely changed during the three-year period after a change in control of PPG. The change in control agreements also contain confidentiality provisions prohibiting the officer from divulging or communicating, without our prior consent or except as required by law, any confidential information, knowledge or data relating to PPG or its business during the officer’s employment and at all times thereafter. In 2007, 2010, 2012 and 2013, the Officers-Directors Compensation Committee approved certain changes to our change in control agreements, which are described under “Changes to Form of Change in Control Agreement” on pages 51 through 52.
Termination For Cause or Other Than For Good Reason. Under the change in control agreements, in the event of an officer’s termination of employment by PPG for cause or by the officer other than for good reason during the three-year period following a change in control, the officer will receive payment only of his or her accrued but unpaid base salary and any benefits payable or provided under broad-based employee benefit plans and programs.
Termination Without Cause or For Good Reason. If PPG terminates the officer’s employment (other than for cause, death or disability) or the officer terminates his or her employment for good reason during the three-year period following a change in control, and upon certain terminations prior to a change in control or in connection with or in anticipation of a change in control, the officer is generally entitled to receive the following payments and benefits:

▪
a pro-rata bonus for the year of the date of termination based on the officer’s highest annual bonus during the three years prior to the change in control or the annual bonus for the most recent fiscal year after the change in control, whichever is higher (such higher amount referred to herein as the “highest annual bonus”);

▪	three times the officer’s annual base salary;

▪	three times the officer’s highest annual bonus;

▪
a lump-sum payment having an actuarial present value equal to the additional pension benefits the officer would have received if he or she had continued to be employed by PPG for an additional three years for purposes of both age and service credit, assuming the officer’s compensation for each such additional year is equal to his or her annual base salary prior to the change in control (or any higher salary thereafter) and his or her annual bonus is at least equal to the officer’s highest annual bonus during the three years prior to the change in control (the “Pension Differential”);

▪
a lump-sum payment equal to the present value of any employer contributions the executive would have received or accrued under PPG’s defined contribution retirement plans and arrangements (whether qualified or non-qualified) in which the executive participates if the executive’s employment continued for an additional three years in respect of retirement benefits provided in the form of a defined contribution retirement plan, program or arrangement, but excluding any salary or pay deferral contributions to such plans or arrangements that are deemed to be employer contributions under applicable law;

▪	continued medical, dental and life insurance benefits for three years and continued age and service credit for purposes of determining the officer’s eligibility for retiree medical benefits;

▪	continued payment of financial counseling expenses for the officer for three years; and

▪	a payment in an amount sufficient to make the officer whole for any excise tax on excess parachute payments imposed under Section 4999 of the Internal Revenue Code.
The table below sets forth the amounts each executive officer named in the Summary Compensation Table would be entitled to receive, other than accrued but unpaid base salary and any benefits payable or provided under broad-based employee benefit plans and programs, in the event of a termination of the executive officer’s employment by PPG without cause or by the executive officer for good reason following or in connection with a change in control of PPG.
For purposes of calculating the estimated potential payment to such executive officers with respect to the Pension Differential under the change in control agreements, as reflected in the table below, we have used the same actuarial factors and assumptions used for financial statement reporting purposes and set forth under Note 13 to our Financial Statements for the year ended December 31, 2013, which is located on pages 55 through 60 of our Annual Report on Form 10-K, including a discount rate of 5.13% for U.S. qualified defined benefit pension plan and 4.86% for our U.S. non-qualified defined benefit pension plan and assuming a lump-sum payment of the Pension Differential.
Termination During the 30-Day Window Period. Under certain of our change in control agreements, if an officer terminates his or her employment for any reason during a 30-day window period following the first anniversary of the change in control, the officer will be entitled to the payments and benefits described above, except that the multiplier of three referenced above would be two for purposes of all payments and benefits for which the multiplier is relevant.
Definitions. For purposes of the agreements, the terms set forth below generally have the meanings described below.
“Change in Control” generally includes the occurrence of any of the following events or circumstances:

(i)
the acquisition of 20% or more of the outstanding shares of PPG or the voting power of the outstanding voting securities of PPG, other than any acquisition from or by PPG or any PPG-sponsored employee benefit plan;

(ii)
a change in our Board’s composition such that a majority of the Board’s members does not include those who were members at the date of the agreement or members whose election or nomination was approved by a majority of directors who were on the Board at the date of the agreement;

(iii)
shareholder approval of a reorganization, merger or consolidation or sale of substantially all of the assets of PPG, unless following such transaction PPG’s historic shareholders retain at least 60% ownership of the surviving entity, no shareholder acquires a 20% or more ownership interest in the surviving entity and a majority of the surviving entity’s board of directors were members of our Board at the time such transaction was approved;

(iv)	shareholder approval of a dissolution or liquidation of PPG; or

(v)	a determination by a majority of our Board that a change in control has occurred.
“Cause” generally means (i) the willful and continued failure of the officer to perform his or her duties; or (ii) the willful engaging by the officer in illegal conduct or gross misconduct that is materially and demonstrably injurious to PPG.
“Good reason” generally means (i) the assignment of duties inconsistent with the officer’s position, authority, duties or responsibilities in effect at the time of the change in control, or any other action resulting in a diminution in such position, authority, duties or responsibilities, other than isolated and inadvertent action not taken in bad faith that is remedied promptly; (ii) failure to provide the employment compensation and benefits required under the change in control agreement, other than an isolated and inadvertent failure not occurring in bad faith that is remedied promptly; or (iii) a relocation or substantial change in the officer’s workplace or the company’s requiring the officer to travel on company business to a substantially greater extent than required immediately prior to the change in control.
Changes to Form of Change in Control Agreement. In 2007, the Officers-Directors Compensation Committee made modifications to the form of change in control agreement for officers in response to current trends in executive compensation and to a shareholder proposal that was supported by shareholders at the 2007 annual meeting of shareholders. PPG began entering into the revised agreement in 2008 with certain newly hired or promoted officers.
Key revisions to the change in control agreement include:

▪	Modification of the definition of “change in control” to require “consummation” of a reorganization, merger or consolidation or sale of substantially all of the assets of PPG.

▪
Modification of the definition of “compensation” to include “target” bonus instead of the “highest” bonus over the last three years. This change affects the cash payment and the Pension Differential calculation.

▪	Modification of certain termination provisions, including elimination of the window period termination.

▪
Modification of the excise tax and gross-up provision to replace the full gross up with a “conditional” gross up, which provides for a reduction in change in control payments if such payments trigger an excise tax by a limited amount.

▪	Elimination of the provisions providing for the payment of financial counseling and legal expenses.
In 2007, 2010, 2012 and 2013, the Officers-Directors Compensation Committee made additional modifications to the form of change in control agreement for officers in response to current trends in executive compensation. These modifications, as well as the revisions made in 2007, are reflected in change in control agreements executed with officers in 2010 and thereafter, as applicable. The key revisions to the change in control agreement for 2010 were to eliminate the excise tax gross-up entirely and include a “conditional” payment limitation, which provides for a reduction in change of control payments if such payments would trigger an excise tax, unless a larger amount would be received on an after-tax basis without a payment reduction. The key revisions made in 2012 were to change to the definition of Retirement and the associated benefits related to retirement to ensure that all applicable provisions are applied properly for executives who only participate in the PPG Defined Contribution Retirement Plan and non-U.S. executives who do not participate in either Retirement Plan C or the Defined Contribution Retirement Plan. The key revision made in 2013 was to eliminate potential double payments under other PPG severance provisions or statutory requirements and the change in control agreement.

	Involuntary or Good Reason Termination
C. E. Bunch
Financial Counseling	$33,901
Lump Sum Payment
Base Salary	4,080,000
Bonus
Pension Differential
Health & Welfare Benefits	34,863
Accelerated Vesting of LTI	59,752,502
Excise Tax and Gross-up	—
Total	$63,901,266	[1]
F. S. Sklarsky
Lump Sum Payment
Base Salary	$1,951,200
Bonus
Health & Welfare Benefits	47,938
Accelerated Vesting of LTI	6,312,858
Excise Tax and Gross-up	5,249,711
Total	$13,561,707
M. H. McGarry
Non-Qualified Pension		[2]
Financial Counseling	33,901
Lump Sum Payment
Base Salary	1,650,000
Bonus
Pension Differential
Health & Welfare Benefits	34,659
Retiree Medical Benefits	336,764	[3]

Accelerated Vesting of LTI	7,986,264
Excise Tax and Gross-up	6,370,732
Total	$16,412,320
V. R. Sekmakas
Non-Qualified Pension		[2]
Financial Counseling	33,901
Lump Sum Payment
Base Salary	1,650,000
Bonus
Pension Differential
Health & Welfare Benefits	41,400
Retiree Medical Benefits	194,862	[3]
Accelerated Vesting of LTI	7,966,072
Excise Tax and Gross-up	6,210,971
Total	$16,097,206
D. B. Navikas
Financial Counseling	$33,901
Lump Sum Payment
Base Salary	1,710,000
Bonus
Pension Differential
Health & Welfare Benefits	34,863
Accelerated Vesting of LTI	8,399,593
Excise Tax and Gross-up	7,269,814
Total	$17,448,171	[1]

[1]
This officer is eligible to commence a retirement benefit under the Non-Qualified Pension Plan based on the officer’s age and years of service as of December 31, 2013 upon any termination of the officer’s employment. The estimated lump-sum present value under the Non-Qualified Pension Plan to which this officer would be entitled is presented in the Pension Benefits Table, which is located on pages 45 through 46.

[2]
This officer is not eligible to commence a retirement benefit under the Non-Qualified Pension Plan, based on the officer’s age and years of service as of December 31, 2013, until the officer reaches earliest retirement age, as defined under the Non-Qualified Pension Plan. The amount reflected in the table for this officer is not a present value amount, but the estimated aggregate payments over the officer’s lifetime, assuming the officer terminated employment with PPG on December 31, 2013 and payments commenced upon the date that the officer attains the earliest eligible retirement age provided under the Non-Qualified Pension Plan.

[3]
This officer is not retirement eligible as of December 31, 2013 and thereby not entitled to receive retiree health and welfare benefits. The amount reflected in the table for this officer is a present value amount for retiree medical benefits of the officer and his beneficiary based on their expected life.

Equity Acceleration
In the event of a change in control of PPG, the Company stock plans and award agreements entered into prior to 2009 provide that the participant will be entitled to full vesting acceleration of his or her unvested stock options, TSR awards and RSUs. For award agreements entered into in 2009 and thereafter, in the event of a change in control of PPG, an executive must be terminated (or have a substantial diminution of job duties) to be entitled to full vesting acceleration of unvested stock options, TSR awards and RSUs. The table below reflects the calculation of the aggregate dollar values related to acceleration of vesting of the incentive equity awards held by the executive officers named in the Summary Compensation Table in the event of a termination following a change in control, and the total is reflected in the “Accelerated Vesting of LTI” row for each officer in the table above on pages 52 through 53. The stock option value was calculated by multiplying the number of unvested shares by the difference between the grant price and the closing stock price on December 31, 2013 ($189.66). If any stock options were underwater as of December 31, 2013, no value was assigned to such options. The TSR share and RSU value was calculated by multiplying the target number of unvested shares by the closing stock price on December 31, 2013, except as otherwise noted.

Change in Control
Accelerated Vesting of Outstanding Equity
(2013)

		Restricted Stock Units			Total Shareholder Return Shares
Executive	Stock Options ($)	2012 - 2014 Performance Period ($)[1]	2013 - 2015 Performance Period ($)[1]	Time Vested ($)	2012 - 2014 Performance Period ($)[2]	2013 - 2015 Performance Period ($)[2]	Total ($)
C. E. Bunch	29,128,981	8,693,730	3,863,943	—	11,752,737	6,313,111	59,752,502
F. S. Sklarsky	1,078,234	—	763,382	3,224,220	—	1,247,022	6,312,858
M. H. McGarry	3,622,187	1,143,934	635,551	—	1,546,336	1,038,256	7,986,264
V. R. Sekmakas	3,601,995	1,143,934	635,551	—	1,546,336	1,038,256	7,966,072
D. B. Navikas	4,370,043	1,143,934	508,478	—	1,546,336	830,802	8,399,593

[1]	The RSUs for the 2012 – 2014 performance period reflect an estimated payout of 150%. The RSUs for the 2013 – 2015 performance period reflect an estimated payout of 100%.

[2]	The TSRs for the 2012 – 2014 performance period reflect an estimated payout of 220%. The TSRs for the 2013 – 2015 performance period reflect an estimated payout of 172.8%.
PROPOSAL 2: NONBINDING VOTE ON APPROVAL OF COMPENSATION OF NAMED
EXECUTIVE OFFICERS
Section 14A of the Securities Exchange Act of 1934, as amended, requires that we include in this Proxy Statement a non-binding shareholder vote on our executive compensation as described in this Proxy Statement (commonly referred to as “say-on-pay”). Based upon the vote of our shareholders at the 2013 annual meeting and the Board’s recommendation, PPG will provide this advisory vote on an annual basis.
We encourage shareholders to review the section of this Proxy Statement relating to executive compensation on pages 24 through 54. Executive compensation is based on our pay-for-performance philosophy, which emphasizes executive performance measures that correlate closely with the achievement of both shorter-term performance objectives and longer-term shareholder value. To this end, a substantial portion of our executives’ annual and long-term compensation is performance-based, with the payment being contingent on the achievement of performance goals. We believe our program strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our executives to dedicate themselves fully to value creation for our shareholders. This balance is evidenced by the following:

▪
In 2013, the Company delivered record financial performance and finalized several strategic actions, including completing the separation of the commodity chemical business and the acquisition of a large North American architectural coatings business. Each region achieved higher earnings in 2013 despite uneven global economic conditions, including challenging conditions in the European economies. Total net sales from continuing operations for 2013 were $15.1 billion, versus $13.5 billion in 2012, and adjusted net income from continuing operations for 2013 was $1.2 billion, up 21% versus $995 million in 2012.

The following charts contain adjusted earnings-per-share from continuing operations, net sales from continuing operations and adjusted net income from continuing operations for each of the last five fiscal years:
Adjusted earnings-per-share from continuing operations and adjusted net income from continuing operations are not recognized financial measures determined in accordance with U.S. generally accepted accounting principles (U.S. GAAP) and should not be considered a substitute for earnings-per share or net income or other financial measures as computed in accordance with U.S. GAAP. A Regulation G reconciliation of adjusted earnings-per-share from continuing operations and adjusted net income from continuing operations to reported earnings-per-share from continuing operations and net income from continuing operations is included in Annex A to this Proxy Statement.

▪
Consistent with our excellent performance in 2013, annual incentive awards were paid to executive officers ranging from 164% to [ %] of target. In addition, our total shareholder return over the past three years when measured against the S&P 500 was in the 93rd percentile resulting in the payment of long-term TSR share awards at 220% of target.

▪
Between 73% and 87% of the named executive officers’ target total direct compensation opportunity for 2013 was in the form of performance-based variable compensation and long-term incentives motivating them to deliver strong business performance and create shareholder value.

▪
Base salary and annual incentive targets for our executive officers are established annually to maintain parity with the competitive market for executives in comparable positions. Total annual compensation for each position is targeted at market median.

▪
PPG’s compensation programs are reviewed annually to identify any inherent material risks to PPG created by these programs. Based on the results of the 2013 review, we concluded that the design of our compensation programs does not encourage our employees to take unnecessary or excessive risks that could harm the long-term value of PPG.

▪
At the 2013 annual meeting, we held a shareholder advisory vote on the compensation of our named executive officers, commonly referred to as a say-on-pay vote. Our shareholders overwhelmingly approved the compensation of our named executive officers, with 93% of shareholder votes cast in favor of our 2013 say-on-pay resolution. Following its review of this vote, the Officers-Directors Compensation Committee recommended to the full Board that we retain our general approach to executive compensation, with an emphasis on short- and long-term incentive compensation that rewards our executive officers when they deliver value for our shareholders. Consistent with this philosophy:

▪
Our performance metrics are focused on increasing shareholder value and are tied to measures impacting both shorter-term and longer-term performance. Shorter-term performance metrics include earnings-per-share, cash flow from operations, pre-tax, pre-interest earnings, working capital reduction, pre-tax, pre-interest margin growth, and sales volume growth. Longer-term performance metrics include total shareholder return, earnings-per-share growth, cash flow return on capital and stock price appreciation.

▪
Payment of long-term incentive awards is based solely on Company performance. We have three-year award and payout cycles for both restricted stock units, or RSUs, and total shareholder return shares, or TSR shares. We also have three-year vesting for stock options.

▪	We provide very limited perquisites to our executive officers.

▪
Our officers are subject to stock ownership requirements. Our Chief Executive Officer must own shares of PPG common stock with a value of six times his base salary, and the other executive officers must own shares of PPG common stock with a value of three times his or her salary. Officers are expected to meet these ownership requirements within five years of election. Those officers who have not yet met this requirement are paid 20% of their annual incentive in PPG stock, which is restricted from sale for a period of two to five years. If an officer has been subject to the policy for more than five years at their current requirement level and has not met the ownership requirement, 100% of the vested shares delivered from the RSU award and TSR share award must be held by the officer for a minimum of one year until the requirement is met. All executive officers named in the Summary Compensation Table have met their ownership requirement, except Mr. Sklarsky who is within his five-year compliance period and should meet the ownership requirement by the end of such period.

▪
Our officers may not engage in transactions that are contrary to the interests of shareholders, such as “short sales”, “short sales against the box”, “put” and “call” options and hedging transactions designed to minimize an executive’s risk inherent in owning PPG stock. In addition, officers may not hold PPG stock in a margin account and may not pledge PPG stock as collateral for a loan.

▪	Executive officers are subject to a “clawback” policy that is designed to recoup incentive compensation when a financial restatement occurs and certain other conditions exist.

▪	We do not provide tax gross-ups on perquisites to our named executive officers.

Accordingly, you are asked to vote on the following resolution:
RESOLVED: The Board strongly endorses the Company’s executive compensation program and recommends that the shareholders vote in favor of the following resolution: that the shareholders approve the compensation of the Company’s named executive officers as described in this Proxy Statement on pages 24 through 54 and disclosed in accordance with rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and the tabular and narrative disclosure contained therein.
Because the vote is advisory, it will not be binding upon the Board or the Officers-Directors Compensation Committee, and neither the Board nor the Officers-Directors Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. However, the Officers-Directors Compensation Committee will carefully consider the outcome of the vote when considering future executive compensation programs.
Vote Required
Adoption of the resolution approving the compensation of the Company’s named executive officers will require the affirmative vote of more than one-half of the shares present, either in person or by proxy, and entitled to vote and voting (excluding abstentions) at the Annual Meeting.
THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE
COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
AS DESCRIBED IN THIS PROXY STATEMENT.
PROPOSAL 3: PROPOSAL TO AMEND PPG’S ARTICLES OF INCORPORATION
TO REPLACE THE SUPERMAJORITY VOTING REQUIREMENTS

PPG’s Board of Directors has unanimously approved and is recommending that shareholders approve an amendment to PPG’s Restated Articles of Incorporation, as amended, to replace the supermajority voting requirements set forth therein. At our 2013 Annual Meeting of Shareholders, PPG placed on the ballot a non-binding shareholder-submitted proposal requesting that PPG take the steps necessary to eliminate each shareholder voting requirement in PPG’s Articles of Incorporation and Bylaws that calls for a greater than simple majority vote. This proposal received the support of a majority of the cast votes at the meeting. Our Board considered this proposal, including the amount of shareholder support it received, and has approved an amendment to PPG’s Articles of Incorporation and Bylaws to replace the supermajority vote requirements with a simple majority vote or the closest standard to a simple majority vote allowed by Pennsylvania law, subject to shareholder approval. The Pennsylvania Business Corporation Law (the “BCL”) provides that whenever any corporate action is to be taken by vote of the shareholders of a business corporation, it will be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon.
PPG’s Articles of Incorporation currently require the affirmative vote of at least 80% of the shares of PPG’s outstanding common stock entitled to vote in order for shareholders to approve the following actions:

▪	repealing the classified board structure;

▪	changing the size of the Board beyond the parameters set forth in the Articles of Incorporation;

▪	removing a director from office outside of the annual meeting process;

▪	amending the provision of the Articles of Incorporation requiring a supermajority vote to approve certain business combinations with a party that owns 20% or more of PPG’s shares; and

▪	amending the director liability and indemnification provisions.
PPG’s Bylaws currently require the affirmative vote of at last 80% of the shares of PPG’s outstanding common stock entitled to vote in order for shareholders to approve the following actions:

▪	repealing the classified board structure;

▪	removing a director from office outside the annual meeting process; and

▪	amending the director liability and indemnification provisions.
The proposed amendment to the Articles of Incorporation and Bylaws would reduce the voting requirements for these actions to require a vote of a majority of the votes cast and entitled to vote in each circumstance described above. The Pennsylvania BCL requires that certain business combinations between PPG and an a person that owns 20% or more of PPG’s shares (an interested shareholder) receive the affirmative vote of no less than the majority of the votes cast if the transaction meets certain criteria. However, depending on the form of the transaction, approval may require the affirmative vote of a majority of the shares of outstanding common stock, excluding the votes of the interested shareholders, or may require the affirmative vote of all of the shares of outstanding common stock. Therefore, the vote required to approve such a transaction would be reduced to the minimum vote required by the Pennsylvania BCL.
Following the 2013 Annual Meeting, the Nominating and Governance Committee and the Board carefully considered the advantages and disadvantages of maintaining the supermajority voting requirements in PPG’s Articles of Incorporation and Bylaws. Ultimately, the Nominating and Governance Committee determined, and the Board of Directors agreed, that it is in the best interests of PPG to replace the supermajority voting requirements. In developing this view, the Nominating and Governance Committee and the Board considered the relative weight of the arguments for and against supermajority voting requirements.
The Board last year recommended that shareholders vote against the non-binding shareholder proposal, explaining that the supermajority vote requirements in the Articles of Incorporation are tailored to address specific instances where minority shareholders need a measure of protection against changes in corporate governance and other self-interested actions by one or more large shareholders. The Board recognized that extraordinary transactions and fundamental changes to corporate governance should have the support of a broad consensus of PPG’s shareholders. Since the “simple majority” vote called for in the shareholder proposal requires only the approval by a “majority of the votes cast for and against” a matter, a minority of shareholders could amend PPG’s Articles of Incorporation and Bylaws and significantly alter the governance of PPG. The Board also noted that the supermajority vote requirements protect PPG’s minority shareholders against the potentially self-interested actions of short-term investors and protect PPG’s shareholders by encouraging persons making unsolicited takeover proposals to negotiate directly with the Board.
On the other hand, the Board is aware that some shareholders and corporate governance commentators disagree, arguing that supermajority voting provisions impede accountability to shareholders and contribute to Board and management entrenchment. They argue that a minority of shareholders can block an initiative supported by a majority of the shareholders and that a simple majority vote requirement should be sufficient for any corporate action requiring shareholder approval, regardless of the benefits outlined above. In this regard, although the shareholder proposal last year was nonbinding, the Board gave considerable weight to the fact that the proposal received a substantial majority of votes in favor of the proposal.
After carefully weighing these considerations, the Board concluded that replacement of the supermajority voting provisions will both enhance our corporate governance practices and be an effective way to maintain and enhance the accountability of PPG to its shareholders. Accordingly, the Board, upon recommendation of the Nominating and Governance Committee, has unanimously determined that it is in the best interests of the Company to amend PPG’s Articles of Incorporation and Bylaws to replace the supermajority vote requirements set forth therein.
Conforming Changes to PPG’s Bylaws
PPG’s Bylaws also include supermajority voting provisions relating to the repeal of the classified board structure, removal of a director from office outside of the annual meeting process and amendment of the director liability and indemnification provisions that are consistent with the same provisions in the Articles of Incorporation. Conditional upon approval by the shareholders of the amendment to the Articles of Incorporation and Bylaws described in this proposal, PPG’s Board has voted to remove the supermajority voting standards from the Bylaws and replace them with a standard requiring the affirmative vote of a majority of the votes cast and entitled to vote.
Complete Text of Proposed Amendment
The general description of the proposed amendment to PPG’s Articles of Incorporation and the proposed amendment to PPG’s Bylaws set forth above is qualified in its entirety by reference to the text of the proposed amendment to the Articles of Incorporation and the Bylaws, which are attached as Annex B and Annex C, respectively, to this proxy statement. Proposed additions are underlined, and proposed deletions are stricken through.
Vote Required
The affirmative vote of the holders of at least 80% of the shares of the Company’s outstanding common stock entitled to vote (including abstentions) at the Annual Meeting will be required for approval of the amendment to the Articles of Incorporation. If approved, the amendment to the Articles of Incorporation will become effective upon its filing with the Secretary of the Commonwealth of Pennsylvania, which we intend to do following the Annual Meeting. If the proposal is approved, the Board also will make conforming amendments to our Bylaws as described above. If this proposal is not approved, the Articles of Incorporation and Bylaws will remain unchanged.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT OF PPG’S ARTICLES OF INCORPORATION TO REPLACE THE SUPERMAJORITY VOTING REQUIREMENTS.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Service Fees Paid to the Independent Registered Public Accounting Firm
During 2012, we retained Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates (collectively referred to as “Deloitte & Touche”), as our Independent Registered Public Accounting Firm. During 2013, we retained PricewaterhouseCoopers LLP ("PwC") as the Company’s independent registered public accounting firm for the Company’s 2013 fiscal year and dismissed Deloitte & Touche from that role. Nonetheless, during 2013 Deloitte & Touche continued providing services. The majority of these services consisted of tax advisory, and in much smaller scale, audit services. In 2012 and 2013, Deloitte & Touche and PwC, respectively, provided services in the following categories and amounts:

	Millions of Dollars
	2013			2012
	Deloitte & Touche Fees	PwC Fees	Total Fees	Deloitte & Touche Fees
Audit fees[1]	$0.1	$6.5	$6.6	$7.3
Audit-related fees[2]	$0.2	$0.3	$0.5	$1.9
Tax fees[3]	$3.0	$2.0	$5.0	$2.4
All other fees	—	—	—	—
Total All Fees	$3.3	$8.8	$12.1	$11.6

[1]
Fees related to the audit of the consolidated financial statements and internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, comfort letters, statutory and regulatory audits, consents, quarterly reviews and consultations concerning financial accounting and reporting standards arising during the audits. The 2012 Deloitte & Touche fees have been restated from $6.8 million to $7.3 million to report fees related to 2012 audits that were invoiced in 2013.

[2]
Fees related to non-recurrent projects primarily related to acquisitions and divestitures. Deloitte & Touche fees in 2012 primarily relate to the separation of the Company's former commodity chemicals business.

[3]
Fees related to tax compliance, planning and advice. Deloitte & Touche fees in 2013 include $0.6 million related to the expected divestiture of the Company's 51% ownership interest in Transitions Optical. PwC fees in 2013 include $0.6 million related to the separation of the Company's former commodity chemicals business.

The majority of services performed by PricewaterhouseCoopers in 2013 were pre-approved in accordance with the Audit Committee pre-approval policy and procedures at its February 20, 2013 meeting. Additional services were approved during the year as needed, in accordance with this policy. In so doing, the committee determined that the provision of these services is compatible with maintaining the principal accountant’s independence. In 2013, no services (which pursuant to Securities and Exchange Commission regulations were considered de minimis ) were provided by PricewaterhouseCoopers that were approved by the committee after such services were performed.

Audit Committee Pre-approval Policy
The pre-approval policy describes the permitted audit, audit-related, tax and other services that PricewaterhouseCoopers may perform and lists a range of fees for these services (referred to as the Service List). The service and fee ranges listed in the pre-approval policy are pre-approved by the Audit Committee. If a type of service to be provided by PricewaterhouseCoopers is not included in the Service List, the committee must specifically pre-approve it. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to pre-approve up to $150,000 per engagement has been delegated to the committee chair to accommodate time sensitive service proposals. Any pre-approval decisions made by the chair must be communicated to the full committee at the next scheduled meeting.
Change in Independent Registered Public Accounting Firm
In late 2012 and early 2013, the Audit Committee of the Board of Directors conducted a comprehensive, competitive process to determine the Company’s independent registered public accounting firm for the Company’s 2013 fiscal year. The Audit Committee invited four national accounting firms to participate in this process, including Deloitte & Touche, the Company’s then independent registered public accounting firm. As a result of this process, effective February 22, 2013, the Audit Committee approved the engagement of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s 2013 fiscal year and dismissed Deloitte & Touche from that role.
Deloitte & Touche’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2012 and December 31, 2011 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of Deloitte & Touche on the effectiveness of internal control over financial reporting as of December 31, 2012 and 2011 did not contain any adverse opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
During the fiscal years ended December 31, 2012, and December 31, 2011, and the subsequent interim period through February 26, 2013, there were (i) no “disagreements” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, between the Company and Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to Deloitte & Touche’s satisfaction, would have caused Deloitte & Touche to make reference to the subject matter of any such disagreement in connection with its reports for such years and interim period and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K during the two most recent fiscal years or the subsequent interim period.
The Company furnished a copy of the above disclosures to Deloitte & Touche and requested that Deloitte & Touche provide a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made above. A copy of such letter is filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 26, 2013.
During the fiscal years ended December 31, 2012, and December 31, 2011, and the subsequent interim period through February 26, 2013, neither the Company nor anyone on its behalf consulted with PricewaterhouseCoopers regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements and neither a written report nor oral advice was provided to the Company that PricewaterhouseCoopers concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.
PROPOSAL 4: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and, while they do not plan to make a statement (although they will have the opportunity if they desire to do so), they will be available to respond to appropriate questions from shareholders.
It is intended that the shares represented by each proxy will be voted, in the discretion of the persons appointed as proxies, FOR the ratification. If the selection of PricewaterhouseCoopers LLP is not ratified, the Audit Committee will reconsider the appointment of the Company’s independent registered public accounting firm. Even if the selection of PricewaterhouseCoopers LLP is ratified by our shareholders, the Audit Committee in its discretion could decide to terminate the engagement of PricewaterhouseCoopers LLP and engage another firm if the committee determines such action to be necessary or desirable.
Vote Required
The ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014 will require the affirmative vote of more than one-half of the shares present, either in person or by proxy, and entitled to vote and voting (excluding abstentions) at the Annual Meeting.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE
RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014.

PROPOSAL 5: SHAREHOLDER PROPOSAL FOR AN INDEPENDENT BOARD CHAIRMAN
John Chevedden, holder of 50 shares of PPG common stock, has advised us that he intends to present the shareholder proposal below for action at the Annual Meeting. The shareholder proposal and the supporting statement are presented exactly as received from the proponent in accordance with the rules of the Securities and Exchange Commission, and we disclaim any responsibility for their content.
Shareholder Proposal
PROPOSAL FOR INDEPENDENT BOARD CHAIRMAN
RESOLVED: Shareholders request that our Board of Directors to adopt a policy, and amend other governing documents as necessary to reflect that policy, to require the Chair of the Board of Directors to be an independent member of the Board. This independence requirement shall apply prospectively so as not to violate any contractual obligation at the time this resolution is adopted. Compliance with this policy is waived if no independent director is available and willing to serve as Chair. The policy should also specify how to select a new independent chairman if a current chairman ceases to be independent between annual shareholder meetings.
When our CEO is our board chairman, this arrangement can hinder our board's ability to monitor our CEO's performance. Many companies already have an independent Chairman. An independent Chairman is the prevailing practice in the United Kingdom and many international markets. This proposal topic won 50%-plus support at 5 major U.S. companies in 2013 including 73%-support at Netflix.
This proposal should also be more favorably evaluated due to the deficiencies in our company's corporate governance as reported in 2013:
GMI Ratings, an independent investment research firm gave our board an F. Eight directors had an independence-robbing 10 to 22 years long-tenure. Four directors were inside related directors and 6 directors were CEOs - 2 more strikes against independence. Some directors had seats on too many other boards (over-boarded) to give adequate attention to our company. An audit committee director was also among our over-boarded directors. There was not one member of the audit committee with general expertise in accounting or financial management. Plus there were 2 inside-related directors on our audit committee. There was not one non-executive director who had general expertise in risk management.
GMI also gave PPG an F for executive pay with $17 million for Charles Bunch who also had 34 years of credit for his pension. Meanwhile pensions for non-executives were under-funded. Executives also had the potential for excessive golden parachutes. Our company did not incorporate links to environmental or social performance in its executive pay policies and GMI gave PPG a D for environmental and social performance.
Our company had not adopted alternative energy practices to lower its future environmental impact. Our company had come under investigation, or had been subject to fine, settlement or conviction for fraud or abuse of stakeholders other than investors, such as consumers, suppliers or the government. PPG had a workplace safety event and had not implemented OSHAS 18001 as its occupational health and safety management system.
As a sign of shareholder interest in reform, shareholders gave 78% support to a 2013 proposal to adopt a simple majority vote standard. Management had not been in contact with the proponent of the 78% proposal.
Returning to the core topic of this proposal from the context of our clearly improvable corporate governance, please vote to protect shareholder value:
Independent Board Chairman - Proposal 5
Board of Directors’ Statement in Opposition to the Shareholder Proposal
Under the Company's current Corporate Governance Guidelines, the Board has the authority to determine whether the positions of Chairman of the Board and Chief Executive Officer should be held by the same or different persons. The shareholder proposal seeks to mandate one leadership structure for all circumstances and would therefore prevent future directors from determining the most appropriate leadership structure for PPG’s Board. The Board believes that the Company is best served when it retains the ability to determine its own leadership structure and that the appropriate structure for the Board at this time is for Mr. Bunch, our Chief Executive Officer, to serve as Chairman of the Board, while also having an independent Lead Director and fully independent Board committees to provide independent leadership.
The Board believes that the Company’s Chief Executive Officer is best situated to serve as Chairman of the Board because he is the director most familiar with our business and industry and the director most capable of identifying strategic priorities and executing our business strategy. The Board believes the combined role of Chairman and Chief Executive Officer serves as a highly effective bridge between the Board and management and provides the leadership to execute our business strategy and create shareholder value. In addition, having one person serve as both Chairman and Chief Executive Officer demonstrates to our employees, suppliers, customers, shareholders and other stakeholders that PPG has strong leadership with a single person setting the tone and having the responsibility for managing our operations. Having a single leader eliminates the potential for confusion and provides clear leadership for PPG. While the Board currently believes that Mr. Bunch is best situated to serve as Chairman and Chief Executive Officer, as part of its annual self-evaluation process, the Board evaluates our leadership structure to ensure that it provides the optimal structure for PPG.
PPG’s Board has implemented robust governance practices that provide for strong independent leadership and effective independent oversight of the Company.

▪
The Board has an independent Lead Director. The Board has designated the chair of the Nominating and Governance Committee to serve as the Lead Director. The Lead Director has clearly defined responsibilities, including:

◦	serving as chairman of the meetings of the independent directors and all meetings of the Board at which the Chairman is not present;

◦	authority to call meetings of the independent directors;

◦	serving as a liaison between the Chairman and Chief Executive Officer and the independent directors;

◦	being available to consult with the Chairman and Chief Executive Officer about the concerns of the Board;

◦	approving Board meeting agendas and other types of information sent to the Board;

◦	approving meeting schedules to assure that there is sufficient time for discussion of all agenda items; and

◦	being available for consultation and direct communication with major shareholders as appropriate.
Through these responsibilities, the Lead Director provides independent oversight of management and meaningful coordination between our Chairman and our independent directors.

▪
With the exception of Mr. Bunch, the Board is comprised entirely of independent directors, as determined under the rules of the New York Stock Exchange and the categorical independence standards adopted by the Board in PPG’s Corporate Governance Guidelines. In addition, the Board has determined that five members of the Audit Committee are “audit committee financial experts” in accordance with the applicable rules of the Securities and Exchange Commission.

▪
Each of the Audit Committee, Nominating and Governance Committee, Officers-Directors Compensation Committee and Technology and Environment Committee is comprised solely of independent directors. This means only the independent directors oversee critical matters such as the quality and integrity of our financial statements; our compliance with legal and regulatory requirements; corporate governance; the performance and compensation of our executive officers, including our Chairman and Chief Executive Officer; the nomination of directors; and the evaluation of the Board and its committees.

▪
As required by our Corporate Governance Guidelines, our independent directors meet separately, without management present, at each meeting of the Board. In addition, the Audit Committee and the Officers-Directors Compensation Committee each meet in executive session on a regular basis without the presence of management.

▪
All directors have the ability to suggest items for inclusion on the agenda and may raise at any Board meeting subjects that are not on the agenda for that meeting. All directors also have complete access to management, and the Board and its committees have the authority to retain legal, accounting and other outside consultants to advise the Board or committees as they deem appropriate.

As a result, the Board does not believe that a policy mandating an independent Chairman is necessary to achieve effective independent leadership and management oversight.
The Board believes that this leadership structure has served PPG well. Shareholder support for our Board’s performance is reflected in our voting results: in 2013, each of our directors standing for election was elected by at least 94% of the votes cast, and our executive compensation program has received the support of approximately 93% of the votes cast in each of 2011, 2012 and 2013. Moreover, PPG’s Board structure and compensation programs have received Institutional Shareholder Services Governance QuickScore ratings of two and one, respectively, where one indicates the lowest governance risk.
It is instructive that a significant majority of large U.S. companies do not require an independent chairman of the board as required by the shareholder proposal. According to the Spencer Stuart U.S. Board Index 2013, 75% of S&P 500 companies do not have an independent chairman of the board (the index is available at https://www.spencerstuart.com/research-and-insight).
The Board believes that having a single leader for our Company with oversight of Company operations and significant Company leadership experience, coupled with an independent Lead Director with significant responsibilities makes it unnecessary and ill-advised to have an absolute requirement that the Chairman be an independent director. Adopting such a rule would only limit the Board’s ability to select the person it believes best suited to serve as Chairman of the Board, and is not in the best interests of the Company and its shareholders.
Vote Required
Adoption of the shareholder proposal requiring the Chairman of the Board to be an independent director will require the affirmative vote of more than one-half of the shares present, either in person or by proxy, and entitled to vote and voting (excluding abstentions) at the Annual Meeting.
THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS SHAREHOLDER PROPOSAL, IF IT IS PROPERLY PRESENTED AT THE ANNUAL MEETING.
EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2013, regarding the number of shares of PPG common stock that may be issued under PPG’s equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)[2]
Equity compensation plans approved by security holders[1]	3,645,133	$88.08	8,044,702
Equity compensation plans not approved by security holders[3]	—	$—	—
Total	3,645,133	$88.08	8,044,702

1	Includes 102,425 securities issued under the PPG Industries, Inc. Stock Plan and 3,542,708 securities issued under the PPG Industries, Inc. Amended and Restated Omnibus Incentive Plan.

2
Represents securities remaining available for future issuance under the PPG Industries, Inc. Amended and Restated Omnibus Incentive Plan. No future awards may be made under the PPG Industries, Inc. Stock Plan.

3
Excluded from the information presented here are common stock equivalents held under the PPG Industries, Inc. Deferred Compensation Plan and the PPG Industries, Inc. Deferred Compensation Plan for Directors, neither of which are equity compensation plans. As supplemental information, there were 569,266 common stock equivalents held under such plans as of December 31, 2013.

BENEFICIAL OWNERSHIP

Beneficial Ownership Tables
As of the close of business on February 21, 2014, there were outstanding [____] shares of PPG common stock, par value $1.66 2/3 per share, and set forth below is certain information concerning the beneficial owner of more than 5% of such outstanding shares:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Shares Outstanding
BlackRock, Inc.	8,199,729	[1]	5.9%
and/or certain other entities 40 East 52nd Street New York, NY 10022
The Vanguard Group, Inc.	8,012,421	[2]	5.8%
100 Vanguard Boulevard Malvern, PA 19355
State Street Corporation	7,108,083	[3]	5.1%
State Street Financial Center One Lincoln Street Boston, MA 02111

[1]
Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on January 30, 2014, BlackRock, Inc. and/or certain affiliated entities reported aggregate beneficial ownership of 8,199,729 shares of PPG common stock as of December 31, 2013. Blackrock, Inc. reported that it possessed sole voting power over 6,572,016 and sole dispositive power over all of such shares. BlackRock, Inc. also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.

[2]
Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2014, The Vanguard Group and/or certain affiliated entities reported aggregate beneficial ownership of 8,012,421 shares of PPG common stock as of December 31, 2013. The Vanguard Group reported that it possessed sole voting power over 233,955 shares, sole dispositive power over 7,794,616 shares, shared dispositive power over 217,805 shares and shared voting power over no shares.

[3]
Based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 4, 2014, State Street Corporation and/or certain affiliated entities reported aggregate beneficial ownership of 7,108,083 shares of PPG common stock as of December 31, 2013. State Street Corporation reported that it possessed shared voting power and shared dispositive power over all such shares. State Street Corporation also reported that it did not possess sole voting or sole dispositive power over any shares beneficially owned.

The following table sets forth all shares of PPG common stock beneficially owned, as of February 21, 2014, by each director, director nominee and executive officer named in the Summary Compensation Table, as well as all directors, all director nominees and all executive officers of the Company as a group.

	Shares of Beneficially Owned Common Stock and Common Stock Equivalents[1]
Name of Beneficial Owner	Beneficially Owned Common Stock[2]	Common Stock Equivalents[3]	Total[4]
Stephen F. Angel	500	4,709	5,209
Charles E. Bunch	631,789	16,705	648,494
James G. Berges	3,739	15,487	19,226
John V. Faraci	100	1,152	1,252
Hugh Grant	500	23,359	23,859
Victoria F. Haynes	324	15,217	15,541
Michele J. Hooper	4,346	15,016	19,452
Robert Mehrabian	2,000	30,779	32,779
Martin H. Richenhagen	6,958	—	6,958
Robert Ripp	1,175	11,280	12,455
Thomas J. Usher	1,000	34,246	35,246
David R. Whitwam	—	51,489	51,489
Frank S. Sklarsky	—	110	110
Michael H. McGarry	50,876	408	51,284
Viktoras R. Sekmakas	32,884	269	33,153
David B. Navikas	31,637	7,214	38,851
All Directors and Executive Officers as a Group[5]	860,060	230,237	1,090,297

[1]
Each of the named beneficial owners has sole voting power and sole investment power as to all the shares beneficially owned by them with the exception of (i) shares held by certain of them jointly with, or directly by, their spouses and children and (ii) the common stock equivalents shown in the second column, and described more fully below, which have no voting power.

[2]
Shares of common stock considered to be “beneficially owned” include both common stock actually owned and shares of common stock as to which there is a right to acquire ownership on, or within 60 days after, February 21, 2014. These amounts reflect shares subject to options exercisable within 60 days of February 21, 2014: as follows: Mr. Bunch, 235,400; Mr. McGarry, 9,900; Mr. Sekmakas, 9,700; and Mr. Navikas, 5,000. These amounts also include shares held in the PPG Industries, Employee Savings Plan as of February 21, 2014 as follows: Mr. Bunch, 11,796; Mr. McGarry, 6,813; Mr. Sekmakas, 3,790; and Mr. Navikas, 511. To the Company’s knowledge, none of the shares reflected in the table have been pledged.

[3]
Certain directors hold common stock equivalents in their accounts in the Deferred Compensation Plan for Directors, which is described under “Deferred Compensation” on page 22. Certain executive officers hold common stock equivalents in their accounts in the Deferred Compensation Plan, which is described under “Defined Contribution Retirement Plans and Deferred Compensation Plan” on pages 47 through 48. Common stock equivalents are hypothetical shares of common stock having a value on any given date equal to the value of a share of common stock. Common stock equivalents earn dividend equivalents that are converted into additional common stock equivalents, but carry no voting rights or other rights afforded to a holder of common stock. Upon leaving the Company, the common stock equivalents are made available for distribution and all distributions are made in the form of one share of PPG common stock for each common stock equivalent credited to the person’s deferred account.

[4]
This is the sum of the beneficially owned common stock and the common stock equivalents as shown in the previous two columns. None of the identified beneficial owners holds more than 1.0% of the voting securities of PPG outstanding. The beneficial owners as a group hold less than 1.0% of the voting securities of PPG outstanding.

[5]
The group consists of 19 persons: the directors named in this proxy statement, including Mr. Bunch; Messrs. Sklarsky, McGarry, Sekmakas and Navikas, and PPG’s three other executive officers, Ms. Cynthia A. Niekamp and Messrs. Glenn E. Bost II and Richard C. Elias.

Section 16(a) Beneficial Ownership Reporting Compliance
The directors and executive officers of PPG are required to file reports of initial ownership and changes of ownership of PPG securities with the Securities and Exchange Commission and the New York Stock Exchange. As a practical matter, PPG assists its directors and executive officers by monitoring transactions and completing and filing such reports on their behalf. To PPG’s knowledge, for the fiscal year ended December 31, 2013, the required filings of all such directors and executive officers were timely filed.
OTHER INFORMATION
Householding Information
PPG and some banks, brokers and other nominees are participating in the practice of “householding” proxy materials. This means that shareholders who share the same address may not receive separate copies of proxy materials, unless we have received instructions to the contrary. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of the proxy materials, or if you are receiving multiple copies of the proxy materials and wish to receive only one, please notify your bank, broker or other nominee if your shares are held in a brokerage account or us if you hold registered shares. We will promptly deliver an additional copy of the proxy materials to you, without charge, if you write to Investor Relations at PPG Industries, Inc., One PPG Place, Pittsburgh, Pennsylvania 15272, or call us at (412) 434-3318.
Other Matters
So far as is known, no matters other than those described herein are expected to come before the Annual Meeting. It is intended, however, that the proxies solicited hereby will be voted on any other matters that may properly come before the Annual Meeting, or any adjournment thereof, in the discretion of the person or persons voting such proxies unless the shareholder has indicated on the proxy card that the shares represented thereby are not to be voted on such other matters.

Pittsburgh, Pennsylvania
March 16, 2014

ANNEX A
REGULATION G RECONCILIATION – RESULTS FROM OPERATIONS
PPG believes investors’ understanding of the Company’s operating performance is enhanced by the disclosure of net income from continuing operations and earnings per diluted share from continuing operations adjusted for nonrecurring charges. PPG’s management considers this information useful in providing insight into the Company’s ongoing operating performance because it excludes the impact of items that cannot reasonably be expected to recur on an ongoing basis. Net income from continuing operations and earnings per diluted share from continuing operations adjusted for these items are not recognized financial measures determined in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered a substitute for net income from continuing operations and earnings per diluted share from continuing operations or other financial measures as computed in accordance with U.S. GAAP. In addition, net income from continuing operations and earnings per diluted share from continuing operations may not be comparable to similarly titled measures as reported by other companies.
Net income from continuing operations (attributable to PPG) and earnings per share from continuing operations – assuming dilution (attributable to PPG) are reconciled to adjusted net income from continuing operations (attributable to PPG) and adjusted earnings per share from continuing operations – assuming dilution below:

For the Year-ended	2013		2012		2011		2010		2009
	Net Income		Net Income		Net Income		Net Income		Net Income
(Millions, except per share amounts)	$	EPS	$	EPS	$	EPS	$	EPS	$	EPS
Net income from continuing operations (attributable to PPG)	$1,034	$7.13	$726	$4.69	$858	$5.40	$658	$3.96	$244	$1.47
Net income from continuing operations(attributable to PPG) includes:
Charges related to business restructuring	73	0.50	163	1.06	—	—	—	—	136	0.82
Charges related to environmental remediation	64	0.44	99	0.64	—	—	—	—	—	—
Charges related to business acquisitions	28	0.19	7	0.05	—	—	—	—	—	—
Legacy pension settlement costs	13	0.09	—	—	—	—	—	—	—	—
U.S. tax law change enacted in 2013	(10)	(0.07)	—	—	—	—	—	—	—	—
U.S. tax law change enacted in 2010	—	—	—	—	—	—	73	0.44	—	—
Adjusted net income	$1,202	$8.28	$995	$6.44	$858	$5.40	$731	$4.40	$380	$2.29

A-1

ANNEX B
PROPOSED AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION,
AS AMENDED, OF PPG INDUSTRIES, INC. TO REPLACE THE SUPERMAJORITY VOTING REQURIEMENTS
The Restated Articles of Incorporation, as amended, of PPG Industries, Inc. is proposed to be amended as follows. Proposed additions are underlined, and proposed deletions are ~~stricken through~~.

PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU
Articles of Amendment-Domestic Corporation
(15Pa.C.S.)

x Business Corporation (§ 1915) ¨ Nonprofit Corporation (§ 5915)

Name	Corporation Service Company		Document will be returned to the
Address			name and address you enter to
the left.
City	State	Zip Code

Fee: $70
In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1.	The name of the corporation is:
PPG Industries, Inc.

2.
The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) Number and Street	City	State
One PPG Place,	Pittsburgh,	Pennsylvania

(b) Name of Commercial Registered Office Provider
c/o

3.	The statute by or under which it was incorporated: See Exhibit B attached hereto and made a part hereof.

4.	The date of its incorporation: August 24,1883

5.	Check, and if appropriate complete, one of the following:

x	The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

¨	The amendment shall be effective on: _____________ at: _______________

6.	Check one of the following:

x	The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a).

¨	The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 19l4(c) or § 5914(b).

7.	Check, and if appropriate, complete one of the following:

¨	The amendment adopted by the corporation, set forth in full, is as follows

x	The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8.	Check if the amendment restates the Articles:

¨	The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 27th day of April, 2007.

PPG Industries, Inc.
Name of Corporation

/s/ Charles E. Bunch
Signature

Chairman and Chief Executive Officer
Title

Exhibit A
AMENDMENT TO
RESTATED ARTICLES OF INCORPORATION
AS AMENDED
OF
PPG INDUSTRIES, INC.

The amendment adopted by the shareholders, set forth in full, is that Section 5.4 of Article FIFTH of the Restated Articles of Incorporation as Amended effective April 24, 1995 be amended by deleting Section 5.4(b) regarding cumulative voting and renumbering Section 5.4(a) so as to read as herein set forth in full:
5.4 No holder of Common Stock or of any other class of stock of the corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class or of securities convertible into any stock of any class, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend, and the corporation may issue shares, option rights or securities having option or conversion rights without first offering them to shareholders of any class.

The corporation was formed under the Act of the General Assembly of the Commonwealth of Pennsylvania dated the 29th day of April, 1874, as shown by its Certificate of Incorporation dated the 24th day of August, 1883, and thereafter reincorporated as a consolidated corporation under the Act of the General Assembly of the Commonwealth of Pennsylvania dated the 3rd day of May, 1909, as shown by Letters Patent of such consolidated corporation issued by the Governor of the Commonwealth and dated the 3rd day of November, 1920.

Exhibit B

STATEMENT WITH RESPECT TO SHARES-DOMESTIC BUSINESS CORPORATION
DSCB:15-1522 (Rev 90)

In compliance with the requirements of 15 Pa.C.S. § 1522(b) (relating to statement with respect to shares), the undersigned corporation, desiring to state the designation and voting rights, preferences, limitations, and special rights, if any, of a class or series of its shares, hereby states that:

1. The name of the corporation is: PPG Industries, Inc.

2. (Check and complete one of the following):

______ The resolution amending the Articles under 15 Pa.C.S. § 1522(b) (relating to divisions and determinations by the board), set forth in full, is as follows:

   X    The resolution amending the Articles under 15 Pa.C.S. § 1522(b) is set forth in full in Exhibit A attached hereto and made a part hereof.

3. The aggregate number of shares of such class or series established and designated by (a) such resolution, (b) all prior statements, if any, filed under 15 Pa.C.S. § 1522 or corresponding provisions of prior law with respect thereto, and (c) any other provision of the Articles is 2,000,000 shares.

4. The resolution was adopted by the Board of Directors or an authorized committee thereof on: February 19, 1998

5. (Check, and if appropriate complete, one of the following):

_____ The resolution shall be effective upon the filing of this statement with respect to shares in the Department of State.

   X    The resolution shall be effective on: April 21, 1998 at 12:00 a.m.

IN TESTIMONY WHEREOF, the undersigned corporation has caused this statement to be signed by a duly authorized officer thereof this 2nd day of March, 1998.

PPG Industries, Inc.
Name of Corporation

/s/ H. Kennedy Linge
Signature

Title: Vice President, Associate General Counsel and Secretary

Exhibit A

RESOLVED FURTHER, that, effective at 12:00 a.m. prevailing time in Pittsburgh, Pennsylvania on April 21, 1998, the existing Series A Junior Participating Preferred Stock of the Company, established on April 21, 1988, of which no shares have been issued, shall be eliminated and withdrawn and the shares thereof previously reserved shall be returned to the status of undesignated, authorized and unissued shares of Preferred Stock of the Company;

RESOLVED FURTHER, that pursuant to the authority granted to and vested in the Board of Directors of the Company in accordance with the provisions of its Restated Articles of Incorporation as Amended, immediately following the elimination and withdrawal of the Series A Junior Participating Preferred Stock of the Company, established on April 21, 1988, a series of Preferred Stock, without par value, of the Company shall be created and the Board of Directors hereby states the designation and amount thereof and the preferences, voting rights, qualifications, privileges, limitations, options, restrictions and other special or relative rights of the shares of such series as are set forth in the statement with respect to Series A Junior Participating Preferred Stock, which is attached hereto as Exhibit I and incorporated herein by reference, and the resolution set forth in Exhibit I is hereby adopted;

RESOLVED FURTHER, that Two Million Preferred Shares be, and they hereby are, initially reserved for issuance upon exercise of the Rights, such number to be subject to adjustment from time to time in accordance with the Rights Agreement;

Exhibit I

Statement with respect to Series A Junior Participating Preferred Stock, being the first series of Preferred Stock, without par value, of PPG Industries, Inc.

RESOLVED, that this Board of Directors, pursuant to authority expressly vested on it by the provisions of the Articles of Incorporation of PPG Industries, Inc. (hereinafter called the "Corporation") hereby authorizes the issue of the first series of Preferred Stock, without par value, of the Corporation and hereby fixes the designation and relative rights and preferences thereof in addition to those set forth in said Articles of Incorporation, as follows:

Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 2,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

Section 2. Dividends and Distributions.

(A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $1.66-2/3 per shares (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 50 days prior to the date fixed for the payment thereof.

(D) The annual dividends on the Series A Preferred Stock shall be equal to the sum of the quarterly dividends in each year.

Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per shares to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein, in any other Statement creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

(iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Articles of Incorporation, as amended, of the Corporation, or in any other Statement creating a series of Preferred Stock or any similar stock or as otherwise required by law.

Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the provision in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

Section 9. Fractional Shares. The Corporation may issue fractions and certificates representing fractions of a share of Series A Preferred Stock in integral multiples of 1/100th of a share of Series A Preferred Stock, or in lieu thereof, at the election of the Board of Directors of the Corporation at the time of the first issue of any shares of Series A Preferred Stock, evidence such fractions by depositary receipts, pursuant to an appropriate agreement between the Corporation and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they would be entitled as beneficial owners of shares of Series A Preferred Stock. In the event that fractional shares of Series A

Preferred Stock are issued, the holders thereof shall have all the rights provided herein for holders of full shares of Series A Preferred Stock in the proportion which such fraction bears to a full share.

Section 10. Amendment. The Restated Articles of Incorporation, as amended, of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

Articles of Amendment-Domestic Business Corporation
DSCB: 15-1915 (Rev 90)

(relating to articles of amendment), the undersigned, desiring to amend its Articles, hereby states that:

1.	The name of the corporation is:
PPG Industries, Inc.

2.
The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) Number and Street	City	State
One PPG Place,	Pittsburgh,	Pennsylvania

(b) Name of Commercial Registered Office Provider
c/o

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.	The statute by or under which it was incorporated: See Exhibit B attached hereto and made a part hereof.

4.	The date of its incorporation: August 24,1883

5.	Check, and if appropriate complete, one of the following:

x	The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

¨	The amendment shall be effective on: _____________ at: __________________

6.	Check one of the following:

¨	The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. § 1914(a) and (b).

x	The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 19l4(c).

7.	Check, and if appropriate, complete one of the following:

¨	The amendment adopted by the corporation, set forth in full, is as follows

x	The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8.	Check if the amendment restates the Articles:

x	The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 21st day of April, 1995.

PPG Industries, Inc.
Name of Corporation

/s/ Guy A. Zoghby
Signature

Title: Senior Vice President and General Counsel

RESTATED
ARTICLES OF INCORPORATION
AS AMENDED
OF
PPG INDUSTRIES, INC.
__________________________

FIRST. The name of the corporation is PPG Industries, Inc.

SECOND. The location and post office address of its registered office in the Commonwealth of Pennsylvania is One PPG Place, Pittsburgh, Pennsylvania 15272.

THIRD. The purpose or purposes of the corporation, which exists under the Business Corporation Law of 1933, as amended, are:

(a) To manufacture, buy, sell, install, and deal in goods, wares, and merchandise of all descriptions;

(b) To mine, contract, quarry, drill, or bore for, produce, buy, and sell coal, limestone, sand, clay, gypsum, oil, ores, mineral salt, natural gas (sales to be made at the mouth of the well and at wholesale only), and other minerals and mineral substances;

(c) To engage in building construction, as contractor or otherwise; and

(d) To engage in research, engineering, and developmental work.

The corporation shall also have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Business Corporation Law of 1933, as amended.

FOURTH. The term of its existence is perpetual.

FIFTH. 5.1 The aggregate number of shares of all classes of capital stock which the corporation shall have authority to issue is 610,000,000, of which 10,000,000 shares shall be Preferred Stock, without par value, issuable in one or more series and 600,000,000 shares shall be Common Stock, par value $1.66 2/3 per share.

5.2 The Board of Directors is hereby expressly authorized, at any time or from time to time, to divide any or all of the shares of Preferred Stock into one or more series, and in the resolution or resolutions establishing a particular series, before issuance of any of the shares thereof, to fix and determine the number of shares and the designation of such series, so as to distinguish it from the shares of all other series and classes, and to fix and determine the preferences, voting rights, qualifications, privileges, limitations, options, conversion rights, restrictions and other special or relative rights of the Preferred Stock or of such series, to the fullest extent now or hereafter permitted by the laws of the Commonwealth of Pennsylvania, including, but not limited to, the variations between different series in the following respects:

(a) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by the Board of Directors;

(b) the annual dividend rate for such series, and the date or dates from which dividends shall commence to accrue;

(c) the price or prices at which, and the terms and conditions on which, the shares of such series may be made redeemable;

(d) the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of such series;

(e) the preferential amount or amounts payable upon shares of such series in the event of the liquidation, dissolution or winding up of the corporation;

(f) the voting rights, if any, of shares of such series;

(g) the terms and conditions, if any, upon which shares of such series may be converted and the class or classes or series of shares of the corporation or other securities into which such shares may be converted;

(h) the relative seniority, parity or junior rank of such series as to dividends or assets with respect to any other classes or series of stock then or thereafter to be issued; and

(i) such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares of such series as the Board of Directors may, at the time of such resolution or resolutions, lawfully fix and determine under the laws of the Commonwealth of Pennsylvania.

Unless otherwise provided in a resolution or resolutions establishing any particular series, the aggregate number of authorized shares of Preferred Stock may be increased by an amendment of the Restated Articles approved solely by a majority vote of the outstanding shares of Common Stock (or solely with a lesser vote of the Common Stock, or solely by action of the Board of Directors, if permitted by law at the time).

All shares of any one series shall be alike in every particular, except with respect to the accrual of dividends prior to the date of issuance.

Attached hereto as Exhibit A and incorporated herein by reference is a statement of the designation and number of shares and of the voting rights, preferences, limitations and special rights, if any, of the first series of the Preferred Stock, as previously determined by a resolution adopted by the Board of Directors pursuant to this Section 5.2.

5.3 Except for and subject to those rights expressly granted to the holders of Preferred Stock or any series thereof by resolution or resolutions adopted by the Board of Directors pursuant to Section 5.2 of this Article Fifth and except as may be provided by the laws of the Commonwealth of Pennsylvania, the holders of Common Stock shall have exclusively all other rights of shareholders.

5.4(a) No holder of Common Stock or of any other class of stock of the corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class or of securities convertible into any stock of any class, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend, and the corporation may issue shares, option rights or securities having option or conversion rights without first offering them to shareholders of any class.

(b) The holders of Common Stock shall have the right of cumulative voting in all elections of directors.

SIXTH. 6.1 The business and affairs of the corporation shall be managed by a Board of Directors comprised as follows:

(a) The Board of Directors shall consist of not less than 9 nor more than 17 persons, the exact number to be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority vote of the directors then in office;

(b) Directors shall, from and after the annual meeting of shareholders held in 1987, continue to be classified with respect to the time for which they shall severally hold office by dividing them into 3 classes, as nearly equal in number as possible. At such meeting and at each succeeding annual meeting of shareholders, the class of directors then being elected shall be elected to hold office for a term of 3 years. Each director shall hold office for the term for which elected and until his or her successor shall have been elected and qualified;

(c) Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, any class of directors, or the entire Board of Directors, may be removed from office by shareholder vote at any time, with or without assigning any cause~~, but only if shareholders entitled to cast at least 80% of the votes which all shareholders would be entitled to cast at an annual election of directors or of such class of directors shall vote in~~

~~favor of such removal~~; provided, however, that no individual director shall be removed (unless the entire Board of Directors or any class of directors be removed) in case the votes cast against such removal would be sufficient, if voted cumulatively for such director, to elect him or her to the class of directors of which he or she is a member; and

(d) Subject to the rights of the holders of any series of Preferred Stock then outstanding, vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled only by a majority vote of the remaining directors then in office, though less than a quorum, except that vacancies resulting from removal from office by a vote of the shareholders may be filled by the shareholders at the same meeting at which such removal occurs. All directors elected to fill vacancies shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

~~6.2 Notwithstanding any other provisions of law, the Restated Articles or the Bylaws of the corporation, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the corporation entitled to vote in an annual election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article Sixth.~~

~~(a) In addition to any affirmative vote required by law or the Restated Articles, and except as otherwise expressly provided in Section 7.2 of this Article Seventh:~~

SEVENTH. 7.1(a) In addition to any affirmative vote required by law or the Restated Articles, and except as otherwise expressly provided in Section 7.2 of this Article Seventh, the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon in an annual election of directors (the "Voting Stock"), voting together as a single class, shall be required for certain Business Combinations (as defined herein) as follows:

(1) any merger or consolidation of the corporation or any Subsidiary with (A) any Interested Shareholder or with (B) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Shareholder;

(2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder of any assets of the corporation or any Subsidiary having an aggregate Fair Market Value of $10,000,000 or more;

(3) the issuance or sale by the corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any Subsidiary to any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder in exchange for cash, securities or other consideration (or a combination thereof) having an aggregate Fair Market Value of $10,000,000 or more;

(4) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or

(5) any reclassification of securities (including any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity securities or securities convertible into equity securities of the corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder~~; shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the corporation entitled to vote in an annual election of directors (the "Voting Stock"), voting together as a single class.~~

Such affirmative vote described above shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

(b) The term "Business Combination" as used in this Article Seventh shall mean any transaction which is referred to in any one or more of clauses (1) through (5) of paragraph (a) of Section 7.1 of this Article Seventh.

7.2 The provisions of Section 7.1 of this Article Seventh shall not be applicable to any Business Combination, and such Business Combination shall require only such affirmative vote (if any) as is required by law, any other provision of the Restated Articles or any agreement with any national securities exchange, if all of the conditions specified in either of the following paragraphs (a) or (b) are met:

(a) The Business Combination shall have been approved by a majority of the Continuing Directors; or

(b) All of the following six conditions shall have been met:

(1) The transaction constituting the Business Combination shall provide for a consideration to be received by holders of Common Stock in exchange for their stock, and the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following:

(A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Common Stock beneficially owned by the Interested Shareholder which were acquired (i) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (ii) in the transaction in which it became an Interested Shareholder, whichever is higher;

(B) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (the "Determination Date"), whichever is higher; and

(C) (if applicable) the price per share equal to the Fair Market Value per share of Common Stock determined pursuant to clause (B) immediately preceding, multiplied by the ratio of (i) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Common Stock beneficially owned by the Interested Shareholder which were acquired within the two-year period immediately prior to the Announcement Date to (ii) the Fair Market Value per share of Common Stock on the first day in such two-year period on which the Interested Shareholder beneficially owned any shares of Common Stock.

(2) If the transaction constituting the Business Combination shall provide for a consideration to be received by holders of any class of outstanding Voting Stock other than Common Stock and other than Institutional Voting Stock, the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of such Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this clause (b)(2) shall be required to be met with respect to every class of outstanding Voting Stock (other than Institutional Voting Stock), whether or not the Interested Shareholder beneficially owns any shares of a particular class of Voting Stock):

(A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class of Voting Stock beneficially owned by the Interested Shareholder which were acquired (i) within the two-year period immediately prior to the Announcement Date or (ii) in the transaction in which it became an Interested Shareholder, whichever is higher;

(B) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation;

(C) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

(D) (if applicable) the price per share equal to the Fair Market Value per share of such class of Voting Stock determined pursuant to clause (C) immediately preceding, multiplied by the ratio of (i) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class of Voting Stock beneficially owned by the Interested Shareholder which were acquired within the two-year period immediately prior to the Announcement Date to (ii) the Fair Market Value per share of such class of Voting Stock on the first day in such two-year period on which the Interested Shareholder beneficially owned any shares of such class of Voting Stock.

(3) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as was previously paid in order to acquire shares of such class of Voting Stock which are beneficially owned by the Interested Shareholder. If the Interested Shareholder beneficially owns shares of any class of Voting Stock which were acquired with varying forms of consideration, the form of consideration to be received by holders of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock beneficially owned by it.

(4) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination: (A) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Stock; (B) there shall have been (i) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (ii) an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (C) such Interested Shareholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction in which it became an Interested Shareholder.

(5) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

(6) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public shareholders of the corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

7.3 For the purposes of this Article Seventh:

(a) A "person" shall mean any individual, firm, corporation or other entity.

(b) "Interested Shareholder" at any particular time shall mean any person (other than the corporation or any Subsidiary) who or which:

(1) is at such time the beneficial owner, directly or indirectly, of more than 20% of the voting power of the outstanding Voting Stock;

(2) is at such time a director of the corporation and at any time within the two-year period immediately prior to such time was the beneficial owner, directly or indirectly, of more than 20% of the voting power of the then outstanding Voting Stock; or

(3) is at such time an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to such time beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

(c) A person shall be a "beneficial owner" of any shares of Voting Stock:

(1) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly;

(2) which such person or any of its Affiliates or Associates has (A) the right to acquire (whether or not such right is exercisable immediately) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or

(3) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

(d) For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph (b) of this Section 7.3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by an Interested Shareholder through application of paragraph (c) of this Section 7.3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise.

(e) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on February 17, 1983 (the term "registrant" in said Rule 12b-2 meaning in this case the corporation).

(f) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph (b) of this Section 7.3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the corporation.

(g) "Continuing Director" means any member of the Board of Directors of the corporation who is unaffiliated with, and not a representative of, the Interested Shareholder and was a member of the Board of Directors prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with, and not a representative of, the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors.

(h) "Fair Market Value" means: (1) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors in good faith; and (2) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

(i) "Institutional Voting Stock" shall mean any class of Voting Stock which was issued to and continues to be held solely by one or more insurance companies, pension funds, commercial banks, savings banks or similar financial institutions or institutional investors.

(j) In the event of any Business Combination in which the corporation survives, the phrase "consideration other than cash to be received" as used in paragraph (b) of Section 7.2 of this Article Seventh shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

7.4 The Board of Directors shall have the power and duty to determine for the purposes of this Article Seventh, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Shareholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether a class of Voting Stock is Institutional Voting Stock and (e) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $10,000,000 or more. Any such determination made in good faith shall be binding and conclusive on all parties.

7.5 Nothing contained in this Article Seventh shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

~~7.6 Notwithstanding any other provisions of law, the Restated Articles or the Bylaws of the corporation, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article Seventh.~~

EIGHTH. To the fullest extent that the laws of the Commonwealth of Pennsylvania, as in effect on January 27, 1987, or as thereafter amended, permit the elimination or limitation of the liability of directors, no director of the corporation shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a director. This Article Eighth shall not apply to any actions filed prior to January 27, 1987, nor to any breach of performance of duty or any failure of performance of duty by any director occurring prior to January 27, 1987. The provisions of this Article Eighth shall be deemed to be a contract with each director of the corporation who serves as such at any time while such provisions are in effect, and each such director shall be deemed to be serving as such in reliance on such provisions. Any amendment to or repeal of this Article Eighth, or adoption of any other Article or Bylaw of the corporation~~,~~ which has the effect of increasing director liability ~~shall require the affirmative vote of at least 80% of the voting power of the then outstanding shares of capital stock of the corporation entitled to vote in an annual election of directors, voting together as a single class. Any such amendment or repeal, or other Article or Bylaw,~~ shall operate prospectively only and shall not have effect with respect to any action taken, or any failure to act, by a director prior thereto.

Exhibit A

Statement of the designation and
number of shares and of the voting
rights, preferences, limitations and
special rights, if any, of the first
series of the Preferred Stock
__________________________

Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 1,500,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

Section 2. Dividends and Distributions.

(A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $1.66-2/3 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred

Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 50 days prior to the date fixed for the payment thereof.

(D) The annual dividend on the Series A Preferred Stock shall be equal to the sum of the quarterly dividends in each year.

Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation, and such holders shall have the right to cumulative voting in all elections of Directors. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein, in any other Statement creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

(C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

(iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Articles of Incorporation, as amended, or in any other Statement creating a series of Preferred Stock or any similar stock or as otherwise required by law.

Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the provision in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

Section 9. Fractional Shares. The Corporation may issue fractions and certificates representing fractions of a share of Series A Preferred Stock in integral multiples of 1/100th of a share of Series A Preferred Stock, or in lieu thereof, at the election of the Board of Directors of the Corporation at the time of the first issue of any shares of Series A Preferred Stock, evidence such fractions by depositary receipts, pursuant to an appropriate agreement between the Corporation and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they would be entitled as beneficial owners of shares of Series A Preferred Stock. In the event that fractional shares of Series A

Preferred Stock are issued, the holders thereof shall have all the rights provided herein for holders of full shares of Series A Preferred Stock in the proportion which such fraction bears to a full share.

Section 10. Amendment. The Restated Articles of Incorporation, as amended, of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

The corporation was formed under the Act of the General Assembly of the Commonwealth of Pennsylvania dated the 29th day of April, 1874, as shown by its Certificate of Incorporation dated the 24th day of August, 1883, and thereafter reincorporated as a consolidated corporation under the Act of the General Assembly of the Commonwealth of Pennsylvania dated the 3rd day of May, 1909, as shown by Letters Patent of such consolidated corporation issued by the Governor of the Commonwealth and dated the 3rd day of November, 1920.

Exhibit B

ANNEX C
PROPOSED AMENDMENT TO THE AMENDED AND RESTATED BYLAWS OF PPG INDUSTRIES, INC.
TO REPLACE THE SUPERMAJORITY VOTING REQUIREMENTS
The Amended and Restated Bylaws of PPG Industries, Inc. are proposed to be amended as follows. Proposed additions are underlined, and proposed deletions are ~~stricken through~~.

BYLAWS
OF
PPG INDUSTRIES, INC.

(Incorporated under the Laws of the Commonwealth of Pennsylvania)

ARTICLE I

MEETINGS OF SHAREHOLDERS

Section 1.1. Annual Meetings. An annual meeting of the shareholders shall be held each year on such day as the Board of Directors of the Corporation (the “Board of Directors”) may designate, or, if not so designated, on the third Thursday in April if not a legal holiday, and if a legal holiday, then on the next business day following. Annual meetings shall be held at such geographic location, within or without the Commonwealth of Pennsylvania, as designated by the Board of Directors.

Section 1.2. Business at Annual Meetings. The business at each annual meeting of the shareholders shall include: (a) a review of the business of the preceding year; (b) the election of directors; and (c) such other business as may properly be brought before the meeting. No business may be transacted at any annual meeting other than (i) matters referred to in the notice of the meeting or any supplement thereto, (ii) matters otherwise properly brought before the meeting by or at the direction of the Board of Directors, (iii) matters properly brought before the meeting by one or more shareholders, but only in accordance and upon compliance with the provisions of the proxy rules of the Securities and Exchange commission and the notice provisions of Sections 1.3 and 1.4 of these bylaws and (iv) matters which are incidental or germane to any of the foregoing.

Section 1.3. Nominations of Director Candidates. Nominations for the election of directors at a meeting of shareholders may be made only (a) by the Board of Directors or a committee appointed by the Board of Directors or (b) by a holder of record of stock entitled to vote in the election of the directors to be elected; but a nomination (other than a nomination to fill a vacancy resulting from removal from office by a vote of the shareholders under Article Sixth of the Restated Articles of Incorporation) may be made by a shareholder only if written notice of such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary and has been received by the Secretary at the principal executive offices of the Corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders held on the third Thursday in April, 90 days prior to such annual meeting and (ii) with respect to an election to be held at an annual meeting of shareholders held on a date other than the third Thursday in April or an election to be held at a special meeting of the shareholders, the close of business on the tenth day following the date of the first public disclosure of the date of such meeting. For purposes of this Section 1.3, the first public disclosure of the date of any special meeting of shareholders or any annual meeting of shareholders held on a date other than the third Thursday in April shall be when disclosure of such meeting date is first made in a filing made by the Corporation with the Securities and Exchange Commission, in any notice given to the New York Stock Exchange, or in a news release reported by the Dow Jones News Service, Reuters, Bloomberg, Associated Press or comparable national news service. Each notice of nomination from a shareholder shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to be present at the meeting in person or by proxy to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated by the Board of Directors; and (e) the written consent of each nominee, signed by such nominee, to serve as a director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person by a shareholder not made in compliance with the foregoing procedure.

Section 1.4. Other Matters Brought by Shareholders. For business other than nominations of director candidates properly brought before an annual meeting by a shareholder pursuant to clause (c) of Section 1.2 of these bylaws, the shareholder must give timely notice thereof in writing to the Secretary and such business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary and received by the Secretary at the principal executive offices of the Corporation not later than 90 days prior to such annual meeting, provided that, if such annual meeting is held on a date other than the third Thursday in April, such written notice must be given within ten days after the first public disclosure of the date of such meeting. For purposes of this Section 1.4, the first public disclosure of the date of any annual meeting of shareholders held on a date other than the third Thursday in April shall be when disclosure of such meeting date is first made in a filing by the Corporation with the Securities and Exchange Commission, in any notice given to the New York Stock Exchange, or in a news release reported by the Dow Jones News Service, Reuters, Bloomberg, Associated Press or comparable national news service. Such shareholder’s notice shall set forth (a) as to each matter a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder; (b) the beneficial owner, if any, on whose behalf the notice is given and a specific representation that the shareholder intends to be present at the meeting in person or by proxy to present and speak as to such business; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the notice is given (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner. The presiding officer of the meeting may refuse to permit any business to be brought before an annual meeting by a shareholder without compliance with the procedure set forth in this Section 1.4.

Section 1.5. Special Meetings. Special meetings of the shareholders may be called at any time, for the purpose or purposes set forth in the call, by the Board of Directors or by the Chairman of the Board of Directors. Special meetings shall be held at the registered office of the Corporation, or at such other places, within or without the Commonwealth of Pennsylvania, as may be designated by the Board of Directors or the Chairman of the Board of Directors.

Section 1.6. Business at Special Meetings. No business may be transacted at any special meeting of the shareholders other than matters referred to in the notice of the meeting or any supplement thereto and matters which are incidental or germane thereto.

Section 1.7. Notice. Notice specifying the geographic location, date and time and the general nature of business to be transacted at each meeting of the shareholders shall be given by the Secretary to each shareholder of record entitled to vote at such meeting.

Section 1.8. Quorum. A shareholders’ meeting shall not be organized for the transaction of business unless a quorum is present. At any meeting, the presence in person or by proxy of shareholders entitled to cast the minimum number of votes required by law to constitute a quorum on a particular matter in the absence of a bylaw to the contrary, or if no such number is required by law, at least a majority of the votes which all shareholders are entitled to cast on such matter, shall be necessary and sufficient to organize a meeting for the purpose of considering such matter. If a proxy casts a vote on behalf of a shareholder on any issue other than a procedural motion considered at a meeting of shareholders, the shareholder shall be deemed to be present during the entire meeting for purposes of determining whether a quorum is present for consideration of any other issue. Notwithstanding the withdrawal of enough shareholders to leave less than the number of votes required by the preceding sentence, the shareholders who continue to be present at a duly organized meeting shall constitute a quorum in order to continue to do business until adjournment. If a meeting cannot be organized because a quorum has not attended, those present in person or by proxy may by majority vote adjourn the meeting to such time and place as they may determine, and it shall not be necessary to give notice of such adjourned meeting or the business to be transacted at such meeting to any shareholder other than by announcement at the meeting at which such adjournment is taken, unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 1.9. Voting. In order to vote at any meeting, a shareholder must be personally present or vote by proxy. When authorized by the presiding officer, the voting at a meeting of the shareholders may be by voice; but at any meeting of shareholders any qualified voter may demand a stock vote on a matter properly before the meeting, whereupon (i) with respect to any matter specifically set forth in the notice of meeting, such stock vote shall be taken by ballot, and (ii) in the case of any other vote, such stock vote may be taken by ballot, by show of hands, or any other manner selected by the presiding officer. If the vote is taken by ballot, each ballot shall state the name of the shareholder voting and the number of shares voted by him, and if such ballot be cast by proxy, it shall state the name of the proxy voting and the number of shares voted by him as proxy. Each shareholder shall be entitled to one vote for each share having voting power registered in his name on the books of the Corporation as of the record date for the determination of the shareholders entitled to vote at the meeting, and it may be voted by the shareholder or his duly authorized proxy. When a stock vote is demanded, all questions shall be decided by a vote of shareholders present, in person or by proxy, entitled to cast at least a majority of the votes which all shareholders present and voting (excluding abstentions) are entitled to cast on the particular matter, unless otherwise especially provided in these bylaws, in the Restated Articles of Incorporation, as amended from time to time (the “Restated Articles of Incorporation”), or by law, and except that in the case of privileged, subsidiary or incidental motions or questions involving the convenience of the shareholders present, the presiding officer may call for a per capita vote, either by voice or by show of hands. Where a proxy or proxies represent the holders of shares entitled to cast in aggregate a sufficient number of votes to adopt a particular resolution, the vote of such proxy or proxies may, in the discretion of the presiding officer, constitute action by the shareholders.

A complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order with the address of and the number of shares held by each, shall be prepared by the Secretary and shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. In lieu of the making of a list, the Corporation may make the information therein available at the meeting by any other means.

Section 1.10. Proxies. Every shareholder entitled to vote at a meeting of the shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons, but not more than three, to act for him by proxy. Every proxy shall be executed or authenticated by the shareholder or by his duly authorized attorney‑in‑fact, in a manner authorized by applicable law and filed with or transmitted to the Secretary or the designated agent of the Corporation.

Section 1.11. Meeting Procedure. At all meetings of shareholders, the Chairman of the Board of Directors shall preside, but in his absence, the presiding officer shall be designated by the Board of Directors, or if not so designated, selected by the shareholders present. The Secretary shall take the minutes of the meeting, but in the absence of the Secretary or an Assistant Secretary, the presiding officer shall designate any person to take the minutes of the meeting. The presiding officer of any meeting shall determine the order of business and the procedure at the meeting, including such regulation of the conduct of discussion as seems to him in order. The conduct of meetings shall be governed by accepted corporate practice (not Roberts’ Rules), the fundamental rule being that all who are entitled to take part shall be treated with fairness and good faith.

Section 1.12. Election and Resignation of Directors.

(a)     Subject to any rights of the holders of any class or series of stock to elect directors separately, each director shall be elected by a vote of the majority of the votes cast with respect to that director at any meeting for the election of directors at which a quorum is present, in accordance with Section 1.8 of these Bylaws; provided, that, if, at the close of the notice period set forth in Section 1.3 of these Bylaws, the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the votes cast and entitled to vote on the election of directors in person or by proxy at any such meeting. For purposes of this Section 1.12, a vote of the majority of the votes cast means that the number of shares voted “for” a director must exceed 50% of the votes cast with respect to that director.

(b)    If an incumbent director is running uncontested and is not elected as provided in subsection (a), such director shall promptly offer to tender his or her irrevocable resignation to the Board. The Nominating and Governance Committee, or such other committee designated by the Board, will recommend to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within ninety (90) days following the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Board’s decision with respect to such resignation.

(c)    Any director may resign at any time by delivering written notice to the Chairman of the Board of Directors, if any, or to the chief executive officer, the president or the secretary of the corporation. Such resignation shall take effect at the time specified in the notice or, if no time is specified, immediately. Unless such notice is provided pursuant to subsection (b) of this Section 1.12, or acceptance is otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

ARTICLE II

BOARD OF DIRECTORS

Section 2.1. Number, Classification and Removal; Vacancies.
Article Sixth of the Restated Articles of Incorporation reads as follows:

“SIXTH. 6.1 The business and affairs of the corporation shall be managed by a Board of Directors comprised as follows:

(a)    The Board of Directors shall consist of not less than 9 nor more than 17 persons, the exact number to be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority vote of the directors then in office;

(b)    Directors shall, from and after the annual meeting of shareholders held in 1987, continue to be classified with respect to the time for which they shall severally hold office by dividing them into 3 classes, as nearly equal in number as possible. At such meeting and at each succeeding annual meeting of shareholders, the class of directors then being elected shall be elected to hold office for a term of 3 years. Each director shall hold office for the term for which elected and until his or her successor shall have been elected and qualified;

(c)    Subject to the rights of the holders of any series of preferred stock then outstanding, any director, any class of directors, or the entire Board of Directors, may be removed from office by shareholder vote at any time, with or without assigning any cause~~, but only if shareholders entitled to cast at least 80% of the votes which all shareholders would be entitled to cast at an annual election of directors or of such class of directors shall vote in favor of such removal~~; provided, however, that no individual director shall be removed (unless the entire Board of Directors or any class of directors be removed) in case the votes cast against such removal would be sufficient, if voted cumulatively for such director, to elect him or her to the class of directors of which he or she is a member; and

(d)    Subject to the rights of the holders of any series of preferred stock then outstanding, vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled only by a majority vote of the remaining directors then in office, though less than a quorum, except that vacancies resulting from removal from office by a vote of the shareholders may be filled by the shareholders at the same meeting at which such removal occurs. All directors elected to fill vacancies shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

~~6.2    Notwithstanding any other provisions of law, the Restated Articles or the bylaws of the corporation, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the corporation entitled to vote in an annual election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article Sixth.”~~

Section 2.2. Qualifications and Powers. No person shall be elected a director unless such person owns at least 100 shares of Common Stock of the Corporation. In addition to the powers and authority expressly conferred upon it by these bylaws and the Restated Articles of Incorporation, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things in the management of the Corporation as are not, by these bylaws, by the Restated Articles of Incorporation, or by law directed or required to be exercised or done by the shareholders.

Section 2.3. Organizational Meeting. The first regular meeting of each newly‑elected Board of Directors shall be held immediately following the annual meeting of the shareholders, and no notice of such meeting shall be necessary in order legally to constitute the meeting, provided that a quorum of the Board of Directors shall be present. At such meeting the Board of Directors shall organize itself, and may elect officers, appoint members of standing committees and transact any other business.

Section 2.4. Regular Meetings; Notice. Regular meetings of the Board of Directors shall be held at such time and place as shall be designated by the Board of Directors from time to time. Notice of such regular meetings of the Board of Directors shall not be required to be given, except as otherwise expressly required in these bylaws or by law. However, whenever the time or place of regular meetings shall be initially fixed or changed, notice of such action shall be given to each director not participating in such action. Any business may be transacted at any regular meeting.

Section 2.5. Special Meetings; Notice. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors or, in his absence or during his inability to act, by the Chief Executive Officer or, in the absence or during the inability of either to act, by the Vice Chairman of the Board of Directors or, in the absence or during the inability of any of them to act, by the President, or by any four directors of the Corporation, by giving notice to the Secretary. Notice of every special meeting of the Board of Directors stating the place, day and hour thereof shall be given by the Secretary to each director by being mailed by first class at least five days, or express mail or sent by courier service at least three days, or sent by telex, telegram, facsimile transmission, e-mail or other electronic communication, or given personally or by telephone at least 24 hours, before the time at which the meeting is to be held. Any business may be transacted at any special meeting.

Section 2.6. Quorum; Action. A meeting of the Board of Directors shall not be organized for the transaction of business unless a quorum is present. At any meeting, a majority of the directors then in office shall be necessary and sufficient to organize the meeting. A meeting at which a quorum is not present may be adjourned from time to time by a majority vote of those present to such time and place as they may determine, and it shall not be necessary to give notice of such adjourned meeting or the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken. Notwithstanding the withdrawal of enough directors to leave less than a majority, the directors who continue to be present at a duly organized meeting shall constitute a quorum in order to continue to do business. Unless otherwise provided in these bylaws, in the Restated Articles of Incorporation or by law, the acts of a majority of the directors present and voting (excluding abstentions) at a duly organized meeting shall be the acts of the Board of Directors. The yeas and nays shall be taken and recorded in the minutes at the request of any director present at a meeting.

Section 2.7. Fees and Expenses. The Board of Directors shall fix the compensation of each director (except for those directors who are officers of the Corporation, whose compensation is to be fixed by the Officers‑Directors Compensation Committee) including, without limitation: (a) a fixed annual fee; and (b) a fixed sum for attendance at any meeting of the Board of Directors or any committee. Directors shall be reimbursed for the expenses of attendance at any meeting of the Board of Directors or any committee.

Section 2.8. Charitable Contributions. The Board of Directors may authorize contributions out of the income of the Corporation for the public welfare or for religious, charitable, scientific, or educational purposes.

Section 2.9. Catastrophe. Notwithstanding any other provisions of law, the Restated Articles of Incorporation or these bylaws, during any emergency period caused by a national catastrophe or local disaster, a majority of the surviving members (or the sole survivor) of the Board of Directors who have not been rendered incapable of acting because of incapacity or the difficulty of communication or transportation to the place of meeting, shall constitute a quorum for the sole purpose of electing directors to fill such emergency vacancies or to reduce the size of the full Board of Directors or both; and a majority of the directors (or the sole survivor) present at such a meeting may take such action. Directors so elected shall serve until such absent directors are able to attend meetings or until the shareholders act to elect directors for such purpose. During such an emergency period, if the Board of Directors and the Executive Committee are unable to or fail to meet, any action appropriate to the circumstances may be taken by such officers of the Corporation as may be present and able. Questions as to the existence of a national catastrophe or local disaster and the number of surviving members capable of acting shall be conclusively determined at the time by the directors or the officers so acting.

Section 2.10. Limitation of Liability. To the fullest extent that the laws of the Commonwealth of Pennsylvania, as in effect on January 27, 1987, or as thereafter amended, permit the elimination or limitation of the liability of directors, no director of the Corporation shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a director. This Section 2.10 shall not apply to any actions filed prior to January 27, 1987, nor to any breach of performance of duty or any failure of performance of duty by any director occurring prior to January 27, 1987. The provisions of this Section 2.10 shall be deemed to be a contract with each director of the Corporation who serves as such at any time while such provisions are in effect, and each such director shall be deemed to be serving as such in reliance on such provisions. Any amendment to or repeal of this Section 2.10, or adoption of any other Article or bylaw of the Corporation, which has the effect of increasing director liability shall ~~require the affirmative vote of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote in an annual election of directors, voting together as a single class. Any such amendment or repeal, other Article or bylaw, shall~~ operate prospectively only and shall not have effect with respect to any action taken, or any failure to act, by a director prior thereto.

ARTICLE III

COMMITTEES

Section 3.1. Standing Committees. The Board of Directors, upon the recommendation of the Nominating and Governance Committee, shall appoint the members of the following standing committees:

(a) Audit Committee, comprised of independent, non‑employee members of the Board of Directors, which shall be responsible for appointing, retaining or terminating, compensating, and overseeing the work of the independent public accountants for the Corporation; review with the independent public accountants and the internal auditors the scope and plan of their respective future audit programs and their respective reports and recommendations concerning audit findings; meet with the officers of the Corporation and separately with the independent public accountants and with the internal auditors to review audits, annual financial statements prior to their release, accounting and financial controls and compliance with appropriate codes of conduct; report on its meetings to the Board of Directors together with its comments and recommendations; and have such other powers and perform such other duties as the Board of Directors may specify.

(b) Nominating and Governance Committee, comprised of non-employee members of the Board of Directors, which shall recommend to the Board of Directors (i) the persons to be nominated by the Board of Directors to stand for election as directors at the annual meeting of the shareholders, (ii) the person or persons to be elected by the Board of Directors to fill any vacancy or vacancies in the Board of Directors, (iii) the persons to be elected by the Board of Directors to the offices of the Chairman of the Board of Directors, Chief Executive Officer, Vice Chairman of the Board of Directors, President and any office which would cause such person to be an executive officer (as defined under the Securities Exchange Act of 1934) of the Corporation, (iv) the persons to be appointed by the Board of Directors as members of the Executive Committee, (v) actions to be taken regarding the structure, organization and functioning of the Board of Directors and (vi) the directors to be appointed to serve as members, and as chairmen, of the standing and other committees established by the Board of Directors; and have such other powers and perform such other duties as the Board of Directors may specify.

(c) Officers-Directors Compensation Committee, comprised of non‑employee members of the Board of Directors, which shall approve, adopt, administer, interpret, amend, suspend or terminate the compensation plans of the Corporation applicable to, and fix the compensation and benefits of, (i) all officers of the Corporation serving as directors of the Corporation and (ii) all executive officers (as defined under the Securities Exchange Act of 1934) of the Corporation; and have such other powers and perform such other duties as the Board of Directors may specify.

(d) Technology and Environment Committee, comprised of non-employee members of the Board of Directors, which shall (i) assess the science and technology capabilities of the Corporation; (ii) consult with management concerning technologies that can have a material impact on the Corporation; (iii) review the status of the Corporation’s environment, health, safety and product stewardship policies, programs and practices; (iv) consult with management concerning current and emerging environment, health, safety and product stewardship issues that can have a material impact on the Corporation; and have such other powers and perform such other duties as the Board of Directors may specify.

Section 3.2. Other Committees. The Board of Directors shall establish the Executive Committee and may establish such other committees as it may deem appropriate, all of which committees shall have such powers and perform such duties as the Board of Directors may specify and have such membership, which may or may not include directors, as the Board of Directors may appoint.

Section 3.3. Organization of and Action by Committees. All committee members appointed by the Board of Directors shall serve at the pleasure of the Board of Directors. All committees shall determine their own organization, procedures and times and places of meeting, unless otherwise directed by the Board of Directors. Any action taken by any committee shall be subject to alteration or revocation by the Board of Directors; provided, however, that third parties shall not be prejudiced by such alteration or revocation.

ARTICLE IV

OFFICERS

Section 4.1. Election. The Board of Directors shall elect a Chairman of the Board of Directors, a Secretary and a Treasurer. In addition, the Board of Directors may elect a Chief Executive Officer, Vice Chairman of the Board of Directors, President and Controller, or any one or more of them, and may elect one or more Vice Presidents or other officers. Each officer elected by the Board of Directors shall serve until the next organizational meeting of the Board of Directors and until his successor, if any, shall have been elected, unless his resignation or removal shall expressly be effective earlier. Each officer appointed by the Executive Committee shall serve until his successor, if any, shall have been appointed, unless his resignation or removal shall expressly be effective earlier. Any officer of the Corporation may be removed by the Board of Directors with or without cause.

Section 4.2. Chairman. The Chairman of the Board of Directors shall have general control and direction of the business of the Corporation. He shall preside at all meetings of shareholders and directors and shall have such other powers and perform such other duties as the Board of Directors may specify. The Chairman of the Board of Directors shall be an ex officio member, without the right to vote, of the Audit, Nominating and Governance, Officers‑Directors Compensation and Technology and Environment Committees. No person shall hold the position of Chairman of the Board of Directors for a period in excess of ten years.

Section 4.3. Chief Executive Officer. Subject to the control of the Chairman of the Board of Directors, the Chief Executive Officer shall have general control and direction of the business of the Corporation. If no person is elected to the office of the Chief Executive Officer, the Chairman of the Board of Directors shall be the Chief Executive Officer.

Section 4.4. Vice Chairman. The Vice Chairman of the Board of Directors shall have such powers and perform such duties as the Board of Directors or the Chairman of the Board of Directors may specify.

Section 4.5. President. The President shall have such powers and perform such duties as the Board of Directors or the Chairman of the Board of Directors may specify. If the office of President is vacant, the Chairman of the Board of Directors shall have all of the powers and perform all acts incident to the office of the President.

Section 4.6. Vice Presidents and Other Officers. The Vice Presidents and other officers elected by the Board of Directors shall have such powers and perform such duties as the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the Vice Chairman of the Board of Directors or the President may specify. In the absence of the Chairman of the Board of Directors, the Chief Executive Officer, the Vice Chairman of the Board of Directors and the President, or during their inability to act, such Vice Presidents and other officers may exercise, subject to the control of the Board of Directors, the powers and duties of the Chairman of the Board of Directors, the Chief Executive Officer, the Vice Chairman of the Board of Directors and the President. The Vice Presidents and other officers appointed by the Executive Committee shall have such powers and perform such duties as the entity that appointed them or any officers to whom they report, directly or indirectly, may specify.

Section 4.7. Secretary. The Secretary shall attend all meetings of the shareholders and of the Board of Directors and shall keep careful records of all such meetings, the proceedings of which shall be transcribed into the minute book of the Corporation over his signature. He shall have custody of the corporate seal and of all books, documents, and papers of the Corporation committed to his charge. He shall cause all notices to be given to shareholders and to directors of the Corporation as may be required by law or these bylaws. He shall make such reports, have such other powers and perform such other duties as are authorized or required by law or the Board of Directors may specify. The Secretary may delegate to one or more Assistant Secretaries any of his powers and duties. In the absence of the Secretary or during his inability to act, his powers and duties shall be performed by one or more Assistant Secretaries.

Section 4.8. Treasurer. The Treasurer shall have the custody and care of, and shall manage and invest, all the money, securities, and funds of the Corporation. To the extent not invested in stocks, bonds or other securities, the Treasurer shall deposit the money and funds of the Corporation in such bank or banks or depositories as the Board of Directors may designate, provided that the Board of Directors may delegate to the Treasurer, subject to such limitations as it may from time to time prescribe, the power to designate such bank or banks or depositories. Under the direction of the Board of Directors, the Treasurer shall pay out and dispose of all drafts, notes, checks, warrants, and orders for the payment of money; render such statements to the Board of Directors as it shall require; and have such other powers and perform such other duties as the Board of Directors may specify or which are authorized or required of the Treasurer by law. The Treasurer may delegate any of his powers and duties to one or more Assistant Treasurers and, if authorized by the Board of Directors, any officer or agent of the Corporation. If required by the Board of Directors, the Treasurer and any Assistant Treasurer shall give bond for the faithful discharge of his duties in such amount as may be fixed by the Board of Directors and with such surety as may be approved by the Board of Directors. In the absence of the Treasurer or during his inability to act, his powers and duties shall be performed by one or more Assistant Treasurers.

Section 4.9. Controller. The Controller shall keep or cause to be kept all books of account and accounting records of the Corporation. He shall periodically render to the Board of Directors financial statements and reports covering the results of the operations of the Corporation. Subject to the control of the Board of Directors, he shall determine all accounting policies and procedures, including, without limiting the generality of the foregoing, matters relating to depreciation, depletion, valuation of inventories, the method of creating reserves and accruals, and the establishment of the value of land, buildings, equipment, securities and other assets and shall perform all other acts authorized or required of the Controller by law and shall have such other powers and perform such other duties as the Board of Directors may specify. The Controller may delegate to one or more Assistant Controllers any of his powers and duties. In the absence of the Controller or during his inability to act, his powers and duties shall be performed by one or more Assistant Controllers. If the office of Controller is vacant, his duties shall be performed by the officer designated by the Board of Directors.

Section 4.10. Vacancies. Vacancy in any office or position by reason of death, resignation, removal, disqualification or any other cause, shall be filled in the manner provided in this ARTICLE IV for regular election or appointment to such office.

Section 4.11. Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate for the time being the powers and duties, or any of them, of such officer to any other officer or director or other person whom it may select.

ARTICLE V

MISCELLANEOUS CORPORATE TRANSACTIONS AND DOCUMENTS

Section 5.1. Borrowing. No officer, agent or employee of the Corporation shall have any power or authority to borrow money on its behalf, to guarantee or pledge its credit, or to mortgage or pledge any of its real or personal property, except within the scope and to the extent of such authority as may be delegated by the Board of Directors. Authority may be granted by the Board of Directors for any of the above purposes and may be general or limited to specific instances.

Section 5.2. Execution of Instruments. All properly authorized notes, bonds, drafts, acceptances, checks, endorsements (other than for deposit), guarantees, and all evidences of indebtedness of the Corporation whatsoever, and all deeds, mortgages, contracts and other instruments requiring execution by the Corporation may be signed by the Chairman of the Board of Directors, the Chief Executive Officer, the Vice Chairman of the Board of Directors, the President, any Vice President or the Treasurer; and authority to sign any such instruments, which may be general or confined to specific instances, may be conferred by the Board of Directors upon any other person or persons, subject to such requirements as to countersignature or other conditions, as the Board of Directors may from time to time determine. Facsimile signatures may be used on checks, notes, bonds or other instruments. Any person having authority to sign on behalf of the Corporation may delegate, from time to time, by instrument in writing, all or any part of such authority to any person or persons if authorized so to do by the Board of Directors. Unless otherwise delegated, the Board of Directors retains the authority to approve any and all transactions entered into on behalf of the Corporation.

Section 5.3. Voting and Acting with Respect to Stock and Other Securities Owned by the Corporation. The Chairman of the Board of Directors, the Chief Executive Officer, the Vice Chairman of the Board of Directors, the President, any Vice President or the Treasurer of the Corporation shall have the power and authority to vote and act with respect to all stock and other securities in any other corporation owned by this Corporation, unless the Board of Directors confers such authority, which may be general or confined to specific instances, upon some other officer or person. Any person so authorized shall have the power to appoint an attorney or attorneys, with general power of substitution, as proxies for the Corporation, with full power to vote and act on behalf of the Corporation with respect to such stock and other securities.

ARTICLE VI

INDEMNIFICATION

Section 6.1. Entitlement to Indemnification. The Corporation shall, to the extent that a determination of entitlement is made pursuant to, or to the extent that entitlement to indemnification is otherwise accorded by, this Article, indemnify every person who was or is a director, officer or employee of the Corporation (hereinafter referred to as the “Indemnitee”) who was or is involved in any manner (including, without limitation, as a party or a witness), or is threatened to be made so involved, in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including without limitation, any investigation, claim, action, suit or proceeding by or in the right of the Corporation) by reason of the fact that the Indemnitee is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such investigation, claim, action, suit or proceeding hereinafter being referred to as a “Proceeding”), against any expenses and any liability actually and in good faith paid or incurred by such person in connection with such Proceeding; provided, that indemnification may be made with respect to a Proceeding brought by an Indemnitee against the Corporation only as provided in the last sentence of this Section 6.1. As used in this Article, the term “expenses” shall include fees and expenses of counsel and all other expenses (except any liability) and the term “liability” shall include amounts of judgments, fines or penalties and amounts paid in settlement. Indemnification may be made under this Article for expenses incurred in connection with any Proceeding brought by an Indemnitee against the Corporation only if (1) the Proceeding is a claim for indemnification under this Article or otherwise, (2) the Indemnitee is successful in whole or in part in the Proceeding for which expenses are claimed, or (3) the indemnification for expenses is included in a settlement of, or is awarded by a court in, a Proceeding to which the Corporation is a party.

Section 6.2. Advancement of Expenses. All expenses incurred in good faith by or on behalf of the Indemnitee with respect to any Proceeding shall, upon written request submitted to the Secretary of the Corporation, be advanced to the Indemnitee by the Corporation prior to final disposition of such Proceeding, subject to any obligation which may be imposed by law or by provision in the Articles, bylaws, an agreement or otherwise to repay the Corporation in certain events.

Section 6.3. Indemnification Procedure.

(a) To obtain indemnification under this Article, an Indemnitee shall submit to the Secretary of the Corporation a written request, including such supporting documentation as is reasonably available to the

Indemnitee and reasonably necessary to the making of a determination of whether and to what extent the Indemnitee is entitled to indemnification. The Secretary of the Corporation shall promptly thereupon advise the General Counsel in writing of such request.

(b) The Indemnitee’s entitlement to indemnification shall be determined by a Referee (selected as hereinafter provided) in a written opinion. The Referee shall find the Indemnitee entitled to indemnification unless the Referee finds that the Indemnitee’s conduct was such that, if so found by a court, indemnification would be prohibited by Pennsylvania law.

(c) “Referee” means an attorney with substantial expertise in corporate law who neither presently is, nor in the past five years has been, retained to represent: (i) the Corporation or the Indemnitee, or an affiliate of either of them, in any matter material to either such party, except to act as a Referee in similar proceedings, or (ii) any other party to the Proceeding giving rise to a claim for indemnification under this Article. The Corporation’s General Counsel, if Disinterested (as hereinafter defined), or if not, the Corporation’s senior officer who is Disinterested, shall propose a Referee. The Secretary of the Corporation shall notify the Indemnitee of the name of the Referee proposed, whose appointment shall become final unless the Indemnitee, within 10 days of such notice, reasonably objects to such Referee as not being qualified, independent or unbiased. If the Corporation and the Indemnitee cannot agree on the selection of a Referee, or if the Corporation fails to propose a Referee, within 45 days of the submission of a written request for indemnification, the Referee shall be selected by the American Arbitration Association. The General Counsel or a senior officer shall be deemed Disinterested if not a party to the Proceeding and not alleged in the pleadings as to the Proceeding to have participated in the action, or participated in the failure to act, which is the basis for the relief sought in the Proceeding.

(d) Notwithstanding any other provision of this Article, to the extent that there has been a determination by a court as to the conduct of an Indemnitee such that indemnification would not be prohibited by Pennsylvania law, or if an Indemnitee would be entitled by Pennsylvania law to indemnification, the Indemnitee shall be entitled to indemnification hereunder.

(e) A determination under this Section 6.3 shall be conclusive and binding on the Company but not on the Indemnitee.

Section 6.4. Partial Indemnification. If an Indemnitee is entitled under any provision of this Article to indemnification by the Corporation of a portion, but not all, of the expenses or liability resulting from a Proceeding, the Corporation shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

Section 6.5. Insurance. The Corporation may purchase and maintain insurance to protect itself and any Indemnitee against expenses and liability asserted or incurred by any Indemnitee in connection with any Proceeding, whether or not the Corporation would have the power to indemnify such person against such expense or liability by law, under an agreement or under this Article. The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification.

Section 6.6. Agreements. The Corporation may enter into agreements with any director, officer or employee of the Corporation, which agreements may grant rights to the Indemnitee or create obligations of the Corporation in furtherance of, different from, or in addition to, but not in limitation of, those provided in this Article, without shareholder approval of any such agreement. Without limitation of the foregoing, the Corporation may obligate itself (1) to maintain insurance on behalf of the Indemnitee against certain expenses and liabilities and (2) to contribute to expenses and liabilities incurred by the Indemnitee in accordance with the application of relevant equitable considerations to the relative benefits to, and the relative fault of, the Corporation.

Section 6.7. Miscellaneous. The entitlement to indemnification and advancement of expenses provided for in this Article (1) shall be a contract right, (2) shall not be exclusive of any other rights to which an Indemnitee may otherwise be entitled under any Article, bylaw, agreement, vote of shareholders or directors or otherwise, (3) shall continue as to a person who has ceased to be a director, officer or employee and (4) shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnification or advancement of expenses under this Article.

Section 6.8. Construction. If any provision of this Article shall be held to be invalid, illegal or unenforceable for any reason (1) such provision shall be invalid, illegal or unenforceable only to the extent of such prohibition and the validity, legality and enforceability of the remaining provisions of this Article shall not in any way be affected or impaired thereby, and (2) to the fullest extent possible, the remaining provisions of this Article shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 6.9. Effectiveness. This Article shall apply to every Proceeding other than a Proceeding filed prior to January 27, 1987, except that it shall not apply to the extent that Pennsylvania law does not permit its application to any breach of performance of duty or any failure of performance of duty by an Indemnitee occurring prior to January 27, 1987.

Section 6.10. Amendment. This Article may be amended or repealed at any time in the future by vote of the directors without shareholder approval; provided, that any amendment or repeal, or adoption of any Article of the Restated Articles or any other bylaw of the Corporation, which has the effect of limiting the rights granted to directors under this Article, shall ~~require the affirmative vote of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote in an annual election of directors, voting together as a single class. Any amendment or repeal, or such Article or other bylaw, limiting the rights granted under this Article shall~~ operate prospectively only, and shall not limit in any way the indemnification provided for herein with respect to any action taken, or failure to act, by an Indemnitee prior thereto.

ARTICLE VII

CAPITAL STOCK

Section 7.1. Share Certificates. Every holder of fully‑paid stock of the Corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors may from time to time prescribe, and signed (in facsimile or otherwise, as permitted by law) by the Chairman of the Board of Directors, the Chief Executive Officer, the Vice Chairman of the Board of Directors, the President or any Vice President and also by the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, which certificate or certificates shall represent and certify the number of shares of stock owned by such holder. In case any officer, transfer agent or registrar who has signed (in facsimile or otherwise, as permitted by law) any share certificate shall cease to be such officer, transfer agent or registrar before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer, transfer agent or registrar had not ceased to be such at the date of its issue. The Board of Directors may authorize the issuance of certificates for fractional shares or, in lieu thereof, scrip or other evidence of ownership, which may (or may not) as determined by the Board of Directors entitle the holder thereof to voting, dividends or other rights of shareholders.

Section 7.2. Transfer of Shares. Transfers of shares of stock of the Corporation shall be made on the books of the Corporation only upon surrender to the Corporation of the certificate or certificates for such shares properly endorsed by the shareholder or by his assignee, agent or legal representative, who shall furnish proper evidence of assignment, authority or legal succession, or by the agent of one of the foregoing thereunto duly authorized by an instrument duly executed and filed with the Corporation in accordance with regular commercial practice.

Section 7.3. Holders of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of stock of the Corporation as the holder and owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any person other than the registered holder thereof, whether or not it shall have express or other notice thereof, except as expressly provided by law. The Board of Directors may fix a record date, within any applicable limits imposed by law or the Restated Articles of Incorporation, for the determination of shareholders for any purpose, including meetings, payment of dividends, allotment of rights and reclassification, conversion or exchange of shares. The Board of Directors may adopt a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons. The resolution of the Board of Directors adopting such a procedure may set forth: (1) the classification of shareholder who may certify; (2) the purpose or purposes for which the certification may be made; (3) the form of certification and information to be contained therein; (4) if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and (5) such other provisions with respect to the procedure as are deemed necessary or desirable. Upon receipt by the Corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

Section 7.4. Replacement. Each duly appointed transfer agent and registrar of the Corporation may issue and register, respectively, from time to time, without further action or approval by or on behalf of the Corporation, new certificates of stock of the Corporation to replace certificates claimed to have been lost, stolen, or destroyed, upon receipt by the transfer agent of an Affidavit of Loss and Bond of Indemnity in such amount and upon such terms as may be required by the transfer agent to protect the Corporation, the transfer agent and registrar against all loss, cost or damage arising from the issuance of such new certificates, provided that a Bond of Indemnity shall not be required where not more than five shares of stock are involved.

ARTICLE VIII

MISCELLANEOUS

Section 8.1. Description of Seal. The corporate seal of the Corporation shall be inscribed with the name of the Corporation, and the words “Corporate Seal,” and may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

Section 8.2. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

Section 8.3. Gender. In these bylaws, words used in the masculine gender shall include the feminine.

Section 8.4. Adoption, Amendment or Repeal of Bylaws. Except as otherwise provided by law, in the Restated Articles of Incorporation or in these bylaws, new or additional bylaws may be adopted and these bylaws may be amended or repealed by action of the Board of Directors at any regular or special meeting, subject to the power of the shareholders to change such action.

VOTE BY TELEPHONE
PPG Industries, Inc. P. O. Box 3200 Pittsburgh, PA 15230	Have your proxy card available when you call the Toll-Free number 1-888-693-8683 using a touch-tone telephone and follow the simple instructions to record your vote.

VOTE BY INTERNET
Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.
VOTE BY MAIL
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, PO Box 3200, Pittsburgh, PA 15230.

Vote by Telephone	Vote by Internet	Vote by Mail
Call Toll-Free using a	Access the Website and	Return your proxy card
touch-tone telephone:	cast your vote:	in the postage-paid
1-888-693-8683	www.cesvote.com	envelope provided.
Vote 24 hours a day, 7 days a week.
If you vote by telephone or Internet, please do not send your proxy by mail.

    Please fold and detach card at perforation before mailing.

PPG INDUSTRIES, INC. One PPG Place Pittsburgh, PA 15272	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2, 3 AND 4
AND AGAINST ITEM 5

			FOR	WITHHELD				FOR	AGAINST	ABSTAIN
1.	ELECTION OF THREE DIRECTORS		☐	☐		3.	PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO REPLACE THE SUPERMAJORITY VOTING REQUIREMENTS	☐	☐	☐
	(1)	STEPHEN F. ANGEL
	(2)	HUGH GRANT
	(3)	MICHELE J. HOOPER						FOR	AGAINST	ABSTAIN
						4.	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014.	☐	☐	☐

FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):

			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
2.	PROPOSAL TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS ON AN ADVISORY BASIS.		☐	☐	☐	5.	SHAREHOLDER PROPOSAL FOR AN INDEPENDENT BOARD CHAIRMAN	☐	☐	☐

SIGNATURE(S)							DATE:
NOTE:		At least one registered owner must sign exactly as their name appears above. Give full title if signing for a corporation or partnership or as attorney, agent or in another representative capacity.

ADMISSION CARD

Please bring this ticket if you attend the Annual Meeting.
It will expedite your admittance when presented upon your arrival.

PPG INDUSTRIES, INC.

Annual Meeting of Shareholders

Thursday, April 17, 2014
11:00 a.m.
Fairmont Pittsburgh
Grand Ballroom
510 Market Street
Pittsburgh, Pennsylvania 15222

é    Please fold and detach Admission Card at perforation if attending the Annual Meeting.    é

ê    Please fold and detach card at perforation before mailing.    ê

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF PPG INDUSTRIES, INC.
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 17, 2014.
The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 6, 2014, hereby appoints C.E. Bunch, A.M. Foulkes and G.E. Bost II, or any of them, with full power of substitution to each, proxies to represent the undersigned and to vote all of the shares of the Common Stock of PPG Industries, Inc. (the “Company”) that the undersigned would be entitled to vote if personally present at the 2014 Annual Meeting of Shareholders of the Company, or any adjournment thereof, as directed on the reverse side hereof and in their discretion on such other matters as may properly come before the meeting or any adjournment thereof.
The shares represented by this proxy will be voted as directed on the reverse side hereof. If no direction is given, however, the shares represented by this proxy will be voted FOR the election of the nominees for Director proposed by the Board of Directors (those nominees are Stephen F. Angel, Hugh Grant and Michele J. Hooper), FOR the proposal of a nonbinding resolution to approve the compensation of the Company’s named executive officers, FOR the proposal to approve an amendment to the Company’s Articles of Incorporation to replace the supermajority voting requirements, FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014 and AGAINST the shareholder proposal for an independent board chairman. This card votes all of the shares of the Common Stock of the Company held under the same registration in any one or more of the following manners: as a shareholder of record; in the shareholder Investor Services Program; in the PPG Industries Employee Savings Plan; in the PPG Industries, Inc. Defined Contribution Retirement Plan; in the PPG Canada Inc. Retirement Savings Plan; and in the PPG Puerto Rico Employee Savings Plan.
Please complete, sign and date this card on the reverse side and return it promptly in the enclosed reply envelope if you do not vote by telephone or over the Internet.